Exhibit 99.1
THIRD AMENDED AND RESTATED
LOAN AND SERVICING AGREEMENT
dated as of January 13, 2011
among
PROSPECT CAPITAL FUNDING LLC
as Borrower
PROSPECT CAPITAL CORPORATION
as Servicer
THE LENDERS FROM TIME TO TIME PARTY HERETO
as Lenders
THE MANAGING AGENTS FROM TIME TO TIME PARTY HERETO
as Managing Agents
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH, and
KEY EQUIPMENT FINANCE INC.
as Syndication Agents
U.S. BANK NATIONAL ASSOCIATION
as Calculation Agent, Paying Agent and Documentation Agent
and
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH
as Facility Agent

(continued)

(ii)

(continued)

(iii)

EXHIBITS

EXHIBIT A-1	Form of Borrower Notice (Advances)
EXHIBIT A-2	Form of Borrower Notice (Facility Amount Reductions)
EXHIBIT A-3	Form of Borrower Notice (Prepayments)
EXHIBIT B	Form of Note
EXHIBIT C-1	Form of Assignment and Acceptance
EXHIBIT C-2	Form of Joinder Agreement
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Servicer’s Certificate
EXHIBIT F	Form of Assignment of Mortgage
EXHIBIT G	Form of Account Control Agreement
EXHIBIT H	Form of Repurchase of Transferred Loan
EXHIBIT I	Form of Independent Accountant Report
ANNEXES

ANNEX I	Definitions
ANNEX II	Moody’s Industry Classifications
ANNEX III	Diversity Score Table
ANNEX IV	Moody’s Asset Correlation Methodology
ANNEX V	Certain Representations and Warranties
SCHEDULES

SCHEDULE I	Loan List
SCHEDULE II	Additional Servicer Data Deliveries
SCHEDULE III	Approved Loans

          THIS THIRD AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT is made as of January 13, 2011, among PROSPECT CAPITAL FUNDING LLC, a Delaware limited liability company, as borrower (the “Borrower”), PROSPECT CAPITAL CORPORATION, a Maryland corporation, as servicer (in such capacity, the “Servicer”), each financial institution or other entity from time to time party hereto as a “Lender,” COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH and each other financial institution or other entity from time to time party hereto acting in its capacity as managing agent for a Lender Group hereunder (each such party, together with their respective successors in such capacity, a “Managing Agent”), COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, and KEY EQUIPMENT FINANCE INC., each in its capacity as syndication agent with respect to this Agreement (each, in such capacity, a “Syndication Agent”), U.S. BANK NATIONAL ASSOCIATION, in its capacities as calculation agent for the Lenders (in such capacity, the “Calculation Agent”), paying agent for the Lenders (in such capacity, the “Paying Agent”) and documentation agent for the Lenders (in such capacity, the “Documentation Agent”), and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, in its capacity as facility agent for the Lenders (in such capacity, the “Facility Agent”).
          WHEREAS, each of the parties hereto is a party to the Second Amended and Restated Loan and Servicing Agreement, dated as of June 11, 2010 (the “Existing Loan and Servicing Agreement”); and
          WHEREAS, the parties hereto have agreed to certain amendments to and restatement of the Existing Loan and Servicing Agreement.
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Loan and Servicing Agreement is hereby further amended and restated to read in its entirety as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Certain Defined Terms.
          Certain capitalized terms used throughout this Agreement are defined above or in Annex I hereto.
          Section 1.2 Other Terms.
          All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          Section 1.3 Computation of Time Periods.
          Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
          Section 1.4 Interpretation.
          In each Transaction Document, unless a contrary intention appears:
          (a) the singular number includes the plural number and vice versa;
          (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Document;
          (c) reference to any gender includes each other gender;
          (d) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”
          (e) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and
          (f) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.
ARTICLE II
ADVANCES
          Section 2.1 Advances.
          (a) On the terms and conditions hereinafter set forth, the Borrower may, by delivery of a Funding Request to the Documentation Agent from time to time on any Business Day during the Revolving Period, at the Borrower’s option, request that the Lenders make advances (each, an “Advance”) to it in an amount which, at any time, shall not exceed the Availability in effect on the related Funding Date and shall be in an amount equal to $2,000,000 or an integral multiple of $100,000 in excess thereof. The Documentation Agent shall promptly provide a copy of such Funding Request to the Facility Agent and each Managing Agent, and each Managing Agent, upon receipt thereof, shall provide a copy thereof to each Lender in its Lender Group.
          (b) A Funding Request shall be delivered to the Documentation Agent not later than 10:00 a.m. (New York City time) on the second Business Day prior to the requested Funding Date. Notwithstanding anything contained in this Section 2.1 or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to make a share of any Advance in an amount that would result in the aggregate Advances then funded by such Committed Lender exceeding its Commitment then in effect, and no Conduit Lender which is not a Committed Lender shall be obligated to make a share of any Advance in an amount that would result in the aggregate Advances then funded by such Conduit Lender exceeding its Maximum Advance Amount then in effect.
          (c) Each Funding Request shall contain the information specified in the form of Funding Request contained in Exhibit A-1 hereto. A Funding Request for Advances shall be irrevocable when delivered, except that to the extent a Funding Request relates to Advances which are designated in the related Funding Request to be applied to fund one or more Pre-Positioned Loans, such Funding Request may be amended or revoked by the Borrower by notice to the Documentation Agent not later than 3:00 p.m. (New York City time) on the Business Day immediately preceding the Funding Date. The Documentation Agent shall promptly provide a copy of any such notice to the Facility Agent, the Collateral Custodian and each Managing Agent, and each Managing Agent, upon receipt thereof, shall promptly provide a copy thereof to each Lender in its Lender Group. No more than five Funding Dates may be designated in any calendar month, and not more than two Funding Dates in any calendar week may be designated for Advances to fund Pre-Positioned Loans.
          (d) On the Funding Date with respect to an Advance following (and subject to) prompt notice from the Documentation Agent to the Facility Agent, each Managing Agent and each Lender concerning the satisfaction of the applicable conditions set forth in Section 2.2 and Article III, (i) each Conduit Lender which is not a Committed Lender may make a portion of such Advance to the Borrower in an amount equal to its Funding Percentage of such Advance, and (ii) each Committed Lender, severally, agrees to make a portion of such Advance to the Borrower in an amount equal to its Funding Percentage of such Advance. Such Advance shall be made by the applicable Lenders by wire transfer of same day funds to the account specified in the relevant Funding Request in accordance with Section 2.1(c) no later than 3:00 p.m. (New York City time) on the applicable Funding Date.
          (e) Each Conduit Lender which is not a Committed Lender shall notify the Managing Agent for its Lender Group by 1:00 p.m. (New York City time) on the applicable Funding Date whether it has elected to make its full pro rata share of an Advance pursuant to Section 2.1(d). In the event that a Conduit Lender shall fail to timely provide such notice, such Conduit Lender shall be deemed to have elected not to make any portion of such Advance. Such Managing Agent shall notify each Committed Lender in its Lender Group on or prior to 1:30 p.m. (New York City time) on the applicable Funding Date if such Conduit Lender has elected not to make its share of an Advance equal to its Funding Percentage of the requested Borrowing, which notice shall specify (i) the identity of such Conduit Lender, (ii) the portion of the Advance which such Conduit Lender has elected not to make, and (iii) the respective Liquidity Percentages of such Committed Lenders on such Funding Date (as determined by such Managing Agent in good faith; for purposes of such determination, such Managing Agent shall be entitled to rely conclusively on the most recent information provided by such Conduit Lender or its agent or by the agent for its Support Parties). Subject to receiving such notice and to the satisfaction of the applicable conditions set forth in Section 2.2 and Article III, each of the Committed Lenders in such Lender Group shall make an Advance in an amount equal to its Liquidity Percentage multiplied by the amount of each Advance which any Conduit Lender in such Lender Group has elected not to make at or before 3:00 p.m. (New York City time), on the applicable Funding Date and otherwise in accordance with Section 2.1(d).
          (f) In the event that notwithstanding the fulfilment of the applicable conditions set forth in Section 2.2 and Article III with respect to an Advance, a Conduit Lender which is not a Committed Lender elects to make a share of an Advance on a Funding Date by providing the notice required pursuant to Section 2.1(e) but fails to make the proceeds of such Advance available to the Borrower by 2:00 p.m. on such Funding Date pursuant to Section 2.1(d), such Conduit Lender shall be deemed to have rescinded its election to make such share of such Advance, and neither the Borrower nor any other party shall have any claim against such Conduit Lender by reason of its failure to timely make such Advance. In any such case, the Managing Agent for such Conduit Lender’s Lender Group shall give notice of such failure to each Committed Lender in such Lender Group, to the Documentation Agent, the Facility Agent and the Borrower not later than 2:15 p.m. (New York City time), on the Funding Date, which notice shall specify (i) the identity of such Conduit Lender, (ii) the amount of such Advance which it elected, but failed, to make, and (iii) the respective Liquidity Percentages of each of such Committed Lenders on such Funding Date (as determined by such Managing Agent in good faith; for purposes of such determination, such Managing Agent shall be entitled to rely conclusively on the most recent information provided by such Conduit Lender or its agent or by the agent for its Support Parties). Subject to receiving such notice, each Committed Lender in such Lender Group shall make an Advance in an amount equal to its Liquidity Percentage multiplied by each Advance which any Conduit Lender in such Lender Group has been deemed to have rescinded its election to fund at or before 3:00 p.m. (New York City time), on such Funding Date and otherwise in accordance with Section 2.1(d).
          (g) The obligation of each Committed Lender to remit its share (if any) of Advances hereunder shall be several from that of each other Lender, and the failure of any Lender to so make any such amount available to the Borrower shall not relieve any other Lender which is a Committed Lender of its obligation hereunder.
          Section 2.2 Procedures for Advances; Delivery of Loan Documents.
          (a) It shall be a condition precedent to any Advance (other than an Advance designed to fund Pre-Positioned Loans) that each of the delivery requirements set forth in Section 2(a) of the Custody Agreement shall have been satisfied with respect to any Eligible Loan (other than Pre-Positioned Loans) first included in the Collateral since the date of the prior Advance. No later than 1:00 p.m. (New York City time) on the Funding Date, the Collateral Custodian shall have delivered to the Facility Agent, the Managing Agents and the

Documentation Agent with respect to each Loan a Custodian Certification substantially in the form of Exhibit A-1 to the Custody Agreement, which shall not be subject to exceptions stated in a related Custodian Exceptions Report.
          (b) It shall be a condition precedent to any Advance designed to fund Pre-Positioned Loans that each of the delivery requirements set forth in Section 2(b) of the Custody Agreement that are required to have been satisfied on or prior to the related Funding Date shall have been satisfied with respect to each such Pre-Positioned Loan. No later than 1:00 p.m. (New York City time) on the Funding Date, the Collateral Custodian shall have delivered to the Facility Agent, the Managing Agents and the Documentation Agent with respect to each such Pre-Positioned Loan a Custodian Certification substantially in the form of Exhibit A-2 to the Custody Agreement, which shall not be subject to exceptions stated in the Custodian Exceptions Report (other than with respect to the delivery of items in the related Loan File which are not required to be delivered on or prior to the Funding Date in accordance with Section 2(b)(v) or 2(b)(vii) of the Custody Agreement).
          (c) The parties acknowledge and agree that deliveries of the foregoing documents, instruments and certificates made by the Originator to the Facility Agent, the Documentation Agent or the Collateral Custodian pursuant to the Purchase Agreement or the Custody Agreement shall be deemed to have been delivered by or on behalf of the Borrower for purposes of this Agreement.
          Section 2.3 Prepayments.
          (a) At any time during the Revolving Period other than a Payment Date, the Borrower may prepay, in accordance with this Section 2.3, all or any portion of the Outstanding Borrowings. The Servicer shall have discretion to determine whether any such repayment is paid from available Interest Collections and/or Principal Collections. The amount of any prepayment shall include any accrued and unpaid Interest and Facility Fees on the amount prepaid and any Breakage Costs related thereto. Any partial prepayment by the Borrower of Advances pursuant to this Section 2.3 shall be in a minimum amount of $2,000,000 and integral multiples of $100,000 in excess thereof. Any amount prepaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period.
          (b) Any prepayment shall be in an amount not to exceed the excess, if any, of (i) the aggregate amount in and available from the Collection Account (including the proceeds of any permitted Servicer Advances theretofore made) over (ii) 150% of the aggregate amount necessary on the following Payment Date, in the good faith estimation of the Servicer, to make the required payments under the Priority of Payments (after giving effect to any prepayments under this Section 2.3).
          (c) In conjunction with any prepayment, the Borrower shall deliver to the Documentation Agent a Borrower Notice substantially in the form of Exhibit A-3 at least two (2) Business Days prior to the date of such repayment (or, in each case, such later time as each Lender, in its sole discretion, may agree), specifying the date and amount of the prepayment, a written statement of the amounts estimated by the Servicer to be necessary to make the required payments under the Priority of Payments under Section 2.3(b)and certifying that, following such prepayment, the Borrower will be in compliance with the terms of this Agreement. Upon receipt of any such Borrower Notice, the Documentation Agent shall promptly forward a copy thereof to the Facility Agent, the Collateral Custodian, each Managing Agent and Lender. The amount set forth in any such Borrower Notice shall be due and payable on the date specified therein. A Borrower Notice relating to any such prepayment shall be irrevocable when delivered.
          Section 2.4 Principal Repayments.
          The Outstanding Borrowings shall be due and payable on the Legal Final Maturity Date. In addition, Outstanding Borrowings shall be repaid on each Payment Date in accordance with the Priority of Payments, and any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder during the Revolving Period.
          Section 2.5 The Notes.
          (a) The Advances made by any Lender hereunder shall be evidenced by a duly executed promissory note of the Borrower payable to each Lender in substantially the form of Exhibit B hereto (collectively, the “Notes”). Notes issued to a Lender shall be dated the Second Restatement Effective Date or such later date on which such Person becomes a Lender hereunder and shall be in a maximum principal amount equal to such Lender’s Commitment or Maximum Advance Amount (as applicable) and shall otherwise be duly completed. Thereafter, the Advances evidenced by a Note and interest thereon shall at all times (including after assignment permitted pursuant to Article XI) be represented by one or more Notes payable to the payee named therein and its registered assigns.
          (b) Each Lender is hereby authorized to enter on a schedule attached to the Note as to which it is the payee the following notations (which may be computer generated) with respect to each Advance made by such Lender: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of a Lender to make any such notation on the schedule attached to the applicable Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with their respective terms as set forth herein.
          Section 2.6 Interest Payments.
          (a) Interest shall accrue on the unpaid principal amount of each Advance for the period commencing on and including the Funding Date of such Advance until but excluding the date that such Advance shall be paid in full at the applicable Interest Rate for each applicable Accrual Period. Interest on the Outstanding Borrowings shall be payable on each Payment Date in accordance with the Priority of Payments or as otherwise required pursuant to Section 2.3.
          (b) If any Lender shall notify the Documentation Agent and the Calculation Agent that a Eurodollar Disruption Event as described in clause (i) of the definition of “Eurodollar Disruption Event” has occurred, the (i) Documentation Agent shall promptly notify the Servicer and Borrower and (ii) the Calculation Agent shall in turn so notify the Borrower, whereupon all Advances of such Lender in respect of which Interest accrues at the LIBO Rate shall immediately be converted into Advances in respect of which Interest accrues based on the Alternate Base Rate (but shall on the next Payment Date revert to accruing Interest based on the LIBO Rate upon such Lender’s prompt notice to the Documentation Agent and the Calculation Agent that such Eurodollar Disruption Event shall no longer be continuing, which notice the Calculation Agent shall forward to the Borrower). The Facility Agent shall notify the Calculation Agent and the Borrower of the occurrence of any other date on which Interest on Advances commences to accrue based on the Alternate Base Rate rather than the LIBO Rate as herein provided.
          (c) Anything in this Agreement or the other Transaction Documents to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement and the Transaction Documents exceeds the highest rate of interest permissible under Applicable Law (the “Maximum Lawful Rate”), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement and the Transaction Documents shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Agreement and the Transaction Documents is less than the Maximum Lawful Rate, such Person shall continue to pay interest under this Agreement and the Transaction Documents at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had Applicable Law not limited the interest rate payable under this Agreement and the Transaction Documents. In no event shall the total interest received by a Lender under this Agreement and the Transaction Documents exceed the amount that such Lender could lawfully have received, had the interest due under this Agreement and the Transaction Documents been calculated since the Closing Date at the Maximum Lawful Rate.
          Section 2.7 Fees.
          (a) On each Payment Date and in accordance with the Priority of Payments, the Borrower shall pay or cause to be paid from the Collection Account to the Paying Agent, for distribution to the Lenders, the Facility Fee and such other fees and amounts payable as specified in the Lenders Fee Letter.
          (b) On each Payment Date and in accordance with the Priority of Payments, the Borrower shall pay or cause to be paid from the Collection Account the Servicing Fee, the Backup Servicing Fee, the Custodian Fee and the respective Agents Fees as specified in the Agents/Backup Servicer Fee Letter.
          Section 2.8 Priority of Payments.
          On each Payment Date, the Servicer on behalf of the Borrower shall direct the Paying Agent to pay to the following Persons, from the Collection Account, to the extent of (i) available funds received with respect to the related Collection Period, (including any amounts transferred on such Payment Date from the Interest Reserve Account pursuant to Section 7.4(g)(iii)), and (ii) Servicer Advances, if any, with respect to such Collection Period or the related Payment Date (the sum of such amounts described in clauses (i) and (ii) being the “Available Collections”) the following amounts and in accordance with the relevant Monthly Report, from (and, where applicable, limited to) the following sources, in the following order of priority (the “Priority of Payments”):

From:		Priority:
First, Interest Collections, then Principal Collections	(i)	FIRST, to the payment of Taxes and governmental registration, filing and similar fees (including any deposit being made into a Tax Reserve Account in accordance with this Agreement), if any, due and owing by the Borrower;

First, Interest Collections, then Principal Collections	(ii)	SECOND, (A) first, to the payment of Administrative Expenses in the order of priority that such expenses appear in the definition thereof, (B) second, to the Securities Custodian in an amount equal to any accrued and unpaid Custodian Fee and Custodian Expenses, if any, and (C) third, to the Securities Intermediary in an amount equal to any accrued and unpaid amounts then due and payable to the Securities Intermediary pursuant to the Account Control Agreement; provided that the aggregate amount paid pursuant to this clause (ii) and clause (v) below in any Annual Period shall not exceed the Annual Expense Cap;

First, Interest Collections, then Principal Collections	(iii)	THIRD, to the Servicer, in an amount equal to any Unreimbursed Servicer Advances;

First, Interest Collections, then Principal Collections	(iv)	FOURTH, to the Servicer, in an amount equal to its accrued and unpaid Senior Servicing Fees (other than any such Senior Servicing Fees for any Collection Period, the payment of which has been voluntarily deferred by the Servicer) for the payment thereof;

First, Interest Collections, then Principal Collections	(v)	FIFTH, to the Backup Servicer and any Successor Servicer, as applicable, in an amount equal to any accrued and unpaid Backup Servicing Fee and, if any, accrued and unpaid Transition Costs, Backup Servicer Expenses and Successor Servicer Expenses, provided that the aggregate amount paid pursuant to this clause (v) and clause (ii) above below in any Annual Period shall not exceed the Annual Expense Cap;

From:		Priority:
First, Interest Collections, then Principal Collections	(vi)	SIXTH, to the Paying Agent for payment on a pro rata and pari passu basis, to each Lender in an amount equal to any accrued and unpaid Interest and Facility Fees for such Payment Date owed to such Lender for such Payment Date; provided that the aggregate amount payable pursuant to this clause (vi) on a Payment Date shall not exceed the Cap Amount for such Payment Date;

First, Interest Collections, then Principal Collections	(vii)	SEVENTH, to the Interest Reserve Account until the amount on deposit therein equals the Interest Reserve Account Requirement;

First Principal Collections, then Interest Collections	(viii)	EIGHTH, to the Paying Agent for payment on a pro rata and pari passu basis to each Lender in repayment of Outstanding Borrowings, to the extent necessary so that (A) each of the Borrowing Base Test, Overcollateralization Ratio Test, the Required Equity Test and the Interest Coverage Test is satisfied and (B) the Outstanding Borrowings do not exceed the Facility Amount;

Principal Collections only	(ix)	NINTH, so long as no Event of Default or an Optional Redemption Event shall have occurred and be continuing, to the Paying Agent for payment on a pro rata and pari passu basis to each Lender in repayment of any Outstanding Borrowings until such amounts are reduced to zero;

First, Interest Collections, then Principal Collections	(x)	TENTH, following the occurrence and continuation of an Event of Default or an Optional Redemption Event, to the Paying Agent, for payment on a pro rata and pari passu basis to each Lender in repayment of any Outstanding Borrowings until such amounts are reduced to zero;

First, Interest Collections, then Principal Collections	(xi)	ELEVENTH, to the Paying Agent for payment on a pro rata and pari passu basis to each Lender in an amount equal to any accrued and unpaid Subordinate Interest and Fees owed to such Lender for such Payment Date or, to the extent it remains unpaid, for any prior Payment Date (together with interest accrued on such deferred Subordinate Interest and Fees);

From:		Priority:
First, Interest Collections, then Principal Collections	(xii)	TWELFTH, to the Paying Agent for payment on a pro rata and pari passu (based on the amount of Breakage Costs) basis to each Lender entitled thereto, the amount of Breakage Costs, if any, incurred by such Lenders in connection with any repayments of Advances occurring on any prior date which remain unpaid (as such Breakage Costs are notified to the Borrower pursuant to Section 2.11);

First, Interest Collections, then Principal Collections	(xiii)	THIRTEENTH, on a pro rata and pari passu basis (A) to the Paying Agent for payment to the Person entitled thereto, all other amounts then due and payable under this Agreement to the Agents, including any Agents Fees, the Lenders, the Affected Parties or Indemnified Parties, each for the payment thereof, (B) to the payment of any amounts described in clause (ii) or (v) above which remain unpaid as a result of the application of the Annual Expense Cap, (C) to the Servicer in an amount equal to any amounts then due and payable by the Borrower to the Servicer (including in respect of any legal fees and expenses of the Servicer and or any indemnities under the Transaction Documents to the extent required to be paid by the Borrower as set forth therein), other than the Subordinate Servicing Fees and other amounts described in clause (xiv) below, and (D) any other Person in respect of any other fees or expenses (including indemnities) permitted under this Agreement and the other Transaction Documents and the documents delivered pursuant to or in connection with this Agreement and the other Transaction Documents then due and payable by the Borrower; provided, that following the occurrence and continuation of an Event of Default or an Optional Redemption Event, amounts shall not be applied pursuant to clause (C) above until all amounts payable pursuant to clauses (A), (B) and (D) above shall have been paid in full;

First, Interest Collections, then Principal Collections	(xiv)	FOURTEENTH, to the Servicer, in an amount equal to its accrued and unpaid Subordinate Servicing Fees and any Senior Servicing Fees for any prior Collection Period (including any such Senior Servicing Fees, the payment of which was voluntarily deferred by the Servicer) which remain unpaid, for the payment thereof; and

From:		Priority:
Any remaining available funds	(xv)	FIFTEENTH, the remainder thereof, for the account of the Borrower and at its direction, to or to the order of the member or members of the Borrower (as reflected in any register of members maintained by or on behalf of the Borrower).
          The Calculation Agent shall determine the Interest Rate applicable to each Advance for each Accrual Period (including the LIBO Rate or Alternate Base Rate, if applicable, used in determining such Interest Rate) and the Cap Rate applicable for such Accrual Period. Not later than the Business Day preceding the Reporting Date relating to an Accrual Period, the Calculation Agent shall provide a written statement to the Borrower, the Servicer, the Documentation Agent, the Facility Agent and each Managing Agent, together with any supporting documentation or calculations (including such additional information as the Borrower, the Servicer, the Facility Agent or any Managing Agent may reasonably request), setting forth the Interest Rate applicable to each Advance for each Accrual Period, the LIBO Rate (if used in determining such Interest Rate), the Alternate Base Rate (if used in determining such Interest Rate) and the Cap Rate applicable such Accrual Period.
          Not later than the Reporting Date relating to each Payment Date, the Documentation Agent shall provide a written notice or other statement to the Borrower and the Servicer, with a copy to the Facility Agent, the Paying Agent and each Managing Agent, stating (A) the amount of Interest, Facility Fees, Subordinate Interest and Fees (if any), Agents Fees, Breakage Costs and other Obligations that are due and payable to any Agent, Lender or other Secured Party on such Payment Date and (B) the amount of the Servicing Fee, the Backup Servicing Fee and the Custodian Fee that are due and payable to any Agent, Lender or other Secured Party on such Payment Date.
          Funds may only be withdrawn from the Collection Account on dates other than Payment Dates for the payment of (w) Taxes and governmental registration, filing and similar fees, if any, then due and owing by the Borrower and which would otherwise be paid on the next following Payment Date pursuant to clause (i) above, (x) Administrative Expenses due and owing by the Borrower and which would otherwise be paid on the next following Payment Date pursuant to clause (ii) above (and subject, together with other payments pursuant to this clause (x) or pursuant to clause (ii) above, to the Annual Expense Cap), (y) prepayments permitted pursuant to Section 2.3 and (z) payment of fees on the Second Restatement Effective Date as contemplated by Section 3.1(b) of the Existing Loan and Servicing Agreement, provided that, with respect to clause (z), in the good faith estimation of the Servicer, the aggregate amount available in the Collection Account (after giving effect to any payments under this paragraph) is sufficient to make the required payments under the Priority of Payments on the following Payment Date.

          Section 2.9 Collections and Allocations.
          The Borrower or the Servicer on behalf of the Borrower shall promptly (but in no event later than the Business Day after the receipt thereof) identify any Collections received by it as being on account of Interest Collections or Principal Collections and remit all such Interest Collections or Principal Collections received directly by it to the Paying Agent for deposit into the Collection Account. The Servicer on behalf of the Borrower shall make such deposits or payments on the date indicated by wire transfer, in immediately available funds.
          Section 2.10 Payments, Computations, Etc.
          (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer on behalf of the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. (New York City time) on the day when due in lawful money of the United States in immediately available funds. The Borrower shall, to the extent permitted by law and, in accordance with the Priority of Payments, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder (including Subordinate Interest and Fees or other payments, the payment of which is deferred in accordance with the Priority of Payments by reason of insufficient Available Collections) at the rate per annum set forth in the Lenders Fee Letter, payable on demand; provided, however, that such interest rate shall not at any time exceed the Maximum Lawful Rate. All computations of interest and all computations of the Interest Rate and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed; provided that any computations of the Interest Rate using the Prime Rate shall be made on the basis of a year of 365 days (or, in the case of an accrual period which occurs in a leap year, 366 days) for the actual number of days (including the first but excluding the last day) elapsed.
          (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in the computation of Interest, other interest or any fee payable hereunder, as the case may be; provided, however, that if the preceding extension results in a Payment Date in respect of any Accrual Period occurring later than otherwise scheduled, Interest in respect of the following Accrual Period shall not begin to accrue until the date to which such Payment Date is extended.
          (c) All payments hereunder shall be made in accordance with the Priority of Payments and without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement (after withholding for or on account of any Taxes).
          (d) The Paying Agent shall distribute funds received by it for the account of other Persons entitled thereto (including such Paying Agent for its own account) as promptly as practicable after such receipt and in any event on the same Business Day on which such funds are received, if such receipt occurs no later than 3:00 p.m. (New York City time), and otherwise on the next succeeding Business Day, in accordance (where applicable) with the Priority of Payments.
          (e) Neither the Borrower nor the Servicer shall be accountable or liable for any use or application of any amounts paid to the Paying Agent or any Lender in accordance with the Transaction Documents.
          Section 2.11 Breakage Costs.
          The Borrower shall pay, in accordance with the Priority of Payments, to the Paying Agent, for payment to any applicable Lender upon the request of any Lender or Managing Agent on each date on which a prepayment is made in accordance with the Priority of Payments, such amount or amounts as shall, without duplication, compensate such Lender for any loss, cost or expense (the “Breakage Costs”) incurred by such Lender (as reasonably documented by such Lender and delivered to the Borrower) as a result of (i) any prepayment of an Advance, other than an Advance which bears interest based on the Alternate Base Rate, on a date other than a Payment Date, (ii) any failure to repay or prepay an Advance on a Payment Date that (x) is required to be paid or (y) the Borrower has elected to prepay on such Payment Date, or (iii) any failure on the part of the Borrower to accept or take an Advance as to which a Funding Request shall have been delivered to be made on the Funding Date specified in such Funding Request for any reason, including the Borrower’s failure to satisfy the conditions to the making of such Advance set forth in Section 2.1 or 2.2 or Article III, but excluding (A) a default by any Lender in making its share of such Advance when required under the terms and conditions of this Agreement and (B) a failure of an Advance (or the applicable portion thereof) designated to fund one or more Pre-Positioned Loans to be made on the Funding Date specified in the applicable Funding Request to the extent such Funding Request shall have been amended or revoked in accordance with Section 2.1(c) by no later than 5:00 p.m. on the second Business Day immediately preceding the Funding Date. Such Breakage Costs to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Advance had such event not occurred, at the Interest Rate that would have been applicable to such Advance, for the period from the date of such event to the last day of the then current Accrual Period (or, in the case of a failure to borrow, for the period that would have been the initial Accrual Period for such Advance), over (ii) the amount of Interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market (whether or not any Advances by such Lender are in fact funded in the eurodollar market). The determination by any Lender of the amount of any such Breakage Costs shall be set forth in a written notice to the Borrower, the Servicer and the Documentation Agent delivered by the applicable Lender prior to the date of such prepayment in the case where notice of such prepayment is delivered to such Lender in accordance with Section 2.3 or within two (2) Business Days following such prepayment in the case where no such notice is delivered (in which case, Breakage Costs shall include interest thereon from the date of such prepayment), or in the case of a failure of an Advance to be made, within two (2) Business Days following the stated Funding Date for such Advance (in which case, Breakage Costs shall include interest thereon from such stated Funding Date), and shall be conclusive absent manifest error.

          Section 2.12 Increased Costs; Capital Adequacy; Illegality.
          (a) If after the date hereof, any Affected Party shall be charged any fee, expense or increased cost on account of the adoption of any Applicable Law (including any Applicable Law regarding capital adequacy), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by any Governmental Authority, the Financial Accounting Standards Board, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency (a “Regulatory Change”): (i) that subjects any Affected Party to any charge or withholding on or with respect to any Transaction Document or an Affected Party’s obligations under a Transaction Document, or on or with respect to the Advances, or changes the basis of taxation of payments to any Affected Party of any amounts payable under any Transaction Document (except for changes in the rate of tax on the overall net income of an Affected Party or taxes excluded by Section 2.13) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of an Affected Party, or credit extended by an Affected Party pursuant to a Transaction Document or (iii) that imposes any other condition the result of which is to increase the cost to an Affected Party of performing its obligations under a Transaction Document, or to reduce the rate of return on an Affected Party’s capital as a consequence of its obligations under a Transaction Document, or to reduce the amount of any sum received or receivable by an Affected Party under a Transaction Document or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Lender to the Borrower, with a copy to the Servicer, the Documentation Agent and the applicable Managing Agent, the Borrower shall pay, in accordance with the Priority of Payments, to the Paying Agent, for payment to any applicable Lenders for the benefit of the relevant Affected Party, such amounts charged to such Affected Party or such amounts to otherwise compensate such Affected Party for such increased cost or such reduction.
          (b) If as a result of any event or circumstance similar to those described in clause (a) of this Section 2.12, an Affected Party is required to compensate a Funding Source or Support Provider in connection with this Agreement or the funding or maintenance of Advances hereunder, then on the next Payment Date after demand by such Affected Party, the Borrower shall pay, in accordance with the Priority of Payments, to the Paying Agent, for payment to such Affected Party, such additional amount or amounts as may be necessary to reimburse such Affected Party for any such amounts paid by it.
          (c) In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Borrower, with a copy to the Documentation Agent, a certificate as to such additional or increased cost or reduction, which certificate shall calculate in reasonable detail any such charges and shall be conclusive absent demonstrable error.

          Section 2.13 Taxes.
          (a) All payments made by the Borrower in respect of any Advance and all payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by Applicable Law. In such event, the Borrower shall pay, in accordance with the Priority of Payments, to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to each Lender or Agent (as the case may be) will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement, after deduction or withholding for or on account of any Taxes (including any Taxes on such increase), is equal to the amount that would have been paid had no such deduction or withholding been deducted or withheld; provided that the foregoing obligation to pay Additional Amounts will not apply to, and the term “Additional Amount” shall not include, net income or franchise taxes imposed on a Lender or Agent, respectively, with respect to payments required to be made by the Borrower or the Servicer on behalf of the Borrower under this Agreement, by a taxing jurisdiction in which such Lender or Agent is organized, conducts business or is paying taxes as of the Closing Date (as the case may be). If a Lender or Agent pays any Taxes in respect of which the Borrower is obligated to pay Additional Amounts under this Section 2.13(a), the Borrower shall promptly reimburse such Lender or Agent in full.
          (b) The Borrower will indemnify each Lender and Agent, in accordance with the Priority of Payments, for the full amount of Taxes in respect of which the Borrower is required to pay Additional Amounts (including any Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that such Lender or Agent, as appropriate, making a demand for indemnity payment, shall provide the Borrower, at its address set forth under its name on the signature pages hereof, with a certificate from the relevant taxing authority or from a Responsible Officer of such Lender or Agent stating or otherwise evidencing that such Lender or Agent has made payment of such Taxes and will promptly provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date such Lender or Agent (as the case may be) makes written demand therefore by notice to the Borrower and the Servicer, with a copy to the Documentation Agent.
          (c) Within 30 days after the date of any payment by the Borrower of any Taxes, the Borrower will furnish to the applicable Agent or Lender at its address set forth under its name on the signature pages hereof, with a copy to the Documentation Agent, appropriate evidence of payment thereof.
          (d) If a Lender is not created or organized under the laws of the United States or a political subdivision thereof, such Lender shall, within 15 days after the date hereof, or, if later, the date on which such Lender becomes a Lender hereunder, and at any other time or times required under Applicable Laws or as reasonably requested by the Borrower, the Servicer, the Collateral Custodian, any Managing Agent, the Paying Agent or the Facility Agent, deliver to the Borrower, the Collateral Custodian, the applicable Managing Agent and the Paying Agent (i) two

(or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of IRS Form W-8ECI, Form W-8IMY or Form W-8BEN (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws), as appropriate, to permit the Borrower, the Collateral Custodian, such Managing Agent and the Paying Agent, as applicable, to make payments hereunder for the account of such Lender, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.13(d), two copies (or such other number as may from time to time be prescribed by Applicable Laws) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Laws to permit the Borrower, the Collateral Custodian, such Managing Agent and the Paying Agent, as applicable, to make payments hereunder for the account of such Lender, without deduction or withholding of United States federal income or similar Taxes.
          (e) For any period with respect to which a Lender has failed to provide the Borrower, the Collateral Custodian, a Managing Agent or the Paying Agent, as applicable, with the appropriate form, certificate or statement described in clause (d) of this section (other than if such failure is due to a change in law occurring after the date of this Agreement), such Lender, as the case may be, shall not be entitled to indemnification under clauses (a) or (b) of this section with respect to any Taxes.
          (f) If, in connection with a Support Agreement, a Conduit Lender is required to compensate a Support Provider in respect of Taxes under circumstances similar to those described in this section, then on the Payment Date after demand made at least ten days prior to such Payment Date by the Lenders, the Borrower shall pay, in accordance with the Priority of Payments, to the Paying Agent, for payment to the applicable Conduit Lender, such additional amount or amounts as may be necessary to reimburse such Conduit Lender for any amounts paid by it.
          Section 2.14 Mitigation Obligations; Replacement of Lenders.
          (a) If, in accordance with the Priority of Payments, (i) a Lender requests compensation under Section 2.12, (ii) the Borrower is required to pay any additional amount to a Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, (iii) a Lender makes a demand pursuant to Section 2.13 or (iv) an Affected Party is required to compensate a Funding Source or Support Provider in respect of any such occurrence, then such Lender or other Affected Party shall, or shall cause such Funding Source or Support Provider to, use reasonable efforts to designate a different lending office (if such Lender, Affected Party, Funding Source or Support Provider has multiple lending offices) for funding and booking its Advances hereunder or to assign it rights and obligation hereunder to any other of its offices, branches or affiliates (if such Lender, Affected Party, Funding Source or Support Provider has multiple offices, branches or lending affiliates, as applicable), if, in the reasonable judgment of such Lender or Affected Party, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.13, as the case may be, in the future, or eliminate the need for any notice pursuant to Section 2.12, as applicable, and (B) in each case, would not subject such Lender, Affected Party, Funding Source or Support Provider to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, Affected Party, Funding Source or Support Provider. The Borrower hereby agrees to pay, in accordance with the Priority of Payments, all reasonable costs and expenses incurred by any Lender or Affected Party in connection any such designation or assignment.
          (b) If, in accordance with the Priority of Payments, (i) (A) a Lender requests compensation under Section 2.12, (B) the Borrower is required to pay any additional amount to a Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or (C) an Affected Party is required to compensate a Funding Source or Support Provider in respect of any such occurrence, and the amount of such compensation or additional amounts, as applicable, are materially in excess (on a basis proportional to outstanding Advances or Commitments, as applicable) of the amounts payable to other Lenders or Affected Parties, as applicable, or (ii) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto or an Affected Party, as the case may be, then the Borrower may, at its sole expense and effort, upon notice to such Lender or Affected Party, as the case may be, and the Facility Agent, require (x) such Lender or the Lender to which such Affected Party relates, as applicable, if consented to by all others Lenders and the Managing Agent in such Lender’s Lender Group or (y) if not so consented, all Lenders and the Managing Agent in such Lender Group, to, assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XI), all and not less than all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee or assignees that shall assume such obligations (which assignee may be another Lender, if such other Lender accepts such assignment); provided that: (x) each assigning Lender shall have received payment of an amount equal to all of its Advances outstanding, accrued Interest thereon, accrued fees and all other amounts payable to it and its Affected Parties hereunder and the other Transaction Documents through (but excluding) the date of such assignment from the assignee (to the extent of such Advances outstanding, accrued Interest thereon and accrued fees) or the Borrower (in the case of all other amounts), (y) in the case of any such assignment resulting from a claim for compensation or additional amounts under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation, additional amounts or payments thereafter and (z) such assignment does not conflict with Applicable Law. A Lender or other Affected Party shall not be required to make, or cause to be made, any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or Affected Party or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
          Section 2.15 Changes in Facility Amount.
          (a) On any date prior to the Termination Date, the Borrower may request an increase in the Facility Amount, to an amount not exceeding the Maximum Facility Amount, through an increase in like amount of the aggregate Commitments (a “Facility Increase”). Such request shall be made by notice to the Documentation Agent, shall identify the Lenders agreeing to increase their Commitments or additional Persons agreeing to become additional Lenders and shall specify, for each such Lender or other Person, the identity thereof and the amount of its proposed Commitment. The Documentation Agent shall promptly provide a copy of any such notice to the Facility Agent and each Managing Agent, and each Managing Agent, upon receipt thereof, shall promptly provide a copy thereof to each Lender in its Lender Group. Any Facility Increase shall be subject to satisfaction of the conditions set forth in subsection (c) below, and
          (i) to the extent such Facility Increase consists of Lenders increasing their Commitments, such Facility Increase shall become effective upon the execution and delivery of an amendment to this Agreement by the Borrower, the Servicer, the Facility Agent, each such increasing Lender, the Managing Agent for its Lender Group and without the requirement of consent from any other Lender or Agent, and
          (ii) to the extent such Facility Increase consists of additional Persons becoming Lenders hereunder, such Facility Increase shall become effective upon the execution and delivery by the Borrower, the Servicer, the Facility Agent, each such Person and the Managing Agent for its Lender Group (and without the requirement of consent from any other Lender or Agent) of an agreement substantially in the form attached as Exhibit C-2 hereto (a “Joinder Agreement”).
          (b) Upon the effectiveness of a Joinder Agreement, each additional Person or Persons agreeing to become a Lender thereby shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Agents. Promptly following the effectiveness of any amendment to this agreement described in clause (a)(i) above or of any Joinder Agreement, the Facility Agent shall record the information contained therein in the Register and give prompt notice thereof to each Lender.
          (c) Each Facility Increase shall be subject to the conditions precedent that:
          (i) unless otherwise consented to by the Facility Agent, the minimum increase in the Facility Amount shall be $5,000,000;
          (ii) after giving effect to such increase, the Facility Amount shall not exceed the Maximum Facility Amount;
          (iii) all Lenders shall have the pro rata benefit of any increased Interest margins, Facility Fees payable (directly or indirectly) for the benefit of any Lenders which are increasing or assuming new Commitments in connection with such Facility Increase;
          (iv) the representations and warranties set forth in Sections 4.1 and 7.8 shall be true and correct on and as of the date of such Facility Increase, before and after giving effect thereto, as though made on and as of such date;
          (v) no event that constitutes a Termination Event has occurred and is continuing or would result from such Facility Increase;

          (vi) the Borrowing Base Test shall be satisfied;
          (vii) the Overcollateralization Ratio Test shall be satisfied;
          (viii) the Required Equity Test shall be satisfied;
          (ix) each Collateral Quality Test shall be satisfied;
          (x) there shall have been no Material Adverse Change with respect to the Borrower or the Servicer since the date of the most recent Advance;
          (xi) if the Facility Amount shall exceed $210,000,000 after giving effect to such Facility Increase, the Rating Agency shall have confirmed in writing to the Borrower and the Facility Agent that (i) such Facility Increase will not result in the reduction of its rating of the existing portion of the Rated Facility to below the Required Facility Rating or in a withdrawal of its rating of the existing portion of the Rated Facility, and (ii) its rating of the increased portion of the Rated Facility is at least equal to the Required Facility Rating;
          (xii) if any new Advances or repayments of Advances shall occur pursuant to Section 2.16 in connection with any Facility Increase, each Lender shall have received the notice required pursuant to Section 2.15(a) not less than two (2) Business Days prior to the date of such Facility Increase; and
          (xiii) the Servicer and the Borrower shall have taken such other action, including delivery of approvals, consents, opinions, documents, and instruments to the Facility Agent as it may reasonably request.
          (d) The Borrower shall be entitled at its option and without premium or penalty, at any time prior to the occurrence of a Termination Event, to reduce the Facility Amount in whole or in part, by delivering a Borrower Notice substantially in the form of Exhibit A-2 to the Documentation Agent at least two (2) Business Days prior to the date of such reduction; provided that any partial reduction of the Facility Amount shall be in an amount equal to the lesser of (I) the Availability or (II) $2,000,000 and integral multiples of $100,000 in excess thereof. Upon receipt of any such Borrower Notice, the Documentation Agent shall promptly forward a copy thereof to the Facility Agent, each Managing Agent and Lender. Unless otherwise agreed by the Facility Agent and the Lenders, the Commitment of each Lender shall be reduced ratably in proportion to such reduction in the Facility Amount. Any request for a reduction or termination pursuant to this Section 2.15(d) shall be irrevocable. The Servicer shall deliver notice of each reduction of the Facility Amount to the Rating Agency.
          Section 2.16 Reallocations.
          Upon the effectiveness of any non-pro rata Facility Increase or any reallocation of Commitments pursuant to Section 2.15, each Lender shall sell to the other Lenders (as determined by the Facility Agent), and each Lender shall purchase from the other Lenders (as so determined by the Facility Agent), and each Lender shall purchase from the other Lenders (as so determined by the Facility Agent) an interest in the outstanding Advances, for a purchase price equal to the portion of the principal balance sold and purchased, so that, after giving effect to such sale and purchase, as nearly as practical, the aggregate Advances funded by each Lender Group are proportional to the aggregate Commitments of the Committed Lenders in the Lender Groups.
          Section 2.17 Defaulting Lenders.
          (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, such Defaulting Lender’s right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or any other Transaction Document or to direct any action or inaction of the Facility Agent or the Documentation Agent or to be taken into account in the calculation of the Required Lenders shall be suspended at all times that such Lender remains a Defaulting Lender; provided, however, that, except as otherwise set forth in this Section 2.17, the foregoing suspension shall not empower Lenders which are not Defaulting Lenders to increase a Defaulting Lender’s Commitment, decrease the rate of interest or fees applicable to, or extend the maturity date of such Defaulting Lender’s Advances or other Obligations owing to such Lender, in each case, without such Lender’s consent. No Commitment of any Lender shall be increased or otherwise affected, and except as otherwise expressly provided in this Section 2.17, performance by the Borrower of its obligations hereunder and the other Transaction Documents shall not be excused or otherwise modified, as a result of the operation of this Section 2.17.
          (b) To the extent that any Lender is a Defaulting Lender with respect to an Advance on any Borrowing Date, the Borrower may deliver a notice to all Lenders and Agents, specifying such Borrowing Date, the identity of the Defaulted Lender and the share of such Advance which the Defaulting Lender failed to fund, which notice shall be deemed to be an additional Borrowing Request in respect of such unfunded Advance, and each Committed Lender shall, to the extent of its remaining unfunded Commitment and subject to the continued fulfillment of the applicable conditions set forth in Section 2.2 and Article III with respect to such Advance, fund its Funding Percentage (recomputed by excluding the Commitment of Defaulting Lenders from the Facility Amount) of such unfunded Advance by not later than 3:00 p.m. (New York City time) on the Business Day following the date of such notice. Nothing in this Section 2.17 shall be interpreted to limit the Borrower’s right to otherwise issue any Borrowing Request.
          (c) Until the Defaulting Lender Excess of a Defaulting Lender has been reduced to zero, any payment of the principal of any Outstanding Borrowings to a Defaulting Lender shall, unless the Required Lenders agree otherwise, be applied first, (i) to the pro rata share, and to the extent, of Outstanding Borrowings of the Lenders that funded any defaulted Advances pursuant to Section 2.17(b) and then (ii) to the pro rata share of all remaining Outstanding Borrowings of the Lenders that are not Defaulting Lenders. Subject to the preceding sentence, any amount paid by or on behalf of the Borrower for the account of a Defaulting Lender under this Agreement or any other Transaction Document will not be paid or distributed to such Defaulting Lender, but will instead be applied to the making of payments from time to time in the following order of priority until such Defaulting Lender has ceased to be a Defaulting Lender as provided below: first, to the funding of any portion of any Advance in respect of which such Defaulting Lender has failed to fund as required by this Agreement, as determined by the Facility Agent; second, held in a segregated subaccount of the Collection Account as cash collateral for future funding obligations of the Defaulting Lender in respect of Advances under this Agreement; and third, after the termination of the Commitments and payment in full of all Obligations, to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
          (d) During any period that a Lender is a Defaulting Lender, the Borrower shall not accrue or be required to pay, and such Defaulting Lender shall not be entitled to receive, the portion of Facility Fee otherwise payable to such Defaulting Lender in respect of its Unused Commitment at the Unused Rate (as defined in the Lenders Fee Letter) under this Agreement or the Transaction Documents at any time, or with respect to any period, that such Lender is a Defaulting Lender.
          (e) During any period that a Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Facility Agent, such Defaulting Lender and the other Lenders and Managing Agents, require such Defaulting Lender, at the cost and expense of the Borrower, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XI), (i) all and not less than all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee or assignees that shall assume such obligations (which assignee may be another Lender, if such other Lender accepts such assignment) in whole or (ii) all of its interests, rights and obligations under this Agreement and the Transaction Documents with respect to all prospective Commitments, including any unfunded Commitment as of the date of such assignment. No party hereto shall have any obligation whatsoever to initiate any such complete or partial replacement or to assist in finding an assignee. In connection with any such complete or partial assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance. No such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, (A) to the extent that the assignee is assuming all of the interests, rights and obligations of the Defaulting Lender, the parties to the assignment shall make such additional payments in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower and the Facility Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) the full pro rata share of all Advances held by such Defaulted Lender or members of such Defaulting Lender Group, as applicable, (B) to the extent that the assignee is assuming all of the interests, rights and obligations of the Defaulting Lender, such Defaulting Lender or members of such Defaulting Lender Group, as applicable, shall have received payment of an amount equal to all of its Advances outstanding, accrued Interest thereon, accrued fees (subject to Section 2.17(d)) and all other amounts, including any Breakage Costs, payable to it and its Affected Parties hereunder and the other Transaction Documents through (but excluding) the date of such assignment from the assignee or the Borrower, and (C) such assignment does not conflict with Applicable Law. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
          (f) In addition to any rights under Section 2.14(b), during any period that a Lender is a Defaulting Lender, the Borrower may (with the consent of the Facility Agent), by giving notice to such Defaulting Lender, its Managing Agent, the Facility Agent and the Documentation Agent, terminate in full the Commitments of all Committed Lenders in such Defaulting Lender Group and repay all Advances owed to the Lenders in such Defaulting Lender Group, together with all accrued Interest thereon, accrued fees (subject to Section 2.17(d)) and all other amounts payable to members of such Defaulting Lender Group and their Affected Parties hereunder and the other Transaction Documents through (but excluding) the date of such termination (a “Defaulting Lender Termination”), so long as on the effective date of such Defaulting Lender Termination and after giving effect thereto and to any repayment of all Advances owed to members of such Defaulting Lender Group in connection therewith, no Default or Event of Default exists (unless the Required Lenders otherwise consent to such Defaulting Lender Termination). A Defaulting Lender Termination shall not be deemed to be a waiver or release of any claim the Borrower or any Agent or Lender may have against such Defaulting Lender. Each such notice shall specify the effective date of such Defaulting Lender Termination (the “Defaulting Lender Termination Date”), which shall be not less than 5 Business Days (or such shorter period as agreed to by the Facility Agent, the Documentation Agent and each member of such Defaulting Lender Group) after the date on which such notice is delivered to such Defaulting Lender, its Managing Agent, the Facility Agent and the Documentation Agent. On each such Defaulting Lender Termination Date, subject to the concurrent repayment of all outstanding Advances to the Lenders in such Defaulting Lender Group, together with all accrued Interest thereon, accrued fees (subject to Section 2.17(d)) and all other amounts payable to members of such Defaulting Lender Group and their Affected Parties hereunder and the other Transaction Documents through (but excluding) the date of such termination, (i) the Commitment or Maximum Advance Amount, as applicable, of each Lender in such Defaulting Lender Group shall be reduced to zero, (ii) each Lender in such Defaulting Lender Group shall cease to be a “Lender” hereunder (provided that any such Lender shall continue to be entitled to the indemnification provisions contained herein, but only with respect to matters arising prior to the date on which such Lender became a Defaulting Lender), (iii) the Managing Agent of the Defaulting Lender Group shall cease to be a party hereto (provided that any such Managing Agent shall continue to be entitled to the indemnification provisions contained herein, but only with respect to matters arising prior to the applicable Defaulting Lender Termination Date) and (iv) the Commitments or Maximum Advance Amounts, as applicable, of all other Lenders shall remain unchanged. To the fullest extent otherwise permitted pursuant to this Agreement, the Borrower shall be entitled to submit a Borrowing Request to Lenders that are not part of a Defaulting Lender Group in order to fund payments to a Defaulting Lender Group as contemplated herein.

          (g) If the Borrower, Servicer, and the Facility Agent agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Facility Agent will so notify the Lenders, the Managing Agents and the Documentation Agent, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender, if a Lender, will, to the extent applicable, purchase such portion of outstanding Advances of the other Lenders and make such other adjustments as the Documentation Agent may reasonably determine to be necessary to cause the interest of the Lenders in the Outstanding Borrowings to be on a pro rata basis in accordance with their respective Funding Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower or forfeited pursuant to Section 2.17(d) while such Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no cure by a Lender under this subsection of its status as a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
          (h) The rights and remedies of the Borrower, any Agent or the other Lenders against a Defaulting Lender under this Section 2.17 are in addition to any other rights and remedies the Borrower, the Agents and the other Lenders may have against such Defaulting Lender under this Agreement, any of the other Transaction Documents, Applicable Law or otherwise.
          (i) Any Lender that fails to timely fund an Advance shall be obligated to promptly (but in any event not later than 10:00 a.m. (New York City time) on the Business Day after the relevant Funding Date) notify the Documentation Agent, the Borrower and the Facility Agent if any such failure is the result of an administrative error or omission by such Lender or force majeure, computer malfunction, interruption of communication facilities, labor difficulties or other causes, in each case to the extent beyond the Lender’s reasonable control. If (i) the Documentation Agent had been notified by the Borrower or the affected Lender that a Lender has failed to timely fund an Advance, (ii) if a Responsible Officer of the Documentation Agent has actual knowledge or has written notice that such Lender is the subject of an Insolvency Proceeding or has publicly announced that it does not intend to comply with its funding obligations under this Agreement or (iii) the Documentation Agent had been notified by the Facility Agent or the affected Lender that a Lender has failed timely to deliver the written confirmation contemplated by clause (a)(iii) of the definition of “Defaulting Lender”, the Documentation Agent shall promptly provide notice to the Borrower, the Facility Agent and the Managing Agents of such occurrence.
ARTICLE III
CONDITIONS OF EFFECTIVENESS AND ADVANCES
          Section 3.1 Conditions to Amendment and Restatement.
          The parties acknowledge that all of the conditions set forth in Section 3.1 of the Existing Loan and Servicing Agreement were satisfied or waived on the Second Restatement

Effective Date. The amendments to the Existing Loan and Servicing Agreement set forth herein shall not become effective until, and no Lender shall be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Facility Agent and the Required Lenders:
          (a) This Agreement shall have been duly executed by, and delivered to, the parties hereto;
          (b) Obligors in respect of Borrowing Base Eligible Loans included as part of the Collateral shall be in not fewer than seven (7) different Industries, determined by reference to the Moody’s Industry Classifications;
          (c) The Transferred Loans shall consist of not fewer than eight (8) Borrowing Base Eligible Loans (for such purpose, Loans to Obligors which are Affiliates of each other shall be deemed to be a single Loan);
          (d) No event shall have occurred that constitutes a Termination Event or Unmatured Termination Event (including without limitation, satisfaction of each of the Borrowing Base Test, the Overcollateralization Ratio Test, and the Required Equity Test);
          (e) The amount on deposit in the Interest Reserve Account shall be at least equal to the Interest Reserve Account Requirement;
          (f) Each Collateral Quality Test shall be satisfied;
          (g) The Borrower or the Servicer, as the case may be, shall have certified that the conditions set forth in clauses (b) through (f) above shall have been satisfied;
          (h) The Rating Agency shall have confirmed in writing to the Borrower and the Facility Agent that its rating of the Rated Facility is at least equal to the Required Facility Rating; and
          (i) Each Conduit Lender whose Commercial Paper Notes are being rated by Moody’s or S&P shall have received, to the extent required under the terms of such Conduit Lender’s program documents, the written confirmation of such rating agency that the execution and delivery of this Agreement will not result in a withdrawal or downgrading of the then-current rating of such Commercial Paper Notes by such rating agency.
          The Documentation Agent shall promptly notify each Lender of the satisfaction or waiver of the conditions set forth above. Upon the Second Restatement Effective Date, each Lender shall sell to the other Lenders (as determined by the Facility Agent), and each Lender shall purchase from the other Lenders (as so determined by the Facility Agent) an interest in the outstanding Advances, for a purchase price equal to the portion of the principal balance sold and purchased, so that, after giving effect to such sale and purchase, as nearly as practical, the aggregate Advances funded by each Lender Group are proportional to the aggregate Commitments of the Committed Lenders in the Lender Groups.
          Section 3.2 Additional Conditions Precedent to All Advances.
          Each Advance shall be subject to the further conditions precedent that, as of the date of such Advance and both (i) before giving effect to such Advance and (ii) after giving effect thereto and to the application of the proceeds thereof:
          (a) The representations and warranties set forth in Sections 4.1 and 7.8 shall be true and correct on and as of such date, as though made on and as of such date;
          (b) Obligors in respect of Borrowing Base Eligible Loans included as part of the Collateral shall be in not fewer than seven (7) different Industries, determined by reference to the Moody’s Industry Classifications;
          (c) The Transferred Loans shall consist of not fewer than eight (8) Borrowing Base Eligible Loans (for such purpose, Loans to Obligors which are Affiliates of each other shall be deemed to be a single Loan);
          (d) No more than three (3) Loans shall then be Pre-Positioned Loans;
          (e) The Termination Date shall not have occurred;
          (f) No event shall have occurred and be continuing that constitutes a Termination Event or Unmatured Termination Event (including without limitation, satisfaction of the Borrowing Base Test, the Overcollateralization Ratio Test and the Required Equity Test);
          (g) The amount on deposit in the Interest Reserve Account shall be at least equal to the Interest Reserve Account Requirement;
          (h) Each Collateral Quality Test shall be satisfied;
          (i) The applicable conditions set forth in Section 2.1 and Section 2.2(a) and/or 2.2(b) shall have been satisfied to the extent satisfaction thereof is required on or prior to the Funding Date;
          (j) No claim shall have been asserted or proceeding commenced challenging enforceability or validity of any of the Transaction Documents, excluding any instruments, certificates or other documents relating to Loans that were the subject of prior Advances;
          (k) There shall have been no Material Adverse Change with respect to the Borrower or the Servicer since the preceding Advance;

          (l) The Documentation Agent shall have recalculated the Diversity Score and Moody’s Asset Correlation Factor pursuant to Section 7.21 after giving effect to such Advance and any transfer of Loans to the Borrower;
          (m) On the related Funding Date, the Borrower or the Servicer, as the case may be, shall have certified in the related Borrower Notice that the conditions set forth in clauses (a) through (l) above shall have been satisfied; and
          (n) The Servicer and the Borrower shall have taken such other actions, including delivery of approvals, consents, opinions, documents, and instruments to the Facility Agent as it may reasonably request.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          Section 4.1 Representations and Warranties of the Borrower.
          The Borrower represents and warrants as follows:
          (a) Organization and Good Standing. The Borrower is a limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted.
          (b) Due Qualification. The Borrower is qualified to do business as a limited liability company, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property, and/or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have a Material Adverse Effect. The Borrower is qualified to do business as a limited liability company, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval and where the failure to qualify or obtain such license or approval would have Material Adverse Effect.
          (c) Due Authorization. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party and the consummation of the transactions provided for herein and therein have been duly authorized by the Borrower by all necessary action on the part of the Borrower.
          (d) No Conflict. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party, the performance by the Borrower of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in any breach of any of the terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, the Borrower’s limited liability company agreement or any material Contractual Obligation of the Borrower.
          (e) No Violation. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any material respect, any Applicable Law.
          (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
          (g) All Consents Required. All material approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Borrower of this Agreement and any Transaction Document to which the Borrower is a party, have been obtained.
          (h) Reports Accurate. All Monthly Reports, Quarterly Reports, information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Borrower to the Facility Agent or a Managing Agent or Lender in connection with this Agreement are true, complete and accurate in all material respects.
          (i) Solvency. The Borrower is not, and the transactions contemplated under this Agreement and each Transaction Document to which the Borrower is a party do not and will not render the Borrower, Insolvent.
          (j) Selection Procedures. No procedures believed by the Borrower to be materially adverse to the interests of the Secured Parties were utilized by the Borrower in identifying and/or selecting the Loans that are part of the Collateral.
          (k) Taxes. The Borrower has filed or caused to be filed all Tax returns required to be filed by it. The Borrower has paid all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which a cash reserve has been established in a Tax Reserve Account in an amount equal to the amount of such Tax), and no Tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.
          (l) Agreements Enforceable. This Agreement and each Transaction Document to which the Borrower is a party constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
          (m) No Liens. The Collateral is owned by the Borrower free and clear of any Liens except for Borrower Permitted Liens as provided herein, and the Facility Agent, as agent for the Secured Parties, has a valid and perfected first priority security interest in the Collateral now existing or hereafter arising, free and clear of any Liens except for Borrower Permitted Liens. No effective financing statement or other instrument similar in effect covering any Collateral is on file in any recording office except such as may be filed in favor of the Facility Agent relating to this Agreement or reflecting the transfer of the Collateral from the Originator to the Borrower.
          (n) Security Interest. The Borrower has granted a first priority security interest (as defined in the UCC) to the Facility Agent, as agent for the Secured Parties, in the Collateral, which is perfected (including, where applicable, by the filing of UCC financing statements) and enforceable in accordance with Applicable Law.
          (o) Location of Offices. The Borrower’s jurisdiction of organization, principal place of business and chief executive office and the office where the Borrower keeps all the Records is located at the address of the Borrower referred to in Section 12.2 hereof (or at such other locations as to which the notice and other requirements specified in Section 6.8 shall have been satisfied).
          (p) Tradenames. The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.
          (q) Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Borrower acquires Collateral.
          (r) Value Given. The Borrower gave reasonably equivalent value to the Originator in consideration for the transfer to the Borrower of the Transferred Loans under the Purchase Agreement (or such Transferred Loans were validly and irrevocably contributed the Borrower’s capital), no such transfer was made for or on account of an antecedent debt owed by the Originator to the Borrower, and no such transfer is voidable or subject to avoidance under any Insolvency Law.
          (s) Accounting. The Borrower accounts for the transfers to it from the Originator of interests in the Loans under the Purchase Agreement as sales of such Loans in its books, records and financial statements, in each case consistent with GAAP.
          (t) Separate Entity. The Borrower is operated as an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof (other than the Borrower), and the Borrower hereby acknowledges that the Agents and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from the Originator and from each such other Affiliate of the Originator.

          (u) Investments. Except for Supplemental Interests or Supplemental Interests that convert into an equity interest in any Person, the Borrower does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.
          (v) Business. Since its formation, the Borrower has conducted no business other than the purchase and receipt of Loans from the Originator under the Purchase Agreement, the borrowing of funds under this Agreement and such other activities as are incidental to the foregoing.
          (w) ERISA. The Borrower has not established and has not incurred and does not expect to incur any liabilities in respect of any Benefit Plan. The Borrower has not incurred and does not expect to incur any liabilities payable to the Pension Benefit Guaranty Corporation under ERISA.
          (x) Investment Company Act.
          (i) Assuming that each Lender is a Qualified Lender and is in compliance with Section 4.2(a)(i) and (ii), the Borrower represents and warrants that the Borrower is exempt and will remain exempt from registration as an “investment company” within the meaning of the 1940 Act.
          (ii) The making of the Advances by the Lenders to the Borrower and the business and other activities of the Borrower, including the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Transaction Documents to which the Borrower is a party do not now and will not at any time result in any violations, with respect to the Borrower, of the provisions of the 1940 Act or any rules, regulations or orders issued by the SEC thereunder.
          (y) Government Regulations. The Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security,” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). The Borrower owns no Margin Stock, and no portion of the proceeds of any Advance hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. The Borrower will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.
          (z) Foreign Assets Control. The Borrower understands that federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, and that the lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac. Neither the Borrower or any of its Affiliates nor, to the Borrower’s actual knowledge (but without any obligation hereunder to undertake any inquiry), except in connection with the origination of a Loan and only as of the date of such origination, any Obligor is a country, territory, person or entity named on an OFAC list, nor is it or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations.
          (aa) USA PATRIOT Act. (i) Neither the Borrower or any of its Affiliates nor, to the Borrower’s actual knowledge (but without any obligation hereunder to undertake any inquiry), except in connection with the origination of a Loan and only as of the date of such origination, any Obligor is resident in, or organized or chartered under the laws of, (A) a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns or (B) a Non-Cooperative Jurisdiction; (ii) the funds of neither the Borrower or any of its Affiliates nor, to the Borrower’s actual knowledge (but without any obligation hereunder to undertake any inquiry), except in connection with the origination of a Loan and only as of the date of such origination, any Obligor originate from, nor will they be routed through, an account maintained at (A) a foreign bank operating under an offshore banking license or a foreign bank that does not maintain a physical presence in any country, both within the meaning of the USA PATRIOT Act (but excluding any foreign bank whose affiliate maintains a physical presence in any country if such foreign bank is subject to supervision by a banking authority in the country regulating such affiliate), or (B) a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction; and (iii) neither the Borrower or any of its Affiliates nor, to the Borrower’s actual knowledge (but without any obligation hereunder to undertake any inquiry), except in connection with the origination of a Loan and only as of the date of such origination, any Obligor is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, in each case, within the meaning of the USA PATRIOT Act.
          (bb) Eligibility of Loans. Each Loan List and the information contained in each Borrower Notice delivered pursuant to Section 2.1 and Section 2.2(a) and/or Section 2.2(b), as applicable, is an accurate and complete listing in all material respects of all the Loans that are part of the Collateral as of date thereof, and (i) the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true and correct in all material respects as of such date and (ii) each such Loan is an Eligible Loan.
          (cc) Certain Uniform Commercial Code Matters. The representations and warranties set forth in Annex V to this Agreement are true and correct in all material respects.
          Section 4.2 Representations, Warranties and Covenants of the Lenders and Paying Agent.
          (a) Each Lender represents and warrants as of the date hereof and as of the date of any Advance funded by such Lender that: (i) it is a Qualified Lender; (ii) any transfer of any Note or any beneficial interest therein by such Lender in violation of the transfer restrictions set forth on such Note will be of no force and effect, will be void ab initio and will not operate to transfer any rights to the transferee; and (iii) the Borrower maintains the right to resell any interest in any Note previously transferred to any holder that is not eligible to purchase such interest in accordance with the restrictions set forth on such Note.
          (b) The Paying Agent represents that as of the date of this Agreement, it satisfies the Agent Rating Requirement.
          (c) The Paying Agent agrees and covenants that if at any time it ceases to satisfy the Agent Rating Requirement it will promptly, and in any event within five Business Days, following any related downgrade or rating withdrawal provide written notice thereof to the Borrower, the Servicer and the Facility Agent.
ARTICLE V
GENERAL COVENANTS OF THE BORROWER
          Section 5.1 Covenants of the Borrower.
          The Borrower hereby covenants that:
          (a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Loans that are part of the Collateral and any Related Property.
          (b) Preservation of Corporate Existence. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
          (c) Limitations on Sales, Other Transfers and Security Interests. The Borrower will not sell, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Loan or Related Property that is part of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. The Borrower will promptly notify the Facility Agent of the existence of any Lien in respect of which it has notice on any Loan or Related Property that is part of the Collateral and the Borrower shall defend the right, title and interest of the Facility Agent as agent for the Secured Parties in, to and under any Loan and the Related Property that is part of the Collateral, against all claims of third parties; provided, however, that nothing in this Section 5.1(c) shall prevent or be deemed to prohibit the Borrower from (i) selling, assigning or transferring Loans and Related Property pursuant to Section 6.3 or 7.7 or (ii) granting, creating, incurring, assuming or suffering to exist Borrower Permitted Liens upon any Loan that is part of the Collateral or Obligor Permitted Liens upon any Related Property with respect thereto.
          (d) Delivery of Collections. The Borrower agrees to cause the delivery to the Collateral Custodian for deposit into the Collection Account promptly (but in no event later than one Business Day after receipt) all Collections received by Borrower in respect of the Loans that are part of the Collateral.

          (e) Activities of Borrower. The Borrower shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, Loan or other undertaking, which is not incidental to the transactions contemplated and authorized by this Agreement or the Purchase Agreement. The Borrower shall not establish or maintain any deposit accounts or securities accounts other than the Transaction Accounts.
          (f) Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (i) obligations incurred under this Agreement or the Purchase Agreement or (ii) liabilities incident to the maintenance of its existence in good standing.
          (g) Guarantees. The Borrower shall not become or remain liable, directly or indirectly, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.
          (h) Investments. The Borrower shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for purchases of Eligible Loans and Supplemental Interests pursuant to the Purchase Agreement during the Revolving Period in accordance with this Agreement, or for investments in Permitted Investments in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, the Borrower will not, without the consent of the Facility Agent and satisfaction of the Rating Condition, acquire or enter into, or otherwise become bound by (i) any Derivative or (ii) any securities lending arrangement.
          (i) Merger; Sales. The Borrower shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, loan or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.
          (j) Distributions. The Borrower may not declare or pay or make, directly or indirectly, any distribution (whether in cash or other property) with respect to any Person’s equity interest in the Borrower (collectively, a “Distribution”); provided, however, if no Termination Event has occurred or will occur as a result thereof, the Borrower may make Distributions from funds available in accordance with the Priority of Payments.
          (k) Agreements. The Borrower shall not (i) amend or modify (A) the provisions of its certificate of formation or limited liability company agreement, or (B) the Purchase Agreement without the consent of the Facility Agent and the Required Lenders and, in the case of any amendment or modification of the Purchase Agreement satisfaction of the Rating Condition, or (ii) issue any power of attorney except to the Facility Agent or the Servicer.

          (l) Separate Existence. The Borrower shall:
          (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Borrower will not be diverted to any other Person or for other than corporate uses of the Borrower, and the Borrower’s assets will not be commingled with those of any other Person;
          (ii) Ensure that, to the extent that it shares the same persons as officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers or employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;
          (iii) Ensure that, to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Borrower contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Borrower and any of its Affiliates shall be only on an arm’s length basis;
          (iv) Maintain its books and records separate from those of any other Person, use separate stationery, invoices, and checks and prepare separate financial statements;
          (v) Not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others, and not to pledge its assets for the benefit of any other Person or make any loans or advances to any Person (except as provided in the Transaction Documents);
          (vi) Not acquire obligations or securities of its members;
          (vii) Conduct its business in its own name; hold itself out as a separate entity and correct any known misunderstanding regarding its separate identity;
          (viii) Maintain adequate capital in light of its contemplated business operations;

          (ix) To the extent that the Borrower and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;
          (x) Conduct its affairs strictly in accordance with its limited liability company agreement, and observe all necessary, appropriate and customary legal formalities, including holding all regular and special director’s meetings appropriate to authorize all action, keeping separate and accurate records of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including payroll and transaction accounts;
          (xi) Take or refrain from taking, as applicable, each of the activities specified or assumed in the legal opinion referred to in Sections 3.1(a) of the Existing Loan and Servicing Agreement with respect to substantive consolidation and sale characterization issues and take such other actions as are reasonably necessary on its part to ensure that the facts and assumptions set forth such opinions or in the certificates accompanying such opinion remain true and correct in all material respects at all times; and
          (xii) Maintain the effectiveness of, and continue to perform under the Purchase Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Purchase Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Purchase Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Facility Agent and the Required Lenders and satisfaction of the Rating Condition.
          (m) Independent Director. As long as any Advance is outstanding or may be requested, the Borrower will at all times have at least one Independent Director. The Borrower will ensure that the following limited liability company actions of the Borrower are duly authorized by unanimous consent of the Borrower’s directors, including the Independent Director (with respect to clauses (B) and (C)): (A) the approval of the Independent Director appointed by the Originator, (B) the dissolution or liquidation of the Borrower or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Borrower. The Independent Director, as of the Second Restatement Effective Date was, and as of the date hereof is, Steven R. Pottle and thereafter may be an Independent Director employed for the purpose of acting as such by Global Securitization Services, LLC, Lord Securities Corporation, Corporation Services Company, CT Corporation, National Registered Agents, Inc. or such other firm consented to from time to time by each Syndication Agent (such consent to be provided in writing and not to be unreasonably withheld or delayed). In the event that the Borrower shall have used commercially reasonable efforts to engage an Independent Director from one or more of the foregoing firms and shall not have succeeded in such efforts, then any replacement Independent Director shall be a person accepted by each Syndication Agent (such acceptance to be provided in writing and not to be unreasonably withheld or delayed). None of the Borrower, the Originator, any of the Borrower’s members or directors or any of their respective Affiliates shall remove any Independent Director or replace any Independent Director except with an Independent Director satisfying the criteria set forth in this Section 5.1(m), in each case without the prior written consent of each Syndication Agent (such consent not to be unreasonably withheld or delayed). The Borrower shall compensate each Independent Director in accordance with the Priority of Payments and the terms of any agreement from time to time with such Independent Director and/or the company employing such Independent Director, as the case may be. No Independent Director shall at any time serve as a trustee in bankruptcy for the Borrower or the Originator or any of their respective Affiliates. As long as any Advance is outstanding or may be requested, the limited company agreement of the Borrower will require that the directors of the Borrower shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless each Independent Director shall approve the taking of such action in writing prior to the taking of such action.
          (n) ERISA Matters. The Borrower will not establish, maintain or incur obligations with respect to any Benefit Plan.
          (o) Originator Collateral. With respect to each item of Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral, including (A) filing and maintaining, effective precautionary financing statements (Form UCC-1) naming the Originator as seller/debtor and the Borrower as purchaser/creditor in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, including Assignments of Mortgage, and (iii) take all additional action that the Facility Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.
          (p) Transactions with Affiliates. The Borrower will not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions permitted or contemplated by this Agreement and the Purchase Agreement and (ii) other transactions (including transactions related to the use of office space or computer equipment or software by the Borrower to or from an Affiliate) (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Borrower’s business, (C) upon fair and reasonable terms that are no less favorable to the Borrower than could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower, and (D) not inconsistent with the factual assumptions set forth in the legal opinion referred to in Sections 3.1(a) of the Existing Loan and Servicing Agreement with respect to substantive consolidation and sale characterization issues. It is understood that any compensation arrangement for any officer or employee shall be permitted under clause (ii)(A) through (C) above if such arrangement has been expressly approved by the managers of the Borrower in accordance with the Borrower’s certificate of formation or limited liability company agreement.

          (q) Change in the Transaction Documents. The Borrower will not amend, modify, waive or terminate any terms or conditions of any of the Transaction Documents to which it is a party, without the prior written consent of the Required Lenders and, in the case of any amendment, waiver or termination, subject to satisfaction of the Rating Condition.
          (r) Management Manual. The Borrower will (a) comply in all material respects with the Management Manual in regard to each Loan and the Related Property included in the Collateral, and (b) furnish to the Facility Agent and each Managing Agent at least 20 days prior to its proposed effective date, prompt notice of any material changes in the Management Manual. The Borrower will not agree or otherwise permit to occur any material change in the Management Manual, which change would impair the collectibility of any Loan or otherwise adversely affect the interests or remedies of the Facility Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Facility Agent (in its sole discretion) and subject to satisfaction of the Rating Condition.
          (s) Extension or Amendment of Loans. The Borrower will not, except as otherwise permitted in Section 7.4(a), extend, amend or otherwise modify, or permit the Servicer on its behalf to extend, amend or otherwise modify, the terms of any Loan.
          (t) Reporting. The Borrower will furnish to the Documentation Agent:
          (i) as soon as possible and in any event within two (2) Business Days after the occurrence of each Termination Event and each Unmatured Termination Event, a written statement, signed by a Responsible Officer, setting forth the details of such event and the action that the Borrower proposes to take with respect thereto;
          (ii) promptly upon request, such other information, documents, records or reports respecting the Transferred Loans or the condition or operations, financial or otherwise, of the Borrower or Originator as the Facility Agent may from time to time reasonably request (factoring into such evaluation of reasonableness, among other things, the cost to the Borrower of furnishing such requested documentation) in order to protect the interests of the Facility Agent or the Secured Parties under or as contemplated by this Agreement; and
          (iii) promptly, but in no event later than two (2) Business Days after its receipt thereof, copies of any and all notices, certificates, documents, or reports delivered to it by the Originator under the Purchase Agreement.
Upon receipt of any such statement, information, document, records, report, notice or certificate, the Documentation Agent shall promptly forward a copy thereof to the Facility Agent and each Managing Agent and Rating Agency.
          (u) Acquisitions of Loans. The Borrower will not acquire any Loan (i) during the Amortization Period, (ii) if, at the time of the acquisition thereof, such Loan is not an Eligible Loan, (iii) if such acquisition would result in a failure to comply with the Borrowing Base Test, the Overcollateralization Test or the Required Equity Test, (iv) if such acquisition would cause any Collateral Quality Test which was satisfied immediately prior to such acquisition or origination to cease to be satisfied, (v) if such acquisition would not maintain or improve the Borrower’s degree of compliance with any Collateral Quality Test which was not satisfied immediately prior to such acquisition, or (vi) if the Documentation Agent shall not have recalculated the Diversity Score and the Moody’s Asset Correlation Factor with respect to such acquisition in accordance with Section 7.21 hereof. The Borrower will not originate any Loan.
          (v) Ratings. The Borrower will ensure that, with respect each Transferred Loan as of its Cut-Off Date, either (i) such Transferred Loan has a Moody’s Rating or (ii) the Borrower (or the Servicer on its behalf) shall have applied for a Moody’s Credit Estimate to be assigned to such Transferred Loan. With respect to each Transferred Loan having a Moody’s Credit Estimate, the Borrower (or the Servicer on its behalf) shall apply for an updated Moody’s Credit Estimate to be assigned to such Transferred Loan on or prior to each six-month anniversary of the acquisition of any such Loan and in any event not later than 10 Business Days following any material amendment to the Loan Documents or other documents and provide to the Rating Agency with all information available to the Borrower (and not subject to any confidentiality or other similar restrictions on distribution) reasonably requested by the Rating Agency to perform a renewed credit estimate, and shall pay all expenses associated with such application.
          Section 5.2 Hedging Agreement.
          If at any time the one-month LIBO Rate is greater than 8%, the Borrower shall within 30 days of receipt of a written request from the Required Lenders with respect to Fixed Rate Loans having in the aggregate an Outstanding Loan Balance not less than 80% of the aggregate Outstanding Loan Balances of Fixed Rate Loans, enter into and maintain an interest rate cap transaction between the Borrower and an interest rate swap counterparty that has been approved in writing by the Required Lenders (which approval shall not be unreasonably withheld) which interest rate cap shall: (i) have a notional amount and amortization schedule as shall be agreed upon between the Required Lenders and the Borrower, (ii) shall provide for payments to the Borrower to the extent that the LIBO Rate shall exceed a rate agreed upon between the Required Lenders and the Borrower and (iii) shall otherwise be in form and substance mutually satisfactory to the Required Lenders and the Borrower. The Borrower shall promptly deliver a copy of any such interest rate cap to the Rating Agency and the Paying Agent. The Borrower shall not enter into any interest rate cap unless the Rating Agency shall have confirmed in writing to the Borrower and the Facility Agent that entering into such transaction will not result in the reduction of its rating of the Rated Facility to below the Required Facility Rating or in a withdrawal of its rating of the Rated Facility. Notwithstanding any other provision of this Agreement to the contrary, the failure of the Borrower to have entered into interest rate caps with respect to the portion of Fixed Rate Loans specified above in this Section 5.2 shall constitute an Optional Redemption Event without further notice or grace periods.

ARTICLE VI
SECURITY INTEREST
          Section 6.1 Security Interest.
          As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Borrower hereby assigns, pledges and grants to the Facility Agent, as agent for the Secured Parties, a lien on and security interest in all of the Borrower’s right, title and interest in, to and under (but none of its obligations under) the Collateral, whether now existing or owned or hereafter arising or acquired by the Borrower, and wherever located. The assignment under this Section 6.1 does not constitute and is not intended to result in a creation or an assumption by the Facility Agent or any of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Transferred Loans to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Facility Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) none of the Facility Agent or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Facility Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          Section 6.2 Remedies.
          In respect of the Collateral and the security interest therein granted pursuant to Section 6.1, the Facility Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of any Termination Event, the Facility Agent or its designees may (a) deliver a notice of exclusive control to the Custodian and/or the Securities Custodian; and (b) instruct the Collateral Custodian and/or the Securities Custodian to deliver any or all of the Collateral to the Facility Agent or its designees and otherwise give all instructions and entitlement orders to the Collateral Custodian and/or the Securities Custodian regarding the Collateral. In addition, upon the occurrence and during the continuance of (x) an Optional Redemption Event as a result of which the Facility Agent shall have declared the Outstanding Borrowings and other amounts owing by the Borrower under this Agreement to have been accelerated and become immediately due and payable in accordance with Section 8.1(b) or (y) an Event of Default, the Facility Agent or its designees may (i) require that the Borrower or the Servicer immediately take action to liquidate the Collateral to pay amounts due and payable in respect of the Obligations; (ii) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies under the Custody Agreement with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) remove from the Borrower’s, the Servicer’s, the Collateral Custodian’s, the Securities Custodian’s and their respective agents’ place of business all books, records and documents relating to the Collateral, other than copies of such books, records and documents remaining with the Borrower, Servicer, Collateral Custodian, Securities Custodian or agent, as the case may be, that are necessary to continue the conduct of the business of such Person); and/or (ix) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor. For purposes of taking the actions described in this Section 6.2, the Borrower hereby irrevocably appoints the Facility Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Obligations remain unpaid), with power of substitution, in the name of the Facility Agent or in the name of the Borrower or otherwise, for the use and benefit of the Facility Agent, but at the cost and expense of the Borrower and without notice to the Borrower; provided that the Facility Agent hereby agrees to exercise such power only so long as a Termination Event, Optional Redemption Event or Event of Default, as applicable, shall be continuing. Any cash proceeds from the exercise of remedies by the Facility Agent under this Section 6.2 shall be applied in accordance with the Priority of Payments.
          Section 6.3 Release of Liens.
          (a) So long as no Termination Event or Unmatured Termination Event has occurred and is continuing, at the same time as any Loan that is part of the Collateral matures by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account, the Facility Agent as agent for the Secured Parties will release its interest in such Loan and any Supplemental Interests related thereto. In connection with any such release on or after the occurrence of the above, the Facility Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any termination statements and any other releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Loan and Supplemental Interest; provided, that, the Facility Agent as agent for the Secured Parties will make no representation or warranty, express or implied, with respect to any such Loan or Supplemental Interest in connection with such sale or transfer and assignment.
          (b) Upon receipt by the Facility Agent of the proceeds of a repurchase of an Ineligible Loan (as such term is defined in the Purchase Agreement) by the Originator pursuant to the terms of Section 7.1 of the Purchase Agreement, the Facility Agent, as agent for the Secured Parties, shall be deemed to have automatically released its interest in such Ineligible Loan and any Supplemental Interests related thereto without any further action on its part. In connection with any such release on or after the occurrence of such repurchase, the Facility Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Ineligible Loan and Supplemental Interest.
          (c) Upon receipt by the Facility Agent of the proceeds of a purchase of a Transferred Loan by the Servicer pursuant to the terms of Section 7.7, the Facility Agent, as agent for the Secured Parties, shall be deemed to have automatically released its interest in such Transferred Loan and any Supplemental Interests related thereto without any further action on its part. In connection with any such release on or after the occurrence of such purchase, the Facility Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Transferred Loan and Supplemental Interest.
          Section 6.4 Assignment of the Purchase Agreement.
          The Borrower hereby assigns to the Facility Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right and title to and interest in the Purchase Agreement. The Borrower confirms that following a Termination Event the Facility Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Facility Agent, the Secured Parties or any of their respective Affiliates to perform any of the obligations of the Borrower under the Purchase Agreement. The Borrower further confirms and agrees that such assignment to the Facility Agent shall terminate upon the Final Date; provided, however, that the rights of the Facility Agent and the Secured Parties pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by the Originator pursuant to the Purchase Agreement, which rights and remedies survive the termination of the Purchase Agreement, shall be continuing and shall survive any termination of such assignment.
          Section 6.5 Delivery of Loan Files.
          (a) The Borrower, or the Servicer on its behalf, shall deliver possession of all “instruments” (within the meaning of Article 9 of the UCC) not constituting part of “chattel paper” (within the meaning of Article 9 of the UCC) that evidence any Transferred Loan set forth on a Loan List, including all Underlying Notes (except in the case of Noteless Loans, Global Note Loans or Participations), and all portions of the Loan Files, to the Collateral Custodian on behalf of the Facility Agent prior to the applicable Funding Dates, in each case endorsed in blank or to the Facility Agent, without recourse; provided that notwithstanding the foregoing, with respect to any Pre-Positioned Loan, the Borrower shall make all deliveries required under Section 2(b)(ii) of the Custody Agreement and deliver all other portions of the Loan File in each case endorsed in blank without recourse, where applicable, not later than the applicable date or dates specified in Sections 2(b)(v) and 2(b)(viii) of the Custody Agreement. The Borrower hereby authorizes and directs the Servicer to deliver possession of all such instruments and Loan Files to the Collateral Custodian on behalf of the Facility Agent, and agrees that such delivery shall satisfy the condition set forth in the first sentence of this Section 6.5(a). The Servicer shall also identify on the Loan List (including any amendment thereof), whether by attached schedule or marking or other effective identifying designation, all Transferred Loans that are not evidenced by such instruments.
          (b) Prior to the occurrence of a Termination Event, the Facility Agent shall not record the Assignments of Mortgage delivered pursuant to Section 6.5(a) and the definition of Loan Documents. Upon the occurrence of a Termination Event, the Facility Agent shall, if so directed by the Majority Lenders, cause to be recorded in the appropriate offices each Assignment of Mortgage delivered to it with respect to all Transferred Loans. Each such recording shall be at the expense of the Servicer; provided that to the extent the Servicer does not pay such expenses, the Facility Agent shall be reimbursed pursuant to the Priority of Payments.
          Section 6.6 Custody of Transferred Loans.
          The contents of each Loan File relating to a Transferred Loan shall be held in the custody of the Collateral Custodian under the terms of the Custody Agreement and this Agreement on behalf of the Facility Agent for the benefit of the Secured Parties.
          Section 6.7 Filings, etc.
          On or prior to the Closing Date, the Borrower and the Servicer caused the UCC financing statement(s) referred to in Section 4.1(n) to be filed, and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Facility Agent may reasonably request to perfect and protect the first priority perfected security interest of the Facility Agent on behalf of the Secured Parties in the Collateral against all other Persons, including the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the obligations of the Borrower and the Servicer set forth in the preceding sentence, the Borrower and the Servicer hereby authorize the Facility Agent to prepare and file, at the expense of the Servicer, UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Facility Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC. The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Borrower’s and the Facility Agent’s (on behalf of the Secured Parties) right, title and interest in and to the Collateral (including the security interest in the Collateral related thereto and the security interests provided for herein).
          Section 6.8 Change of Name or Jurisdiction of Borrower; Records.
          The Borrower (a) shall not change its name or jurisdiction of organization, without 30 days’ prior written notice to the Facility Agent and satisfaction of the Rating Condition, (b) shall not move, or consent to the Servicer or Collateral Custodian moving, the Loan Documents without 30 days’ prior written notice to the Facility Agent and (c) will promptly take all actions required by each relevant jurisdiction in order to continue the first priority perfected security interest of the Facility Agent as agent for the Secured Parties in all Collateral (except for Borrower Permitted Liens), and such other actions as the Facility Agent may reasonably request.

          Section 6.9 Global Note Loans.
          The Borrower shall cause its beneficial interest in each Global Note Loan to be transferred to the Custody Account not later than the date specified in Section 2(a)(ii) or Section 2(b)(v), as applicable of the Custody Agreement. The Borrower will take such steps as reasonably requested by the Facility Agent from time to time to effect and perfect the security interest of the Facility Agent, on behalf of the Secured Parties, in each Global Note Loan.
ARTICLE VII
ADMINISTRATION AND SERVICING OF LOANS
          Section 7.1 Appointment of the Servicer.
          The Borrower hereby appoints the Servicer to service the Transferred Loans and enforce its respective rights and interests in and under each Transferred Loan in accordance with the terms and conditions of this Article VII and to serve in such capacity until the termination of its responsibilities pursuant to Section 7.19. The Servicer hereby agrees to perform the duties and obligations with respect thereto set forth herein. The Servicer and the Borrower hereby acknowledge that the Facility Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.
          Section 7.2 Duties and Responsibilities of the Servicer.
          (a) The Servicer shall conduct the servicing, administration and collection of the Transferred Loans and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect Transferred Loans from time to time on behalf of the Borrower and as the Borrower’s agent.
          (b) The duties of the Servicer, as the Borrower’s agent, shall include:
          (i) preparing and submitting of claims to, and post-billing liaison with, Obligors on Transferred Loans;
          (ii) maintaining all necessary Servicing Records with respect to the Transferred Loans and providing such reports in respect of the servicing of the Transferred Loans (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower, the Majority Lenders or the Facility Agent may reasonably request;
          (iii) maintaining and implementing administrative and operating procedures (including an ability to recreate Servicing Records evidencing the Transferred Loans in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Transferred Loans (including records adequate to permit the identification of each new Transferred Loan and all Collections of and adjustments to each existing

Transferred Loan); provided, however, that any Successor Servicer shall only be required to recreate the Servicing Records of each prior Servicer to the extent such records have been delivered to it in a format reasonably acceptable to such Successor Servicer;
          (iv) promptly delivering to the Borrower, any Lender, the Facility Agent or the Rating Agency, from time to time, such information and Servicing Records (including information relating to its performance under this Agreement) as the Borrower, such Lender, the Facility Agent or the Rating Agency from time to time reasonably requests;
          (v) identifying each Transferred Loan clearly and unambiguously in its Servicing Records to reflect that such Transferred Loan is owned by the Borrower and pledged to the Facility Agent;
          (vi) complying in all material respects with the Management Manual in regard to each Transferred Loan;
          (vii) complying in all material respects with all Applicable Laws with respect to it, its business and properties and all Transferred Loans and Collections with respect thereto;
          (viii) preserving and maintaining its existence, rights, licenses, franchises and privileges as a limited liability company in the jurisdiction of its organization, and qualifying and remaining qualified in good standing as a foreign limited liability company and qualifying to and remaining authorized and licensed to perform obligations as Servicer (including enforcement of collection of Transferred Loans on behalf of the Borrower, the Lenders, the Securities Custodian and the Collateral Custodian) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Borrower, the Lenders, the Securities Custodian and the Collateral Custodian in the Transferred Loans, (B) the collectibility of any Transferred Loan, (C) the ability of the Servicer to perform its obligations hereunder or (D) the Required Facility Rating;
          (ix) notifying the Borrower and each Lender, Agent and Rating Agency of any material action, suit, proceeding, dispute, offset deduction, defense or counterclaim that is or is threatened to be (A) asserted by an Obligor with respect to any Transferred Loan; or (B) reasonably expected to have a Material Adverse Effect;
          (x) promptly notifying the related Obligor of each Transferred Loan of the transfer of such Loan from the Originator to the Borrower;

          (xi) making applications for credit ratings and credit estimates as contemplated by this Agreement;
          (xii) making determinations on behalf of the Borrower to accept the transfer of Loans pursuant to the Purchase Agreement and to dispose of any Loans when and as permitted under this Agreement; and
          (xiii) making determinations on behalf of the Borrower to request and from time to time prepay Advances hereunder in accordance with the terms hereof.
          (c) The Borrower and Servicer hereby acknowledge that the Secured Parties, the Facility Agent, the Securities Custodian and the Collateral Custodian shall not have any obligation or liability with respect to any Transferred Loans, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.
          (d) The Borrower and the Facility Agent acknowledge that PCC has entered into the Advisory Agreement with the Subservicer and that the Subservicer thereunder is performing on behalf of the initial Servicer substantially all of the initial Servicer’s non-monetary duties and obligations hereunder. Notwithstanding such delegation, (i) PCC, as Servicer, shall remain liable and responsible for the performance of the duties and obligations of the Servicer pursuant to the terms hereof, (ii) such delegation shall not relieve the Servicer of its obligation to service the Transferred Loans and enforce the respective rights and interests of the Borrower and the Facility Agent, for the benefit of the Secured Parties, in and under each Transferred Loan in accordance with the terms and conditions of this Article VII, and (iii) PCC, as Servicer, shall be liable for the acts and omissions of the Subservicer in its performance of any duties or obligations of the Servicer under this Agreement. PCC, as Servicer, will be solely responsible for any compensation payable to the Subservicer. Upon the appointment of any Successor Servicer hereunder, any right, power or authority of the Servicer granted by PCC, as Servicer, to the Subservicer shall immediately terminate without further action by any party. Nothing contained in the Advisory Agreement shall be deemed to limit or modify this Agreement. Without the prior written consent of the Borrower and the Required Lenders and satisfaction of the Rating Condition, neither the Servicer nor any of its delegatees shall be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than the Subservicer pursuant to this subsection; provided that the Backup Servicer in its capacity as Successor Servicer may delegate such duties or responsibilities in accordance with the Backup Servicing Agreement.
          Section 7.3 Authorization of the Servicer.
          (a) Each of the Borrower, each Lender and the Facility Agent hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the pledge of the Transferred Loans to the Lender, the Securities Custodian and the Collateral Custodian, in the determination of the Servicer, to collect all amounts due under any and all Transferred Loans, including endorsing any of their names on checks and other instruments representing

Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Transferred Loans and, after the delinquency of any Transferred Loan and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Originator could have done if it had continued to own such Loan. The Borrower shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Transferred Loans. In no event shall the Servicer be entitled to make the Borrower, any Lender or Agent, the Collateral Custodian, the Securities Custodian or the Facility Agent a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Facility Agent’s consent and notice to the Rating Agency.
          (b) After a Termination Event has occurred and is continuing, at the Facility Agent’s direction, the Servicer shall take such action as the Facility Agent may deem necessary or advisable to enforce collection of the Transferred Loans; provided, however, that the Facility Agent may, at any time that a Termination Event has occurred and is continuing, notify any Obligor with respect to any Transferred Loans of the assignment of such Transferred Loans to the Facility Agent for the benefit of the Secured Parties and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Facility Agent or any servicer, collection agent or lock-box or other account designated by the Facility Agent and, upon such notification and at the expense of the Borrower, the Facility Agent may enforce collection of any such Transferred Loans and adjust, settle or compromise the amount or payment thereof. The Facility Agent shall give written notice to any Successor Servicer of the Facility Agent’s actions or directions pursuant to this Section 7.3(b), and no Successor Servicer shall take any actions pursuant to this Section 7.3(b) that are outside of its Management Manual.
          Section 7.4 Collection of Payments.
          (a) Collection Efforts, Modification of Loans. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Transferred Loans as and when the same become due, and to follow those collection procedures which it follows with respect to comparable Loans that it services for itself or others. The Servicer may not waive, modify or otherwise vary any provision of a Transferred Loan, except for (i) non-material waivers, modifications or other variations as may be in accordance with the provisions of the Management Manual (including the waiver of any late payment charge or any other fees that may be collected in the ordinary course of servicing any Loan included in the Collateral), that do not constitute Material Modifications, and (ii) other waivers, modifications or other variations, constituting Material Modifications, if (A) the Facility Agent shall have consented thereto if such Material Modification occurs on or after the occurrence of a Termination Event or during the Amortization Period, (B) the Servicer shall have complied with the provisions of Section 5.1(v), if applicable to such Loan, and shall have received a renewed or reconfirmed Moody’s Credit Estimate, for such Loan, and (C) such waiver, modification or other variation and any changes in the applicable Moody’s Rating Factor of such Loan resulting therefrom do not result in the Borrower’s failure to meet the Borrowing Base Test, the Required Equity Test, the Overcollateralization Ratio Test or the Interest Coverage Test or result in the failure to satisfy any Collateral Quality Test or, with respect to each Collateral Quality Test which was not satisfied immediately prior thereto, result in the maintenance or improvement of the Borrower’s degree of compliance with such Collateral Quality Test.
          (b) Acceleration. The Servicer shall accelerate the maturity of all or any Scheduled Payments under any Transferred Loan under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period) promptly after such Loan becomes a Defaulted Loan or such earlier or later time as is consistent with the Management Manual and the terms of such Loan. The Servicer shall provide prompt notice to the Facility Agent and each Managing Agent and Rating Agency of any such acceleration.
          (c) Taxes and other Amounts. To the extent provided for in any Transferred Loan, the Servicer will use its best efforts to collect all payments with respect to amounts due for taxes, assessments and insurance premiums relating to such Transferred Loans or the Related Property and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.
          (d) Payments to Collection Account. On or before the Purchase Date in respect of any Transferred Loan, the Servicer shall have instructed the Obligor of such Transferred Loan to make all payments in respect thereof by wire transfer of funds directly to the Collection Account.
          (e) Establishment and Maintenance of the Collection Account.
          (i) The Borrower or the Servicer on its behalf have heretofore established and shall maintain in the name of the Borrower and assigned to the Facility Agent as agent for the Secured Parties, a segregated corporate trust account (the “Collection Account”) for the purpose of receiving Collections from the Collateral. The Collection Account shall be held by the Securities Custodian in accordance with the Custody Agreement and shall at all times be maintained with a Securities Intermediary which is an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank); provided, however, that at all times such depository institution or trust company shall be a Qualified Institution. The Securities Custodian may establish subaccounts within the Collection Account.
          (ii) To the extent there are uninvested amounts deposited in the Collection Account, the Servicer, prior to the occurrence of a Termination Event, and thereafter the Facility Agent, may direct the Securities Custodian to invest all such amounts in Permitted Investments selected by the Servicer on behalf of the Borrower or by the Facility Agent, as the case may be. Any such Permitted Investments which are made prior to the occurrence of a Termination Event and on any day other than the Business Day immediately preceding a

Payment Date shall mature not later than the Business Day immediately preceding the next Payment Date following the date of such investment, and otherwise any such Permitted Investments shall mature not later than the next Business Day immediately following the date of such investment. Any earnings (or losses) on investments of funds in the Collection Account shall be credited (or debited) to the Collection Account. Neither the Facility Agent nor the Securities Custodian shall be liable for the amount of any loss incurred in respect of any investment of funds in the Collection Account.
          (f) Establishment of Tax Reserve Accounts.
          (i) In the event that the Borrower is required to establish a cash reserve as contemplated by Section 4.1(k), the Borrower or the Servicer on its behalf shall cause to be established and maintained in the name of the Borrower, a segregated account for such reserve (each, a “Tax Reserve Account”) and shall cause such Tax Reserve Account to be subject to an Account Control Agreement. The Borrower shall on each Payment Date and in accordance with the Priority of Payments deposit sufficient funds therein from the amounts otherwise available to pay any Taxes being contested. Each Tax Reserve Account shall be subject to a security interest in favor of the Facility Agent as agent for the Secured Parties and shall be held by the Securities Custodian in accordance with the Custody Agreement and shall at all times be maintained with a Securities Intermediary which is an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank); provided, however, that at all times such depository institution or trust company shall be a Qualified Institution.
          (ii) Any and all funds at any time on deposit in, or otherwise standing to the credit of, a Tax Reserve Account shall be available at the direction of the Servicer to fund payment of the Tax in respect of which such Tax Reserve Account was established. Upon receipt by the Securities Custodian and the Facility Agent of a certification from the Servicer and an Opinion of Counsel that the Borrower’s contest of the validity of a Tax for which a Tax Reserve Account was established has concluded and that all amounts, if any, payable with respect to such Tax have been paid in full, the Securities Custodian shall at the direction of the Servicer transfer funds on deposit in such Tax Reserve Account to the Collection Account. On each Payment Date, any amounts on deposit in a Tax Reserve Account in excess of the amount required to be held therein in order for the Borrower to remain in compliance with Section 4.1(k) with respect to the related Tax being contested shall be transferred by the Securities Custodian at the direction of the Servicer to the Collection Account.
          (iii) To the extent there are uninvested amounts deposited in a Tax Reserve Account, the Servicer, prior to the occurrence of a Termination

Event, and thereafter the Facility Agent may direct the Securities Custodian to invest all such amounts in Permitted Investments selected by the Servicer on behalf of the Borrower or by the Facility Agent, as the case may be. Any such Permitted Investments shall mature not later than the Business Day immediately following the date of such investment. Any earnings (and losses) on investments of funds in a Tax Reserve Account shall be credited (or debited) to such Tax Reserve Account. Neither the Facility Agent nor the Securities Custodian shall be liable for the amount of any loss incurred in respect of any investment of funds in any Tax Reserve Account.
          (g) Establishment and Maintenance of the Interest Reserve Account.
          (i) The Borrower or the Servicer on its behalf have heretofore established and shall maintain in the name of the Borrower and assigned to the Facility Agent as agent for the Secured Parties, a segregated corporate trust account (the “Interest Reserve Account”). The Interest Reserve Account shall be held by the Securities Custodian in accordance with the Custody Agreement and shall at all times be maintained with a Securities Intermediary which is an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank); provided, however, that at all times such depository institution or trust company shall be a Qualified Institution.
          (ii) Deposits shall be made into the Interest Reserve Account in accordance with the Priority of Payments, and the Borrower may make deposits into the Interest Reserve Account from time to time from its funds not required to be applied in accordance with the Priority of Payments.
          (iii) On each Payment Date, the Servicer shall direct the Securities Custodian and, at the direction of the Servicer, the Securities Custodian shall transfer funds on deposit in the Interest Reserve Account to the Collection Account in an amount equal to the lesser of (i) the excess, if any, of (A) the amounts required to be paid from the Collection Account pursuant to clauses (ii) through (vi) and (viii) of Section 2.8 on such Payment Date, over (B) Available Collections for such Payment Date (determined before giving effect to any amounts transferred from the Interest Reserve Account) available for the payment thereof and (ii) the amount then on deposit in the Interest Reserve Account.
          (iv) To the extent there are uninvested amounts deposited in the Interest Reserve Account, the Servicer, prior to the occurrence of a Termination Event, and thereafter the Facility Agent may direct the Securities Custodian to invest all such amounts in Permitted Investments selected by the Servicer on behalf of the Borrower or by the Facility Agent, as the case may be. Any such Permitted Investments which are made prior to the occurrence of a Termination

Event and on any day other than the Business Day immediately preceding a Payment Date shall mature not later than the Business Day immediately preceding the next Payment Date following the date of such investment, and otherwise any such Permitted Investments shall mature not later than the next Business Day immediately following the date of such investment. Any earnings (and losses) on investments of funds in the Interest Reserve Account shall be credited or debited to Interest Reserve Account. Neither the Facility Agent nor the Securities Custodian shall be liable for the amount of any loss incurred in respect of any investment of funds in the Interest Reserve Account.
          (h) Qualified Institutions. In the event the Servicer has received notice from the Facility Agent or otherwise has actual knowledge that a depositary holding any of the Transaction Accounts ceases to be a Qualified Institution, then the Servicer shall give notice thereof to the Facility Agent (if applicable), the Securities Custodian and the Rating Agency and within 60 days shall cause such Transaction Account to become established and maintained with a Qualified Institution.
          (i) Account Control Agreements. The Servicer and the Borrower shall at all times cause each Transaction Account to be subject to the provisions of an Account Control Agreement which shall be in full force and effect. The Facility Agent agrees that it shall not deliver a notice of exclusive control pursuant to any Account Control Agreement unless a Termination Event shall have occurred and be continuing.
          (j) Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan in the Collateral and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.
          Section 7.5 Servicer Advances.
          For each Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan included in the Collateral during such Collection Period was not received prior to the end of such Collection Period, the Servicer may, but shall not be obligated to, make an advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof) to the extent that the Servicer reasonably expects to be reimbursed for such advance; in addition, if on any day there are not sufficient funds on deposit in the Collection Account to pay accrued Interest on any Advance or Facility Fees, the Servicer may make an advance in the amount necessary to pay such Interest or Facility Fees (in either case, any such advance, a “Servicer Advance”). Notwithstanding the preceding sentence, any Successor Servicer will not be obligated to make any Servicer Advances. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 3:00 p.m. (New York City time) on the related Payment Date, in immediately available funds.
          Section 7.6 Realization Upon Defaulted Loans or Charged-Off Loans.
          The Servicer will use reasonable efforts to repossess or otherwise comparably convert the ownership of any Related Property with respect to a Defaulted Loan or Charged-Off Loan and will act as sales and processing agent for Related Property that it repossesses. The Servicer will follow the practices and procedures set forth in the Management Manual in order to realize upon such Related Property. Without limiting the foregoing, the Servicer may sell any such Related Property with respect any Defaulted Loan or Charged-Off Loan to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof; any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Facility Agent identifying the Defaulted Loan or Charged-Off Loan and the Related Property, setting forth the sale price of the Related Property and certifying that such sale price is equal to the fair market value of such Related Property. In any case in which any such Related Property has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Related Property unless it reasonably determines that such repair and/or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit to the Securities Custodian for deposit into the Collection Account the Recoveries received in connection with the sale or disposition of Related Property with respect to a Defaulted Loan or Charged-Off Loan.
          Section 7.7 Servicer Optional Repurchases of Transferred Loans; Releases of Transferred Loans.
          (a) The Servicer may, at any time at its sole option, but subject in all cases to compliance with the assumptions set forth in the legal opinion referred to in Sections 3.1(a) of the Existing Loan and Servicing Agreement with respect to substantive consolidation and sale characterization, with respect to any Transferred Loan that it determines, request to purchase any Transferred Loan, together with any Related Property, Insurance Policies, Loan Documents and Supplemental Interests related to such Loan (collectively, the “Repurchased Collateral”), with respect to which (i) the Borrower or any Affiliate of the Borrower has received notice of the related Obligor’s intention to prepay such Transferred Loan in full within a period of not more than 60 days from the date of such notification, (ii) is within 60 days of such Transferred Loan’s maturity date, (iii) the Servicer believes, in the exercise of its reasonable discretion, will likely become a Defaulted Loan or a Charged-Off Loan, or that has become a Defaulted Loan or a Charged-Off Loan, notify the Borrower, the Facility Agent and each Managing Agent that it is requesting to purchase such Repurchased Collateral or (iv) was a Rating Pending Loan after the Third Restatement Effective Date and which Moody’s has assigned a Moody’s Rating Factor of 4,770 or higher; provided, however, that in any Annual Period, with respect to this clause (iv), (A) the Servicer may repurchase no more than two (2) such Transferred Loans and (B) the aggregate Outstanding Balance of such repurchased Transferred Loans shall not exceed 15% of the Collateral Value of all Eligible Loans.

          (b) The Servicer may, subject to the consent of the Required Lenders, acting in their sole discretion, and subject in all cases to compliance with the assumptions set forth in the legal opinion referred to in Sections 3.1(a) of the Existing Loan and Servicing Agreement with respect to substantive consolidation and sale characterization, request to purchase any Repurchased Collateral.
          (c) The Servicer may request purchase of Repurchased Collateral pursuant to paragraph (a) or (b) above by providing five Business Days’ prior written notice to Borrower, the Facility Agent and each Managing Agent. The Borrower may agree to such purchase provided that such Repurchased Collateral shall have been released from the Collateral as provided in Section 7.7(d) below. With respect to any Repurchased Collateral, the Servicer shall enter into an agreement with the Borrower in substantially the form of Exhibit H and shall, on the date of purchase, remit to the Borrower in immediately available funds an amount equal to the Repurchase Price therefor. Upon each purchase of Repurchased Collateral by the Servicer pursuant to this Section 7.7, the Borrower shall automatically and without further action be deemed to transfer, assign and set-over to the Servicer all the right, title and interest of the Borrower in, to and under such Repurchased Collateral and all monies due or to become due with respect thereto, all proceeds thereof and all rights to security for any such Repurchased Collateral, and all proceeds and products of the foregoing, free and clear of any Lien created pursuant to this Agreement.
          (d) In connection with any repurchase of a Transferred Loan by the Servicer pursuant to Section 7.7(a) or (b) above or any repurchase of any Transferred Loan by the Seller pursuant to Section 7.1 of the Purchase Agreement, but subject to the conditions set forth in this Section 7.7(d), the Borrower, may from time to time, upon providing at least five Business Days’ prior written notice to the Facility Agent, each Managing Agent, the Documentation Agent, the Collateral Custodian and the Securities Custodian, obtain releases of the security interest of the Facility Agent (for the benefit of the Secured Parties) in such Transferred Loan (together with any Related Property, Insurance Policies, Loan Documents and Supplemental Interests related to such Loan) by paying into the Collection Account an amount (the “Release Price”) equal to the outstanding principal balance of such Transferred Loan as of the date of release, plus all accrued and unpaid interest thereon. The security interest in favor of the Facility Agent, for the benefit of the Secured Parties, in all Loans shall continue in effect until such time as the full amount of the related Release Price shall have been deposited into the Collection Account. The Facility Agent will execute and deliver, at the expense of the Borrower, such documentation evidencing such release as the Borrower may reasonably request. The Borrower’s right to obtain a release of Transferred Loans pursuant to this Section 7.7(d) is subject to the conditions that, after giving effect to such release and to such Loans ceasing to be Transferred Loans, (i) there shall exist no Termination Event or Unmatured Termination Event, (ii) each of the Borrowing Base Test, Overcollateralization Ratio Test, the Required Equity Test and the Interest Coverage Test shall be satisfied, (iii) such release would cause any Collateral Quality Test which was satisfied immediately prior to such exclusion to continue to be satisfied, and (iv) such release would maintain or improve the Borrower’s degree of compliance with any Collateral Quality Test which was not satisfied immediately prior to such release.

          (e) The Borrower may, at its option, elect to offset the Release Price to be paid for any Loan or Loans to the Facility Agent on any Business Day against the aggregate amount of Advances, if any, to be made by the Lenders to the Borrower on such day. In order to make any such election, the Borrower shall give notice of such election in the related Funding Request. If the Borrower makes any such election, then, (x) if the Release Price exceeds such aggregate amount of Advances, the Borrower shall pay only such excess into the Collection Account (and the Lenders shall make no payment to the Borrower in respect of such Advances) or (y) if such aggregate amount of Advances exceeds such Release Price, the Lenders shall fund only such excess to the Borrower (and the Borrower shall make no payment to the Facility Agent in respect of such Release Price).
          (f) The Borrower shall, at the sole expense of the initial Servicer, execute such documents and instruments of transfer as may be prepared by the initial Servicer and take such other actions as shall reasonably be requested by the initial Servicer to effect the transfer and release of Transferred Loans pursuant to this Section 7.7.
          Section 7.8 Representations and Warranties of the Servicer.
          The initial Servicer hereby represents and warrants as follows:
          (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.
          (b) Due Qualification. The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property and or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have a Material Adverse Effect. The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval and where the failure to qualify or obtain such license or approval would have a Material Adverse Effect.
          (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which the Servicer is a party and to carry out its terms and the terms of the Advisory Agreement. The Servicer has duly authorized (i) the execution, delivery and performance of this Agreement and each other Transaction Document to which the Servicer is a party and (ii) the performance of the Advisory Agreement, in each case by all requisite corporate action.
          (d) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement, each other Transaction Document to which the Servicer is a party and the Advisory Agreement by the Servicer (with or without notice or lapse of time) will not or do not, as the case may be, (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of the Servicer, or any Contractual Obligation to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such Contractual Obligation (other than this Agreement), or (iii) violate any Applicable Law.
          (e) No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Servicer or any of its properties is required to be obtained by or with respect to the Servicer in order for the Servicer to enter into this Agreement or any other Transaction Document to which the Servicer is a party or perform its obligations hereunder, under any such Transaction Document or the Advisory Agreement.
          (f) Binding Obligation. This Agreement, each other Transaction Document to which the Servicer is a party and the Advisory Agreement constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).
          (g) No Proceeding. There are no proceedings or investigations pending or threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement, any other Transaction Document or the Advisory Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement any other Transaction Document or the Advisory Agreement or (iii) seeking any determination or ruling that might (in the reasonable judgment of the Servicer) have a Material Adverse Effect.
          (h) Reports Accurate. All Servicer Certificates, Monthly Reports, Quarterly Reports, information, exhibits, financial statements, documents, books, Servicer Records or other reports furnished or to be furnished by the Servicer to any Agent, Lender or Rating Agency in connection with this Agreement are and will be accurate, true and correct in all material respects.
          (i) Properties and Rights. The Servicer (if applicable, taking into account the services provided to it by the Subservicer under the Advisory Agreement) has sufficient properties, assets, personnel, licenses and rights as are reasonably necessary for the Servicer’s performance of its duties and obligations hereunder in accordance with the terms hereof.
          Section 7.9 Covenants of the Servicer.
          The Servicer hereby covenants that:
          (a) Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Transferred Loans and Related Property and Loan Documents or any part thereof.

          (b) Preservation of Corporate Existence, etc. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. The Servicer will at all times (and, if applicable, taking into account the services provided to it by the Subservicer under the Advisory Agreement) maintain sufficient properties, assets, personnel, licenses and rights as are reasonably necessary for the Servicer’s performance of its duties and obligations hereunder in accordance with the terms hereof.
          (c) Obligations with Respect to Loans. The Servicer will duly fulfill and comply with all material obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Loan and will do nothing to impair the rights of the Borrower or the Facility Agent as agent for the Secured Parties or of the Secured Parties in, to and under the Collateral.
          (d) Preservation of Security Interest. The Servicer on behalf of the Borrower will file (or cause or authorize the filing of) such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the interest of the Facility Agent as agent for the Secured Parties in, to and under the Collateral.
          (e) Change of Name or Jurisdiction; Records. The Servicer (i) shall not change its name or jurisdiction of incorporation, without 30 days’ prior written notice to the Borrower, the Facility Agent and the Rating Agency, and (ii) shall not move, or consent to the Collateral Custodian moving, the Loan Documents relating to the Transferred Loans without 30 days’ prior written notice to the Borrower and the Facility Agent and, in either case, will promptly take all actions required of each relevant jurisdiction in order to continue the first priority perfected security interest of the Facility Agent as agent for the Secured Parties on all Collateral, and such other actions as the Facility Agent may reasonably request.
          (f) Management Manual. The Servicer will (i) comply in all material respects with the Management Manual in regard to each Transferred Loan and (ii) furnish to the Facility Agent and each Managing Agent, at least 20 days prior to its proposed effective date, prompt notice of any material change in the Management Manual. The Servicer will not agree or otherwise permit to occur any material change in the Management Manual, which change would impair the collectibility of any Transferred Loan or otherwise adversely affect the interests or remedies of the Facility Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Facility Agent (in its sole discretion) and satisfaction of the Rating Condition.
          (g) Termination Events. The Servicer, as soon as possible and in any event within three (3) Business Days after having actual knowledge of a Termination Event or Unmatured Termination Event, pursuant to Section 8.1(a) or otherwise, will furnish to the Facility Agent and each Managing Agent and Rating Agency a written statement setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

          (h) Extension or Amendment of Loans. The Servicer will not, except as otherwise permitted in Section 7.4(a), extend, amend or otherwise modify the terms of any Transferred Loan.
          (i) Other. The Servicer will furnish to the Borrower and to any Lender, Agent or Rating Agency such other information, documents records or reports respecting the Transferred Loans or the condition or operations, financial or otherwise of the Servicer as the Borrower or such Lender, Agent or Rating Agency may from time to time reasonably request in order to protect the respective interests of the Borrower, such Lender, the Facility Agent or the Secured Parties under or as contemplated by this Agreement.
          (j) Maintenance of Loan Register. The Servicer shall maintain with respect to each Noteless Loan a register (each, a “Loan Register”) in which it will record (i) the amount of such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (iii) the amount of any sum in respect of such Loan received from the Obligor, (iv) the date of origination of such Loan and (v) the maturity date of such Loan. At any time a Noteless Loan is included as part of the Collateral pursuant to this Agreement, the Servicer shall deliver to the Collateral Custodian a copy of the related Loan Register, together with a certificate of a Responsible Officer of the Servicer certifying to the accuracy of such Loan Register as of the Funding Date of such Loan.
          Section 7.10 Payment of Certain Expenses by Servicer.
          The initial Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of legal counsel and independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. In consideration for the payment by the Borrower of the Servicing Fee, the initial Servicer will be required to pay (i) all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account and the Backup Servicer Fee pursuant to the Backup Servicing Agreement and the Custodian Fee pursuant to the Custody Agreement, and (ii) the fees and expenses of the Rating Agency in connection with its initial rating of the Rated Facility. The initial Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.
          Section 7.11 Reports.
          (a) Monthly Report. With respect to each Determination Date and the related Collection Period, the Servicer will provide to the Borrower and the Documentation Agent, on the related Reporting Date, a monthly statement (a “Monthly Report”) signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit D.
          (b) Quarterly Report. With respect to the June Collection Period, the Servicer will provide to the Borrower and the Documentation Agent, no later than the earlier of (i) 90 days after the end of each fiscal year of the Servicer or (ii) the date on which the Servicer files a

Form 10-K (or any successor form for the applicable fiscal year) with the Securities and Exchange Commission with respect to such fiscal year, a quarterly valuation report of the Loans included in the Collateral (a “Quarterly Report”) prepared by the Approved Valuation Agent, in form and scope reasonably satisfactory to the Facility Agent. With respect to each March, September and December Collection Period, the Servicer will provide to the Borrower and the Documentation Agent, no later than the earlier of (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Servicer or (ii) the date on which the Servicer files a Form 10-Q (or any successor form) with the Securities and Exchange Commission with respect to such fiscal quarter, a Quarterly Report prepared by the Approved Valuation Agent.
          (c) Servicer Certificate. Together with each Monthly Report, the Servicer shall submit to the Borrower and the Documentation Agent a certificate (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit E.
          (d) Originator Financial Statements. If PCC is not the Servicer, the Borrower will submit to the Documentation Agent, promptly upon receipt thereof, the quarterly and annual financial statements received from the Originator pursuant to Section 6.1(a) of the Purchase Agreement.
          (e) Servicer Financial Statements. The Servicer will submit to the Documentation Agent the following financial statements:
          (i) within 90 days after the end of each fiscal year of the Servicer, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Servicer and its subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Servicer’s independent public accountants to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Servicer and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that the requirements set forth in this clause (i) may be fulfilled by filing with the Securities and Exchange Commission a Form 10-K (or any successor form) for the applicable fiscal year; and
          (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Servicer, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Servicer and its subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by the chief financial officer of the Servicer as presenting fairly in all material respects the financial condition and results of operations of the Servicer and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (ii) may be fulfilled by filing with the Securities and Exchange Commission a Form 10-Q (or any successor form) for the applicable quarterly period.
Except as otherwise set forth in the Backup Servicing Agreement, the Backup Servicer shall have no duty to review any of the financial information set forth in such financial statements.
          (f) Subservicer Financial Statements. The Servicer will submit to the Documentation Agent within 90 days after the end of each fiscal year of the Subservicer, the consolidated balance sheet and related statements of operations, members’ equity and cash flows of the Subservicer and its subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all of which shall be subject of a compilation and review by the Subservicer’s independent public accountants and shall be in accordance with and pursuant to the statements on standards for accounting and review services (SSARS) promulgated by the AICPA.
          (g) Distribution of Reports.
          (i) Upon receipt of any Monthly Report, Quarterly Report, Servicer’s Certificate, financial statements or other information, pursuant to this Section 7.11, the Documentation Agent shall promptly furnish a copy thereof to the Facility Agent, each Managing Agent and the Backup Servicer or, upon notice of the availability thereof (which notice may be delivered by email) make such copy available to such parties via the Documentation Agent’s website. Upon receipt thereof, each Managing Agent shall promptly forward a copy thereof to each Lender in its Lender Group.
          (ii) Upon receipt of any Monthly Report and Servicer’s Certificate, the Documentation Agent shall promptly forward a copy thereof to the Rating Agency.
          Section 7.12 Annual Statements as to Compliance.
          The Servicer will provide to the Borrower and the Documentation Agent, on or before May 15 of each year an annual report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the twelve-month period ending on the preceding March 31 of such year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such twelve-month period and no Servicer Termination Event has occurred and is continuing (or if a Servicer Termination Event has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Termination Event occurred during such year and no notice thereof has been given to the Documentation Agent, specifying such Servicer Termination Event and the steps taken to remedy such event).

          On or before the date on which such annual statement (or such nine-month period report, as the case may be) of the Servicer is due in each year, the Servicer shall also cause to be delivered to the Documentation Agent a statement substantially in the form of Exhibit I hereto from a firm of internationally recognized independent public accountants which are reasonably satisfactory to the Facility Agent indicating that, based on procedures agreed upon by such firm and the Servicer and which are reasonably satisfactory to the Facility Agent, (i) that such firm has reviewed the Monthly Reports, Quarterly Reports, Servicer’s Certificates, Loan Lists and valuations reports from the Approved Valuation Agent received since the last review and applicable information from the Servicer, (ii) that the calculations within those Monthly Reports, Quarterly Reports and Servicer’s Certificates have been performed in accordance with the applicable provisions of this Agreement, (iii) the Aggregate Purchased Loan Balance and the Net Portfolio Collateral Balance as of the immediately preceding Payment Date, (iv) the extent of compliance of the Collateral with the criteria set forth in the definitions of “Eligible Loans” and “Borrowing Base Eligible Loans,” and (v) each of the Loans in the Loan List conforms to the stated characteristics listed for such Loan. In the event such firm of independent public accountants requires the Facility Agent to agree to the procedures performed by such firm, the Facility Agent, without undertaking any obligation to pay fees or other amounts to such firm, shall do so at the direction of the Majority Lenders, but need not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The independent public accountants report shall also indicate that the firm is independent of the Servicer and the Borrower within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.
          Upon receipt of any report or statement pursuant to this Section 7.12, the Documentation Agent shall furnish a copy thereof to the Facility Agent, each Managing Agent, the Backup Servicer and the Rating Agency or, upon notice of the availability thereof (which notice may be delivered by email) make such copy available to such parties via the Documentation Agent’s website.
          Section 7.13 Limitation on Liability of the Servicer and Others.
          Except as provided herein, neither the Servicer (including any Successor Servicer) nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Borrower, any Agent or Lender or any other Person for any action taken or for refraining from the taking of any action expressly provided for in this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties or by reason of its willful misconduct hereunder.
          The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred Loans in accordance with this Agreement that in its reasonable opinion may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any legal action relating to the servicing, collection or administration of Transferred Loans and the Related Property that it may reasonably deem necessary or appropriate for the benefit of the Borrower and the Secured Parties with respect to this Agreement and the rights and duties of the parties hereto and the respective interests of the Borrower and the Secured Parties hereunder.
          Section 7.14 The Servicer Not to Resign.
          The Servicer shall not resign from the obligations and duties hereby imposed on it except upon its determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that it could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Borrower, the Facility Agent and each Managing Agent and Rating Agency. To the extent permissible and in accordance with Applicable Law, no such resignation shall become effective until a successor shall have assumed the responsibilities and obligations of the Servicer in accordance with the terms of this Agreement. Notwithstanding the foregoing, if the Backup Servicer is acting as Successor Servicer, the Servicer may resign upon 60 days prior written notice to the parties hereto, provided, that, (i) a successor shall have assumed the responsibilities and obligations of the Servicer in accordance with the terms of this Agreement and (ii) if a successor Servicer does not take office within 150 days after the retiring Servicer gives notice, the retiring Servicer may petition a court of competent jurisdiction for the appointment of a successor Servicer .
          Section 7.15 Access to Certain Documentation and Information Regarding the Loans.
          The Borrower or the Servicer, as applicable, shall provide to the Facility Agent, each Managing Agent and the Backup Servicer access to the Loan Documents and all other documentation regarding the Loans included as part of the Collateral and the Related Property, such access being afforded without charge but only (i) upon reasonable prior notice, (ii) during normal business hours and (iii) subject to the Servicer’s normal security and confidentiality procedures. From and after (x) the Closing Date and periodically thereafter at the discretion of the Facility Agent (but in no event limited to fewer than twice per calendar year), the Facility Agent, on behalf of and with the input of each Lender, may review the Borrower’s and the Servicer’s collection and administration of the Loans in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement and may conduct an audit of the Transferred Loans, Loan Documents and Records in conjunction with such a review, which audit shall be reasonable in scope and shall be completed in a reasonable period of time and (y) the occurrence, and during the continuation of a Termination Event, the Facility Agent and each Managing Agent and Lender may review the Borrower’s and the Servicer’s collection and administration of the Transferred Loans in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement, which review shall not be limited in scope or frequency, nor restricted in period. The Facility Agent may also conduct an audit (as such term is used in clause (x) of this Section 7.15) of the Transferred Loans, Loan Documents and Records in conjunction with such a review. The Borrower shall bear the cost of such reviews and audits in accordance with the Priority of Payments, provided that the Borrower shall not be required to bear such costs in excess of $15,000 in any twelve month period.

     Section 7.16 Merger or Consolidation of the Servicer.
     The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person and unless:
          (i) the Person formed by such consolidation or into which the Servicer is merged or the Person that acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Borrower, the Facility Agent and each Managing Agent (with a copy thereof provided by the Servicer to the Rating Agency), in form satisfactory to the Borrower and the Facility Agent, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);
          (ii) the Servicer shall have delivered to the Borrower, the Documentation Agent and each Managing Agent and Rating Agency an Officer’s Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.16 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the successor entity and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States or any State or the District of Columbia. The Borrower, the Facility Agent and each Managing Agent and Rating Agency shall receive prompt written notice of such merger or consolidation of the Servicer; and
          (iii) after giving effect thereto, no Termination Event or Unmatured Termination Event shall have occurred.
          Section 7.17 Identification of Records.
          The Servicer shall clearly and unambiguously identify each Loan that is part of the Collateral and the Related Property in its computer or other records to reflect that the interest in such Loans and Related Property have been transferred to and are owned by the Borrower and that the Facility Agent has the interest therein granted by Borrower pursuant to this Agreement.

          Section 7.18 Servicer Termination Events.
          (a) If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing on any day:
          (i) any failure by the Servicer to make any payment, transfer or deposit as required by this Agreement and, except with respect to payments, transfers or deposits required in connection with the occurrence of the Legal Final Maturity Date, such failure shall have continued without cure for a period of two Business Days; or
          (ii) any failure by the Servicer to give instructions or notice to the Borrower, any Lender or Managing Agent and/or the Facility Agent as required by this Agreement or to deliver any Required Reports hereunder on or before the date occurring three Business Days after the date such instructions, notice or report is required to be made or given, as the case may be, under the terms of this Agreement; or
          (iii) any representation or warranty made or deemed made by the Servicer hereunder or under any other Transaction Document to which it is a party shall prove to be incorrect in any material respect as of the time when the same shall have been made and, in each case if such incorrectness is reasonably able to be remedied, when such incorrectness continues unremedied for more than fifteen (15) days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Borrower, the Facility Agent, any Lender or Managing Agent or the Collateral Custodian and (ii) the date on which the Servicer becomes aware thereof; or
          (iv) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document, other than those expressly addressed in another clause of this Section 7.18, to which it is a party as Servicer and, in each case if such failure is reasonably able to be remedied, when such failure continues unremedied for more than fifteen (15) days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Borrower, the Facility Agent, any Managing Agent or Lender or the Collateral Custodian and (ii) the date on which the Servicer becomes aware thereof; or
          (v) the Servicer shall fail to service the Transferred Loans in accordance with the Management Manual; or
          (vi) the occurrence of any Event of Default or Optional Redemption Event; or

     (vii) an Insolvency Event shall occur with respect to the Servicer or the Subservicer; or
     (viii) the Servicer agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or revision of or to the Management Manual in whole or in part that could have a material adverse effect upon the Transferred Loans or interest of any Lender, without the prior written consent of the Facility Agent; or
     (ix) the Servicer or Subservicer shall be in (A) default in the payment of any Indebtedness in an individual or aggregate principal amount (or having a facility amount) in excess of (1) in the case of the Servicer, $10,000,000 or (2) in the case of the Subservicer, $1,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity, or to cause the termination of any related lending commitment prior to the stated termination date thereof (any applicable grace period having expired); or
     (x) (A) a (x) final judgment for the payment of money in excess of (1) in the case of the Servicer, $10,000,000 or (2) in the case of the Subservicer, $1,000,000 (individually or in the aggregate) or (y) final non-appealable judgment for the payment of money in excess of $2,500,000 individually shall have been rendered against the Servicer or the Subservicer by a court of competent jurisdiction, and such judgment, decree or order shall continue unsatisfied and in effect for any period of 30 consecutive days without a stay of execution, or (B) the Servicer or Subservicer shall have made payments of amounts in excess of (1) in the case of the Servicer, $10,000,000 or (2) in the case of the Subservicer, $1,000,000 in settlement of any litigation, provided that any judgment rendered against the Subservicer shall be deemed a judgment rendered against the Servicer for purposes of this paragraph (x) if the Servicer shall satisfy such judgment from its own funds by reason of an indemnification obligation; or
     (xi) the Tangible Net Worth of the Servicer at the end of any of the Servicer’s fiscal quarters shall be less than the Minimum Tangible Net Worth; or

     (xii) the sum of (a) Servicer’s consolidated net investment income (as set forth in the quarterly and annual financial statements of the Servicer delivered pursuant to Section 7.11(e)) plus (b) any realized gains minus (c) any realized losses for each of three consecutive fiscal quarters of the Servicer is less than zero; or
     (xiii) any Material Adverse Change occurs in the financial condition of the Servicer or the Subservicer; or
     (xiv) any Change-in-Control of the initial Servicer or the Subservicer occurs without the prior written consent of the Borrower and the Facility Agent; or
     (xv) the Advisory Agreement shall be terminated, whether by action of either party thereto, by operation of law or by reason of its failure to be renewed, or otherwise the Advisory Agreement shall cease to be in full force and effect; or the Advisory Agreement shall have been amended or otherwise modified, without the prior written consent of the Facility Agent, in a manner that might (in the reasonable judgment of the Facility Agent) have a Material Adverse Effect; or PCM shall cease to be the adviser under the Advisory Agreement;
then, notwithstanding anything herein to the contrary, so long as any such Servicer Termination Events shall not have been remedied within three Business Days or, if a cure period is applicable thereto, within three Business days following the expiration of such cure period, the Facility Agent may, or at the direction of the Required Lenders shall, by written notice to the Servicer and the Backup Servicer (a “Termination Notice”), subject to the provisions of Section 7.19, terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. The Borrower shall pay all reasonable set-up and conversion costs associated with the transfer of servicing rights to the Successor Servicer in accordance with the Priority of Payments.
          Section 7.19 Appointment of Successor Servicer.
          (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.18, the Servicer shall continue to perform all servicing functions under this Agreement until the date on which a successor is appointed as provided in this Section. The Required Lenders may, in their sole discretion, but subject to satisfaction of the Rating Condition, appoint the Backup Servicer as the Servicer hereunder, and the Backup Servicer shall within twenty (20) Business Days assume all obligations of the Servicer hereunder, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer; provided, however, that any Successor Servicer (including the Backup Servicer) shall not (i) be responsible or liable for any past actions or omissions of the outgoing Servicer, (ii) have any obligations to perform advancing or repurchase obligations, if any, of the Servicer or predecessor Servicer unless it elects to do so in its sole discretion, (iii) have any obligation to pay any of the fees and expenses of any other party to the transaction contemplated hereby, (iv) have any liability with respect to the performance of the Subservicer or any other sub-servicers appointed by any prior Servicer, (v) make any of the representations and warranties of the Servicer under this Agreement (other than the representations and warranties set forth in the Backup Servicing Agreement), or (vi) have any obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights and powers, if, in its reasonable judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. Subject to satisfaction of the Rating Condition, if the Required Lenders do not appoint the Backup Servicer as successor Servicer, there is no Backup Servicer or the Backup Servicer is unwilling or unable to assume such obligations on such date or the Backup Servicer shall resign as Servicer pursuant to Section 7.14, then the Facility Agent shall as promptly as possible appoint an alternate successor servicer to act as Servicer (in each such case, the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Facility Agent.
          (b) Upon its appointment as Successor Servicer, the Backup Servicer (subject to Section 7.19(a) and the terms of the Backup Servicing Agreement) or the alternate successor servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement, shall assume all Servicing Duties hereunder and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable. Any Successor Servicer shall be entitled, with the prior consent of the Facility Agent, to appoint agents to provide some or all of its duties hereunder, provided that no such appointment shall relieve such Successor Servicer of the duties and obligations of the Successor Servicer pursuant to the terms hereof and that any such subcontract may be terminated upon the occurrence of a Servicer Termination Event.
          (c) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Servicer under this Agreement and shall pass to and be vested in the Successor Servicer, and the Successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Collateral, including the transfer to the Successor Servicer for the administration by it of all cash amounts that shall at the time be held by Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Loans and the delivery to the Successor Servicer in an orderly and timely fashion of all files and records with respect to the Loans and a computer tape in readable form containing all information necessary to enable the Successor Servicer to service the Loans. In addition, the Servicer agrees to cooperate and use its best efforts, at the Servicer’s expense, to provide the Successor Servicer, with reasonable access (including at the premises of the Servicer) to Servicer’s employees and any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Successor Servicer, to assume the servicing functions hereunder and to maintain a list of key servicing personnel and contact information.

          (d) Upon the Backup Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to the foregoing provisions of this Section 7.19 (including satisfaction of the Rating Condition), the Backup Servicer will promptly begin the transition to its role as Successor Servicer.
          (e) The predecessor Servicer shall pay all Transition Costs of the Backup Servicer incurred in transitioning to its role as Servicer.
          Section 7.20 Exclusion of Loans.
          The Servicer (on behalf of the Borrower) may by notice to the Facility Agent elect to exclude one or more Eligible Loans (or portion(s) thereof) (as applicable, “Excluded Loans”) from the Net Portfolio Collateral Balance; provided that (i) the Overcollateralization Ratio Test would be satisfied after giving effect to such exclusion, (ii) such exclusion would cause any Collateral Quality Test which was satisfied immediately prior to such exclusion to continue to be satisfied, and (iii) such exclusion would maintain or improve the Borrower’s degree of compliance with any Collateral Quality Test which was not satisfied immediately prior to such exclusion.
          Section 7.21 Determination of Certain Collateral Quality Tests.
          Promptly after receiving a Funding Request or any notice of the Borrower’s acquisition of any Loan or of any proposed release of any Loan from the Collateral (whether pursuant to Section 7.7 hereof, by reason of the repurchase or substitution thereof pursuant to Section 7.1 or 7.2 of the Purchase Agreement or otherwise, but excluding any release in connection with a realization upon the Collateral in accordance with Section 6.3 hereof) and a loan tape in Microsoft Excel format, the Documentation Agent shall promptly (i) calculate the Diversity Score by reference to the Diversity Score Table set forth in Annex III hereto for the related Aggregate Industry Equivalent Unit Score set forth therein in accordance with the provisions of such Annex using the values set forth in the latest Monthly Report on the tab referencing “Diversity Score”, (ii) calculate the Moody’s Asset Correlation Factor in accordance with the Moody’s asset correlation methodology set forth in Annex IV using the values set forth in the latest Monthly Report on the tab referencing “Moody’s Asset Correlation Inputs” and (iii) provide the Servicer with a report of such calculations and of any discrepancies with the Diversity Score or Moody’s Asset Correlation Factor calculated by the Borrower, or by the Servicer on its behalf.
ARTICLE VIII
TERMINATION EVENTS; OPTIONAL REDEMPTION EVENTS AND EVENTS OF DEFAULT
          Section 8.1 Termination Events; Optional Redemption Events.
          (a) If any of the following events (each, an “Termination Event”) shall occur and be continuing:

     (i) the occurrence of any Event of Default or Optional Redemption Event; or
     (ii) Moody’s withdraws its rating of the Rated Facility or reduces its rating of the Rated Facility to below Baa3, or
     (iii) the Rolling Three-Month Default Ratio shall exceed 7.5%; or
     (iv) the Rolling Three-Month Charged-Off Ratio shall exceed 5.0%; or
     (v) on any Determination Date, the Interest Coverage Test is not satisfied; or
     (vi) on any Determination Date, the Asset Coverage Ratio shall be less than 225%;
then, and in any such event, the Facility Agent shall, at the request of the Required Lenders, by notice to the Borrower declare the Termination Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that in the event that the Termination Event described in subsection (i) herein has occurred, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Upon its receipt of written notice of the occurrence of any Termination Event from the Required Lenders or upon the Facility’s Agent declaration that the Termination Date shall have occurred pursuant to this paragraph, the Facility Agent shall promptly notify the Documentation Agent thereof. The Documentation Agent shall promptly forward a copy of any such notice received by it to the Borrower, the Servicer, the Backup Servicer, each Managing Agent and Rating Agency, and each Managing Agent shall promptly forward a copy of any such notice received by it to each Lender in its Lender Group.
          (b) If any of the following events (each, an “Optional Redemption Event”) shall occur and be continuing:
     (i) In the event that all Outstanding Borrowings, all accrued and unpaid Interest and Facility Fees and all other Obligations shall not have been paid or repaid in full on the Expected Final Payment Date (regardless of the availability of funds therefor); or
     (ii) except as set forth in clause (i) above, the Borrower shall default in the payment of any other amounts required to be made under the terms of this Agreement (regardless of the availability of funds therefor in accordance with the Priority of Payments), and such failure shall not have been cured on or prior to the next following Payment Date;
     (iii) any representation or warranty made or deemed made by the Originator hereunder or under any other Transaction Document to which it is a party shall prove to be incorrect in any material respect as of the time when the same shall have been made and, in each case if such incorrectness is reasonably able to be remedied, when such incorrectness continues unremedied for more than fifteen (15) days after the first to occur of (A) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to such Person by the Facility Agent, any Lender or Managing Agent or the Collateral Custodian and (B) the date on which such Person becomes aware thereof; or
     (iv) the Originator shall fail to perform or observe in any material respect any term, covenant or agreement of the Originator set forth in any other Transaction Document to which it is a party, and, in each case if such failure is reasonably able to be remedied, when such failure continues unremedied or more than fifteen (15) days after the first to occur of (x) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person by the Facility Agent, any Lender or Managing Agent or the Collateral Custodian and (y) the date on which such Person becomes aware thereof; or
     (v) an Insolvency Event shall occur with respect to the Originator; or
     (vi) the Originator shall be in (A) default in the payment of any Indebtedness in an individual or aggregate principal amount (or having a facility amount) in excess of $1,500,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity, or to cause the termination of any related lending commitment prior to the stated termination date thereof (any applicable grace period having expired); or
     (vii) (A) (x) a final judgment for the payment of money in excess of $10,000,000 (individually or in the aggregate) or a final non- appealable judgment for the payment of money in excess of $2,500,000 individually shall have been rendered against the Originator, or (y) a final non-appealable judgment for the payment of money in excess of $200,000 (individually or in the aggregate) shall have been rendered against the Borrower by a court of competent jurisdiction or (z) a final judgment for the payment of money in excess of $500,000 (individually or in the aggregate) shall have been rendered against the Borrower by a court of competent jurisdiction and, if such judgment relates to the Originator, such judgment, decree or order shall continue unsatisfied and in effect for any period of 30 consecutive days without a stay of execution, or (B) the Originator or the Borrower, as the case may be, shall have made payments of amounts in excess of $10,000,000 or $200,000 (individually or in the aggregate), respectively, in settlement of any litigation; or
     (viii) the Originator ceases to be an “investment company” that has elected to be regulated as a “business development company” within the meaning of the 1940 Act or to be qualified as a “regulated investment company” for purposes of the Internal Revenue Code; or
     (ix) the business and other activities of the Originator, including the consummation and conduct of the transactions contemplated by the Transaction Documents to which the Originator is a party result in a violation by the Originator, the Borrower, or any other person or entity of the 1940 Act or the rules and regulations promulgated thereunder; or
     (x) on any Measurement Date, the Borrowing Base Test shall not be satisfied, and such failure shall continue for more than two (2) Business Days; or
     (xi) on any Measurement Date, the Overcollateralization Ratio Test shall not be satisfied, and such failure shall continue for more than two (2) Business Days; or
     (xii) on any Measurement Date, the Required Equity Test shall not be satisfied, and such failure shall continue for more than two (2) Business Days; or
     (xiii) on any Determination Date, the Asset Coverage Ratio shall be less than 200%; or
     (xiv) a Servicer Termination Event occurs; or
     (xv) the common shares of the Originator shall cease to be listed for trading on a recognized United States national securities exchange; or
     (xvi) any Material Adverse Change occurs in the financial condition of the Borrower or the Originator; or
     (xvii) any Change-in-Control of the Borrower or the Originator occurs; or
     (xviii) the occurrence of any Key Person Event; or

     (xix) the Borrower agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or revision of or to the Management Manual in whole or in part that could have a material adverse effect upon the Transferred Loans or interest of any Lender, without the prior written consent of the Required Lenders;
then, and in any such event, the Facility Agent (A) shall at the request of the Required Lenders by notice to the Borrower declare the Termination Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower, and/or (B) shall, at the request of (x) all Lenders or (y) if the Required Lenders shall have notified the Facility Agent that it is their reasonable expectation that, after giving effect to an orderly realization on the Collateral pursuant to Section 6.2 and to the application of the proceeds thereof in accordance with the Priority of Payments, all Outstanding Borrowings and all accrued and unpaid Interest and Facility Fees (other than Subordinate Interest and Fees) would be paid in full, the Required Lenders, or may, with the consent of all Lenders or, subject to satisfaction of the condition set forth in clause (y) above, the Required Lenders, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower, declare all Outstanding Borrowings and all other amounts owing by the Borrower under this Agreement to have been accelerated and become immediately due and payable. Upon its receipt of written notice of the occurrence of any Optional Redemption Event from the Required Lenders or upon the Facility’s Agent declaration, at the direction of the Required Lenders, that the Termination Date shall have occurred or that the Obligations shall have been accelerated pursuant to this paragraph, the Facility Agent shall promptly notify the Documentation Agent thereof. The Documentation Agent shall promptly forward a copy of any such notice received by it to the Servicer, the Backup Servicer, each Managing Agent and Rating Agency, and each Managing Agent shall promptly forward a copy of any such notice received by it to each Lender in its Lender Group.
          Section 8.2 Events of Default.
          If any of the following events (each, an “Event of Default”) shall occur and be continuing:
     (i) the Borrower shall have failed to pay all Outstanding Borrowings and all amounts required to be paid pursuant to clause (vi) or clause (viii) of Section 2.8 hereof (in each case regardless of the availability of funds therefore) on the Legal Final Maturity Date; or
     (ii) the Borrower shall default in the payment of any amount required to be paid pursuant to clause (vi) or clause (viii) of Section 2.8 hereof (regardless of the availability of funds therefor in accordance with the Priority of Payments) on any date other than the Legal Final Maturity Date and such failure shall have continued without cure for a period of two Business Days; or
     (iii) other than a failure already referred to in paragraphs (i) and (ii) above, the Borrower shall fail on any Payment Date to disburse amounts available in the Collection Account in accordance with the Priority of Payments, which failure continues for a period of two Business Days; or
     (iv) any representation or warranty made or deemed made by the Borrower hereunder or under any other Transaction Document to which it is a party shall prove to be incorrect in any material respect as of the time when the same shall have been made and, in each case if such incorrectness is reasonably able to be remedied, when such incorrectness continues unremedied for more than fifteen (15) days after the first to occur of (A) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to such Person by the Facility Agent, any Lender or Managing Agent or the Collateral Custodian and (B) the date on which such Person becomes aware thereof; or
     (v) the Borrower shall fail to perform or observe in any material respect any other covenant or other agreement of the Borrower set forth in this Agreement and any other Transaction Document to which it is a party, other than those expressly addressed in another clause of this Section 8.2, and, in each case if such failure is reasonably able to be remedied, when such failure continues unremedied or more than fifteen (15) days after the first to occur of (x) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person by the Facility Agent, any Lender or Managing Agent or the Collateral Custodian and (y) the date on which such Person becomes aware thereof; or
     (vi) an Insolvency Event shall occur with respect to the Borrower; or
     (vii) the Borrower shall become required to register as an “investment company” under the 1940 Act; or
     (viii) the Facility Agent, as agent for the Secured Parties, shall fail for any reason to have a valid and perfected first priority security interest in any of the Collateral; or
     (ix) the business and other activities of the Borrower, including the acceptance of the Advances by the Borrower made by the Lenders, the application and use of the proceeds thereof by the Borrower and the consummation and conduct of the transactions contemplated by the Transaction Documents to which the Borrower is a party result in a violation by the Borrower of the 1940 Act or the rules and regulations promulgated thereunder;
then, and in any such event, the Facility Agent shall at the request of the Required Lenders by notice to the Borrower declare the Termination Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower, and all Outstanding Borrowings and all other amounts owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable, provided, that in the event that a Event of Default described in subsection (vi) or (vii) herein has occurred, the Termination Date and such acceleration shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Upon its receipt of written notice of the occurrence of any Event of Default from the Required Lenders or upon the Facility’s Agent declaration, at the direction of the Required Lenders, that the Termination Date shall have occurred or that the Obligations shall have been accelerated pursuant to this paragraph, the Facility Agent shall promptly notify the Documentation Agent thereof. The Documentation Agent shall promptly forward a copy of any such notice received by it to each Managing Agent, the Backup Servicer and the Rating Agency, and each Managing Agent shall promptly forward a copy of any such notice received by it to each Lender in its Lender Group.
ARTICLE IX
INDEMNIFICATION
          Section 9.1 Indemnities by the Borrower.
          (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Agents (in their capacities as such or, if applicable, in their capacities as structuring or placement agents with respect to this Agreement), the Lenders, the Backup Servicer, any Successor Servicer, the Collateral Custodian, the Securities Custodian, any Secured Party or its assignee and each of their respective Affiliates and officers, directors, employees, members and agents thereof (collectively, the “Indemnified Parties”), with a copy to the Documentation Agent, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts” and calculated without duplication of Indemnified Amounts paid by the Servicer pursuant to Section 9.2) awarded against or incurred by, any such Indemnified Party arising out of or as a result of this Agreement (including the structuring hereof and syndication of commitments hereunder to the extent that any such Indemnified Party had been engaged therefor), excluding, however, Indemnified Amounts to the extent resulting from (x) gross negligence, willful misconduct or bad faith on the part of any Indemnified Party or (y) a claim brought by the Borrower or the Servicer against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document (including, in each case, the structuring hereof or syndication of commitments hereunder) as to which such breach shall have been found to have occurred by final order of a court of competent jurisdiction or (z) without limitation of the Borrower’s obligations under Section 2.13, under any Federal, state or local income or franchise taxes or any other Tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by such Indemnified Party in connection herewith to any taxing authority. Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:
     (i) any Loan treated as or represented by the Borrower to be an Eligible Loan that is not at the applicable time an Eligible Loan;

          (ii) reliance on any representation or warranty made or deemed made by the Borrower (or one of its Affiliates) or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;
          (iii) the failure by the Borrower (or one of its Affiliates) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any Loan comprising a portion of the Collateral, or the nonconformity of any Loan, the Related Property with any such Applicable Law or any failure by the Originator, the Borrower or any Affiliate thereof to perform its respective duties under the Loans included as a part of the Collateral;
          (iv) the failure to vest and maintain vested in the Facility Agent a first priority perfected security interest in the Collateral;
          (v) the failure to file or authorize filing, or any delay in filing or authorizing filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Collateral whether at the time of any Advance or at any subsequent time and as required by the Transaction Documents;
          (vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Loan included as part of the Collateral that is, or is purported to be, an Eligible Loan (including a defense based on the Loan not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
          (vii) any failure of the Borrower (or one of its Affiliates) to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Borrower or any Affiliate thereof to perform its respective duties under the Transferred Loans;
          (viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services that are the subject of any Loan included as part of the Collateral or the Related Property included as part of the Collateral;
          (ix) the failure by Borrower to pay when due any Taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral;

          (x) any repayment by the Facility Agent or a Secured Party of any amount previously distributed in reduction of Outstanding Borrowings or payment of Interest or any other amount due hereunder, in each case which amount the Facility Agent or such Secured Party believes in good faith is required to be repaid;
          (xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or in respect of any Loan included as part of the Collateral or the Related Property included as part of the Collateral;
          (xii) any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of any Transferred Loan or the Related Property or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; or
          (xiii) the failure of the Borrower, the Originator or any of their respective agents or representatives to remit to the Servicer or the Facility Agent, Collections on the Collateral remitted to the Borrower or any such agent or representative in accordance with the terms hereof or the commingling by the Borrower or any Affiliate of any collections.
          (b) Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Borrower to the applicable Indemnified Party in accordance with the Priority of Payments. If the Borrower makes any indemnity payment pursuant to this Section 9.1 and the recipient thereafter collects any payments from other persons in respect of such Indemnified Amounts, the recipient shall repay to the Borrower an amount equal to the amount it has collected from other persons in respect of such Indemnified Amounts.
          (c) If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
          (d) The obligations of the Borrower under this Section 9.1 shall survive the resignation or removal of any Agent and the termination of this Agreement but only with respect to any actions or omissions prior to such resignation or removal.
          (e) The parties hereto agree that the provisions of this Section 9.1 shall not be interpreted to provide recourse to the Borrower against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, an Obligor on any Transferred Loan.

          Section 9.2 Indemnities by the Servicer.
          (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, with a copy to the Documentation Agent, from and against any and all Indemnified Amounts (calculated without duplication of Indemnified Amounts paid by the Borrower pursuant to Section 9.1 above) awarded against or incurred by any such Indemnified Party (i) by reason of any acts, omissions or alleged acts or omissions of the Servicer, including (A) any representation or warranty made by the Servicer under or in connection with any Transaction Documents (including the structuring hereof and syndication of commitments hereunder to the extent that any such Indemnified Party had been engaged therefore) to which it is a party, any Required Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (B) the failure by the Servicer to comply with any Applicable Law, (C) the failure of the Servicer to comply with its duties or obligations in accordance with the Agreement, or (D) any litigation, proceedings or investigation against the Servicer, or (ii) the structuring of this Agreement or the syndication of commitments hereunder and to the extent that any such Indemnified Party had been engaged therefor, in each case excluding, however, Indemnified Amounts to the extent resulting from (A) gross negligence, willful misconduct or bad faith on the part of any Indemnified Party, (B) a claim brought by the Servicer or the Borrower against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document as to which such breach shall have been found to have occurred by final order of a court of competent jurisdiction, or (C) under any Federal, state or local income or franchise taxes or any other Tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by such Indemnified Party in connection herewith to any taxing authority. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. If the Servicer makes any indemnity payment pursuant to this Section 9.2 and the recipient thereafter collects any payments from other persons in respect of such Indemnified Amounts, the recipient shall repay to the Servicer an amount equal to the amount it has collected from other persons in respect of such Indemnified Amounts.
          (b) If for any reason the indemnification provided above in this Section 9.2 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Servicer shall contribute to the amount paid or payable to such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
          (c) The obligations of the Servicer under this Section 9.2 shall survive the resignation or removal of any Agent and the termination of this Agreement but only with respect to any actions or omissions prior to such resignation or removal.

          (d) The parties hereto agree that the provisions of this Section 9.2 shall not be interpreted to provide recourse to the Servicer against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, related Obligor on, any Transferred Loan.
          (e) Any indemnification pursuant to this Section 9.2 shall not be payable from the Collateral.
          Section 9.3 Control of Actions.
          (a) Promptly after receipt by an Indemnified Person under Section 9.1 or 9.2 of notice of the commencement of any investigation, litigation or proceeding (each, an “Action”), such Indemnified Person will, if a claim in respect thereof is to be made against the Borrower or the Servicer under Section 9.1 or 9.2, as applicable, notify the Borrower and/or the Servicer, as the case may be, in writing of the commencement thereof; but the failure so to notify the Borrower and the Servicer (i) will not relieve it from liability under Section 9.1 or 9.2 unless and to the extent such failure results in the forfeiture by the Borrower or the Servicer of substantial rights and defenses and (ii) will not, in any event, relieve the Borrower or the Servcier from any obligations to any Indemnified Person other than the indemnification obligations provided in Sections 9.1 and 9.2. Each Indemnified Person shall keep the Borrower and/or the Servicer, as the case may be, regularly apprised of all relevant details regarding any Action to which it is a party.
          (b) The Borrower or the Servicer, as the case may be, shall be entitled to appoint counsel of the Borrower’s or the Servicer’s choice at the Borrower’s or the Servicer’s respective expense to represent the Indemnified Person in any Action for which indemnification is sought (in which case the Borrower or the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person or Persons except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Borrower’s or the Servicer’s election to appoint counsel to represent the Indemnified Person in an Action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Borrower or the Servicer, as the case may be, shall bear the reasonable and documented fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower or the Servicer to represent the Indemnified Person would present such counsel with an ethical conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Action include the Indemnified Person and the Borrower or the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Borrower or the Servicer, (iii) the Borrower or the Servicer, as the case may be, shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such Action or (iv) the Borrower or the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Borrower or the Servicer, as the case may be. The Borrower or the Servicer will not, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Persons are actual or potential parties to such Action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such Action. No Indemnified Persons will, without the prior written consent of the Borrower and/or the Servicer, which shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the Borrower is an actual or potential party to such Action); provided that such consent shall be deemed to have been granted if, within thirty (30) days following the written request for a consent, the Borrower or the Servicer shall not have provided an indemnity bond, in form and substance and from an issuer reasonably satisfactory to the Indemnified Persons, in an amount equal to the amount reasonably estimated by such Indemnified Persons to be their maximum exposure in such Action, assuring payment to such Indemnified Persons of the indemnification which may be payable under this Agreement.
ARTICLE X
THE AGENTS
          Section 10.1 Authorization and Action.
          (a) Each Secured Party hereby designates and appoints Rabobank as Facility Agent hereunder and authorizes Rabobank to take such actions as agent on its behalf and to exercise such powers as are delegated to the Facility Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Lender in each Lender Group hereby designates and appoints the Person designated herein as Managing Agent for such Lender Group as agent for such Lender Group hereunder and authorizes such Person to take such actions as agent on its behalf and to exercise such powers as are delegated to the Managing Agent for such Lender Group by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Secured Party hereby designates and appoints USBank as Paying Agent hereunder and authorizes USBank take such actions as agent on its behalf and to exercise such powers as are delegated to the Paying Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Lender hereby designates and appoints USBank as Documentation Agent and Calculation Agent hereunder and authorizes USBank take such actions as agent on its behalf and to exercise such powers as are delegated to the Documentation Agent and Calculation Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Lender hereby designates and appoints each of Rabobank and Key Equipment Finance Inc. as a Syndication Agent hereunder and authorizes each of them take such actions as agent on its behalf and to exercise such powers as are delegated to such Syndication Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto.
          (b) In performing its functions and duties hereunder, each of the Facility Agent and the Paying Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or the Servicer or any of their successors or assigns. In performing its functions and duties hereunder, each Managing Agent shall act solely as agent for the Lenders in its Lender Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any other Lenders or any of its or their successors or assigns. In performing its functions and duties hereunder, each of the Documentation Agent, the Calculation Agent and each Syndication Agent shall act solely as agent for the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or the Servicer or any of their successors or assigns.
          (c) None of the Facility Agent, the Documentation Agent, the Paying Agent, the Calculation Agent, any Syndication Agent or any Managing Agent for a Lender Group (each, an “Agent”), shall have any duties or responsibilities, except those expressly set forth herein and applicable to such Agent, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of any Agent shall be read into this Agreement or otherwise exist for any Agent. No Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of each Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.
          Section 10.2 Delegation of Duties.
          Each Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
          Section 10.3 Exculpatory Provisions.
          No Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence, willful misconduct or bad faith or, in the case of an Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. No Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. No Agent shall be deemed to have knowledge of any Termination Event unless such Agent has received notice of such Termination Event, in a document or other written communication titled “Notice of Termination Event” from the Borrower, from a Secured Party in the case of the Facility Agent or from a Lender in its Lender Group in the case of a Managing Agent.

          Section 10.4 Reliance.
          (a) Each Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent.
          (b) Each Agent (other than a Managing Agent) shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Lenders or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders which are Committed Lenders, provided, that, unless and until an Agent (other than a Managing Agent) shall have received such advice, such Agent may take or refrain from taking any action, as such Agent shall deem advisable and in the best interests of the Secured Parties. Each Agent (other than a Managing Agent) shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Lenders or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.
          (c) Each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of Committed Lenders in its Lender Group holding a majority of the aggregate Commitments of Lenders in such Lender Group as it deems appropriate or it shall first be indemnified to its satisfaction by the Committed Lenders in its Lender Group, provided, that, unless and until a Managing Agent shall have received such advice, such Managing Agent may take or refrain from taking any action, as such Managing Agent shall deem advisable and in the best interests of the Lenders in its Lender Group. Each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Committed Lenders in its Lender Group holding a majority of the aggregate Commitments of Lenders in such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Lender Group.
          Section 10.5 Non-Reliance on Facility Agent and Other Lenders.
          Each Secured Party expressly acknowledges that no Agent or other Secured Party or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by an Agent or any other Secured Party hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent or any other Secured Party. Each Secured Party represents and warrants to each Agent and to each other Secured Party that it has and will, independently and without reliance upon such Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement.
          Section 10.6 Reimbursement and Indemnification.
          (a) The Committed Lenders agree to reimburse and indemnify the Facility Agent, the Paying Agent, the Documentation Agent, the Calculation Agent and each Syndication Agent and its respective officers, directors, employees, representatives and agents ratably according to their Commitments, as applicable, to the extent not paid or reimbursed by the Borrower (i) for any amounts for which such Agent, acting in its capacity as an Agent, is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by such Agent, in its capacity as an Agent, and acting on behalf of the Lenders or the Secured Parties, in connection with the administration and enforcement of this Agreement and the other Transaction Documents; provided, however, that an Agent shall not be entitled to reimbursement or indemnification under this Section 10.6(a) for amounts or expenses resulting from the gross negligence, willful misconduct or bad faith of such Agent.
          (b) The Committed Lenders in each Lender Group agree to reimburse and indemnify the Managing Agent for such Lender Group and its officers, directors, employees, representatives and agents ratably according to their Commitments, as applicable, to the extent not paid or reimbursed by the Borrower (i) for any amounts for which such Managing Agent, acting in its capacity as Managing Agent, is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by such Managing Agent, in its capacity as Managing Agent, and acting on behalf of the Lenders in its Lender Group, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.
          Section 10.7 Agent in its Individual Capacity.
          Each Agent and each of its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though such Agent were not an Agent hereunder. With respect to Advances made by an Agent (in its individual capacity) or any of its Affiliates pursuant to this Agreement, such Agent and each of its Affiliates shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
          Section 10.8 Successor Agents.
          (a) The Facility Agent may, upon 5 days’ notice to the Borrower, the Secured Parties and the Rating Agencies, and the Facility Agent will, upon the direction of all of the Lenders, resign as Facility Agent and give notice of such resignation to the Rating Agency. If the Facility Agent shall resign, then the Required Lenders during such 5-day period shall appoint from among the Persons acting as Managing Agents a successor agent. If for any reason no successor Facility Agent is appointed by the Required Lenders during such 5-day period, then effective upon the expiration of such 5-day period, the Managing Agents, collectively, shall perform all of the duties of the Facility Agent hereunder and the Borrower shall make all payments in respect of the Obligations or under any Fee Letter delivered by the Borrower to the Facility Agent and the Secured Parties directly to the applicable Secured Parties and for all purposes shall deal directly with the Secured Parties. After any retiring Facility Agent’s resignation hereunder as Facility Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Facility Agent under this Agreement.
          (b) A Managing Agent may, upon 5 days’ notice to the Borrower, the Lenders in its Lender Group, the Facility Agent, the other Managing Agents and the Rating Agencies, and a Managing Agent will, upon the direction of all of the Lenders in its Lender Group resign as Managing Agent for such Lender Group and give notice of such resignation to the Facility Agent, the other Managing Agents and the Rating Agencies. If a Managing Agent shall resign, then the Committed Lenders in its Lender Group holding a majority of the aggregate Commitments of Lenders in such Lender Group, with the consent of the Conduit Lender, if any, in such Lender Group, during such 5-day period shall appoint from among the Secured Parties a successor agent. If for any reason no successor Managing Agent is appointed in such manner during such 5-day period, then effective upon the expiration of such 5-day period, the Committed Lenders in such Lender Group, collectively, shall perform all of the duties of such Managing Agent hereunder and the Borrower and the Facility Agent shall make all payments in respect of the Obligations or under any Fee Letter delivered by the Borrower or the Facility Agent to such Managing Agent or the Lenders in such Lender Group directly to the applicable Lenders and for all purposes shall deal directly with such Secured Parties. After any retiring Managing Agent’s resignation hereunder as a Managing Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement.
          (c) Each of the Documentation Agent, the Paying Agent and the Calculation Agent may, upon 30 days’ notice to the Borrower, the other Secured Parties and the Rating Agencies, and such Agent will, upon the direction of all of the Lenders or, in the case of the Paying Agent, if is no longer satisfies the Agent Rating Requirement, resign as Agent and give notice of such resignation to Rating Agencies. If any such Agent shall resign, then the Required Lenders during such 30 day period shall appoint a successor; provided that in the case of the Paying Agent, such successor shall satisfying the Agent Rating Requirement. If for any reason no successor Agent is appointed by the Required Lenders during such 30 day period, then effective upon the expiration of such 30 day period, the Facility Agent, shall perform all of the duties of such Agent hereunder and, in the case of the Paying Agent, and the Borrower shall make all payments in respect of the Obligations which would otherwise be paid to the Paying Agent directly to the Secured Parties entitled thereto. After any retiring Agent’s resignation hereunder as Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
          (d) A Syndication Agent may, upon ten (10) Business Days’ prior written notice to the Borrower, the Lenders, the Managing Agents and the Facility Agent resign as Syndication Agent. In addition, a Syndication Agent shall automatically, and without further action, be deemed to have resigned as, and shall cease to be, a Syndication Agent at such time as neither it nor any Affiliate shall have any Commitment hereunder. In the event of the resignation of a Syndication Agent, the consent rights of the Syndication Agents hereunder shall be exercisable solely by any remaining Syndication Agent, and in the event of the resignation of all Syndication Agents, the consent rights of the Syndication Agents hereunder shall be exercisable by the Facility Agent, in each case unless and until a replacement Syndication Agent shall have been appointed. If a Syndication Agent shall resign, then the Facility Agent, with the consent of any remaining Syndication Agent and the Borrower, may, but shall not be required to, appoint a successor Syndication Agent. After any Syndication Agent’s resignation hereunder as Syndication Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Syndication Agent under this Agreement.
ARTICLE XI
ASSIGNMENTS; PARTICIPATIONS
          Section 11.1 Assignments and Participations.
          (a) Neither Borrower nor the Servicer shall have the right to assign its rights or obligations under this Agreement.
          (b) Borrower and each Lender hereby agree and consent to the complete or partial assignment by each Conduit Lender of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) to its Support Providers pursuant to a Support Facility or to its Funding Sources, or (ii) (A) to any other issuer of commercial paper notes sponsored or administered by same managing agent or administrator as such Conduit Lender of an Affiliate thereof or (B) to any Lender or any Affiliate of a Lender hereunder, or (iii) to any other Person in accordance with Section 11.1(c). Upon such assignment, such Conduit Lender shall be released from its obligations so assigned. Further, Borrower and each Lender hereby agree that any assignee of any Conduit Lender of this Agreement or all or any of the outstanding Advances of such Conduit Lender shall have all of the rights and benefits under this Agreement as if the term “Conduit Lender” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Conduit Lender hereunder.
          (c) Any Lender may at any time and from time to time, with the prior consent of the Facility Agent (such consent not to be unreasonably withheld or delayed), assign to one or more Persons (“Purchasing Lenders”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit C-1 hereto (the “Assignment and Acceptance”) executed by such Purchasing Lender and such selling Lender. In addition, so long as no Termination Event has occurred and is continuing at such time, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required prior to the effectiveness of any such assignment unless such assignment is to any Lender, any Funding Source or Support Provider of a Lender, any Affiliate of a Lender, Funding Source or Support Provider or any issuer of commercial paper notes sponsored or administered by a Lender or any Funding Source or Support Provider for a Lender or any Affiliate of any Lender, Funding Source or Support Provider. Upon delivery of the executed Assignment and Acceptance to the Facility Agent, such selling Lender shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing

Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Borrower, the Lenders, the Managing Agents or the Facility Agent shall be required. Notwithstanding any other provision of this Agreement to the contrary, so long as no Termination Event has occurred and is continuing at such time, the consent of ******** (such consent not to be unreasonably withheld or delayed), so long as it remains a Committed Lender hereunder, shall be required prior to the effectiveness of any assignment by ******** to a Person which is not an Affiliate of ******** if, after giving effect to such assignment, the Commitment of ******** would be less than $75,000,000.
          (d) By executing and delivering an Assignment and Acceptance, the Purchasing Lender thereunder and the selling Lender thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such selling Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Purchasing Lender confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such Purchasing Lender will, independently and without reliance upon the Facility Agent, the selling Lender or any other Lender or any Managing Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such Purchasing Lender and such selling Lender confirm that such Purchasing Lender is an Eligible Assignee; (v) such Purchasing Lender appoints and authorizes each of the Facility Agent and the applicable Managing Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
          (e) The Facility Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of, each Advance owned by each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Lenders and the Borrower may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Lenders or the Borrower at any reasonable time and from time to time upon reasonable prior notice.
          (f) Subject to the provisions of this Section 11.1, upon their receipt of an Assignment and Acceptance executed by a selling Lender and a Purchasing Lender, the Facility Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, accept such Assignment and Acceptance, and the Facility Agent shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to each Lender.
          (g) Any Lender may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”), with the prior written notice to the Facility Agent, participating interests in its pro-rata share of the Advances of the Lenders or any other interest of such Lender hereunder. Notwithstanding any such sale by a Lender of a participating interest to a Participant, such Lender’s rights and obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance of its obligations hereunder, and the Borrower, the Lenders, the Managing Agents and the Facility Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification set forth in clauses (ii) and (iii) to the proviso to Section 12.1 that affects such Participant.
          (h) Each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or Servicer furnished to such Lender by or on behalf of the Borrower or the Servicer.
          (i) Notwithstanding any other provision of this Agreement to the contrary, no Lender shall assign, transfer, grant a participation interest in or otherwise convey any Note or any beneficial interest therein to any Person other than a Qualified Lender.
          (j) Notwithstanding any other provision of this Agreement to the contrary, but subject to the provisions in Section 11.1(i), (i) no Lender shall be prohibited from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with Applicable Law and any such pledge or collateral assignment may be made without compliance with Section 11.1(b) or Section 11.1(c), and (ii) any Conduit Lender may pledge or assign as collateral any of its rights under this Agreement pursuant to its program collateral or security agreement with a collateral agent to secure obligations owing by such Conduit Lender to its debt holders, Support Providers or other creditors or the debt holders, Support Providers or other creditors of its Funding Source; provided that, in the case of any pledge or assignment under this Section 11.1(j), the pledgor or assignor shall remain responsible for all of its obligations under this Agreement as though such pledge or assignment had not occurred.

ARTICLE XII
MISCELLANEOUS
          Section 12.1 Amendments and Waivers.
          (a) Except as provided in this Section 12.1, no amendment, waiver, consent or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Facility Agent and the Required Lenders; provided, however, that (i) without the consent of the Lenders, the Facility Agent may, with the consent of Borrower, amend this Agreement solely to add additional Persons as Lenders hereunder, (ii) any amendment of this Agreement that is solely for the purpose of increasing the Commitment of a specific Lender may be effected with the written consent of the Borrower, the Facility Agent and the affected Lender, (iii) the Facility Agent shall not release its lien on and security interest in all or substantially all of the Collateral without the written consent of each Lender, and (iv) the consent of each affected Lender shall be required to: (A) extend the Scheduled Commitment Termination Date or the date of any payment or deposit of Collections by the Borrower or the Servicer, (B) reduce the amount (other than by reason of the repayment thereof) or extend the time of payment of Outstanding Borrowings or reduce the rate or extend the time of payment of Interest (or any component thereof) or increase the Commitment of such Lender, (C) reduce any fee payable to the Facility Agent for the benefit of the Lenders, (D) amend, modify or waive any provision of the definition of Required Lenders or Sections 2.11, 3.2, 11.1(a), 12.1, 12.9, or 12.10, (E) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (F) amend or waive any Servicer Termination Event, Termination Event, Optional Redemption Event or Event of Default, (G) change the definition of “Borrowing Base Test,” “Overcollateralization Ratio Test,” “Required Equity Test” or “Payment Date,” (H) amend, modify or waive any provision of Section 2.8 in any material respect, or (I) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (H) above in a manner that would circumvent the intention of the restrictions set forth in such clauses. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          (b) Notwithstanding clause (a) above, no amendment, waiver or other modification having a material affect on the rights or obligations of the Paying Agent, the Documentation Agent, or the Calculation Agent shall be effective against such Person without the written agreement of such Person. The Borrower or the Servicer on its behalf will deliver a copy of all waivers and amendments to the Documentation Agent, the Paying Agent and the Calculation Agent.
          (c) No amendment, waiver or other modification having a material affect on the rights or obligations of the Collateral Custodian, the Securities Custodian or the Backup Servicer (including any duties of the Servicer that the Backup Servicer would have to assume as Successor Servicer) shall be effective against such Person without the written agreement of such Person. The Borrower or the Servicer on its behalf will deliver a copy of all waivers and amendments to the Collateral Custodian, the Securities Custodian and the Backup Servicer.

          (d) No amendment, waiver or other modification under this Section 12.1, shall become effective unless the Rating Condition shall have been satisfied with respect thereto.
          (e) If any Lender whose consent would otherwise be required under this Section 12.1 to effect any waiver, amendment or other modification of this Agreement or any other Transaction Document refuses to so consent at a time when the Required Lenders so consent and any required Rating Condition shall have been satisfied with respect thereto, the Borrower may, within 30 days of such refusal and upon notice to the Facility Agent and each Managing Agent, propose a replacement Lender for such refusing Lender and the provisions set forth in Section 2.14(b) shall apply in respect of such replacement.
          Section 12.2 Notices, Etc.
          All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or other electronic transmission) and mailed, transmitted or hand delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or Joinder Agreement, as applicable, or at such other address as shall be designated by such party in a written notice to the other parties hereto; provided that Funding Requests hereunder may not be delivered by means of an electronic transmission other than electronic transmission of a facsimile copy (including a file sent by email in “pdf” format). All such notices and communications shall be effective upon receipt, except that notices and communications sent by facsimile copy or to an email address shall not be effective until verbal confirmation of receipt is obtained. All notices and other communications to the Rating Agency provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or other electronic transmission) and mailed, transmitted or hand delivered to it at:
Moody’s Investor Services
7 World Trade Center, 250 Greenwich Street
New York, New York 10007
Attention: CDO Monitoring Group
Email: cdomonitoring@moodys.com
          Section 12.3 No Waiver, Rights and Remedies.
          No failure on the part of the Facility Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

          Section 12.4 Binding Effect.
          This Agreement shall be binding upon and inure to the benefit of the Borrower, the Facility Agent, the Secured Parties and their respective successors and permitted assigns, and the provisions relating to the Backup Servicer, including Sections 2.8, 7.19, 9.1 and 9.2 shall inure to the benefit of the Backup Servicer.
          Section 12.5 Term of this Agreement.
          This Agreement, including the Borrower’s obligation to observe its covenants set forth in Article V, and the Servicer’s obligation to observe its covenants set forth in Article VII, shall remain in full force and effect until the Final Date; provided, however, that the rights and remedies with respect to any breach of any representation or warranty made or deemed made by the Borrower pursuant to Articles III or IV, the indemnification and payment provisions of Article IX and Sections 10.6 and 12.8, and the provisions of Sections 12.6, 12.7, 12.9 and 12.10 shall be continuing and shall survive any termination of this Agreement.
          Section 12.6 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.
          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE SECURED PARTIES PARTY HERETO AND EACH OTHER SECURED PARTY BY ITS ACCEPTANCE OF THE BENEFITS ACCORDED HEREBY, EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
          Section 12.7 WAIVER OF JURY TRIAL.
          TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES PARTY HERETO AND EACH SECURED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS ACCORDED HEREBY, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          Section 12.8 Costs, Expenses and Taxes.
          (a) In addition to the rights of indemnification granted to the Facility Agent, the other Agents and Secured Parties, the Collateral Custodian, the Securities Custodian, the Backup Servicer, any Successor Servicer and its or their Affiliates and officers, directors, employees and agents thereof under Article IX hereof, the Borrower agrees to pay, in accordance with the Priority of Payments, all reasonable and documented costs and expenses of the Facility Agent, the other Agents and Secured Parties, the Collateral Custodian, the Securities Custodian, the Backup Servicer and any Successor Servicer incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Facility Agent, the other Agents and Secured Parties, the Collateral Custodian, the Securities Custodian, the Backup Servicer and any Successor Servicer with respect thereto and with respect to advising the Facility Agent, the other Agents and Secured Parties, the Collateral Custodian, the Securities Custodian, the Backup Servicer and any Successor Servicer as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable and documented counsel fees and expenses), incurred by the Facility Agent, the other Agents and Secured Parties, the Collateral Custodian, the Securities Custodian, the Backup Servicer and any Successor Servicer in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.
          (b) The Borrower shall pay, in accordance with the Priority of Payments, any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any Support Facility in connection with this Agreement or the funding or maintenance of Advances hereunder.
          (c) The Borrower shall pay, in accordance with the Priority of Payments, all other costs, expenses and taxes (excluding income taxes or other taxes that would not be indemnified under Section 2.13), including all reasonable costs and expenses incurred by the Facility Agent or any Managing Agent in connection with periodic audits of the Borrower’s or the Servicer’s books and records, which are incurred as a result of the execution of this Agreement.
          (d) The Borrower shall pay, in accordance with the Priority of Payments, to the Rating Agency all rating monitoring fees and expenses of such Rating Agency in connection with the maintenance of its respective rating of the Rated Facility.
          Section 12.9 No Proceedings.
          Each party hereto hereby covenants and agrees that on behalf of itself and each of its affiliates, that prior to the date which is one year and one day after the payment in full of all indebtedness for borrowed money of a Conduit Lender, such party will not institute against, or join any other Person in instituting against, such Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
          Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day since the Final Date.
          The provisions of this Section 12.9 shall survive the termination of this Agreement.
          Section 12.10 Recourse Against Certain Parties.
          (a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Facility Agent or any Secured Party contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.
          (b) Amounts payable by the Borrower hereunder shall be paid solely from the Collateral and no recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Borrower contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.
          (c) Each of parties hereto hereby acknowledges and agrees that any other transactions with a Conduit Lender hereunder shall be without recourse of any kind to such Conduit Lender. A Conduit Lender shall have no obligation to pay any amounts owing hereunder in excess of any amount available to such Conduit Lender after paying or making provision for the payment of any commercial paper notes of such Conduit Lender. In addition, each party hereto agrees that a Conduit Lender shall have no obligation to pay any other party, any amounts constituting fees, a reimbursement for expenses or indemnities (collectively, “Expense Claims”), and such Expense Claims shall not constitute a claim against such Conduit Lender (as defined in Section 101 of Title 11 of the United States Bankruptcy Code), unless or until such Conduit Lender has received amounts sufficient to pay such Expense Claims and such amounts are not required to pay the commercial paper of such Conduit Lender.
          (d) The provisions of this Section 12.10 shall survive the termination of this Agreement.

          Section 12.11 Protection of Security Interest; Appointment of Facility Agent as Attorney-in-Fact.
          (a) The Borrower shall, or shall cause the Servicer to, cause or authorize this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Facility Agent as agent for the Secured Parties and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all time to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Facility Agent as agent for the Secured Parties hereunder to all property comprising the Collateral. The Borrower shall deliver, or shall cause the Servicer to deliver, to the Facility Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing, in each case, solely to the extent that the Borrower or the Servicer (rather than the Facility Agent) is the recipient of any such file-stamped copies or filing receipts. The Borrower and the Servicer shall cooperate fully in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.11.
          (b) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Facility Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted to the Facility Agent, as agent for the Secured Parties, in the Collateral, or to enable the Facility Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder.
          (c) If the Borrower or the Servicer fails to perform any of its obligations hereunder after five Business Days’ notice from the Facility Agent, the Facility Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligation; and the Facility Agent’s or such Lender’s reasonable costs and expenses incurred in connection therewith shall be payable by the Borrower or the Servicer (if the Servicer that fails to so perform is the Borrower or an Affiliate thereof) as provided in Article IX, as applicable. The Borrower irrevocably authorizes the Facility Agent and appoints the Facility Agent as its attorney-in-fact to act on behalf of the Borrower, (i) to execute, if required, on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Facility Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Facility Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Lenders in the Collateral. This appointment is coupled with an interest and is irrevocable.
          Section 12.12 Confidentiality.
          (a) Each of the Agents and the Lenders agrees and the Borrower agrees, and each other Secured Party shall be deemed to have agreed, by its acceptance of the benefits accorded hereby, to maintain and to cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses (including confidential propriety information regarding the Loans and the Obligors thereunder) obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants and attorneys, (ii) disclose such information as required by an Applicable Law, as required to be publicly filed with the U.S. Securities and Exchange Commission, as required by an order of any judicial or administrative proceeding or as permitted in Section 12.12(b) below, (iii) disclose the existence of this Agreement, but not the financial terms thereof, (iv) publicly disclose the existence and financial terms of this Agreement to the extent required for analysts to properly model the transaction evidenced hereby, and (v) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents.
          (b) Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it and the Loans for use in connection with the transactions contemplated herein and in the Transaction Documents and in connection with obtaining and monitoring credit ratings or estimates with respect to the Loans and the Advances (i) to the Facility Agent or other Secured Parties by each other, (ii) by the Facility Agent or the other Secured Parties to any prospective or actual Eligible Assignee or participant of any of them, (iii) by the Facility Agent or the other Secured Parties to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Secured Party and (iv) to any Rating Agency, and to any officers, directors, members, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential non-public nature of such information and agree to be bound hereby. In addition, the Facility Agent and the other Secured Parties may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings.
          (c) The Borrower and the Servicer each agrees that it shall not (and shall not permit any of its Affiliates to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Transaction Documents without the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld or delayed) unless such news release or public announcement is required by law or is necessary for analysts to properly model the transaction evidenced hereby, in which case the Borrower or the Servicer shall consult with the Facility Agent prior to the issuance of such news release or public announcement. The Borrower and the Servicer each may, however, disclose the general terms of the transactions contemplated by this Agreement and the Transaction Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

          Section 12.13 Execution in Counterparts; Severability; Integration.
          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any Fee Letters.
          Section 12.14 Special Provisions Applicable to Conduit Lenders.
     Each of the parties hereby covenants and agrees that:
          (a) notwithstanding anything to the contrary herein, any Conduit Lender may disclose to its Support Providers, its collateral administrator, its Program Manager, any Affiliates of any such Person and Governmental Authorities having jurisdiction over such Conduit Lender or any of its Support Providers, its Program Manager or any Affiliate of such Person and any of the rating agencies that have rated such Conduit Lender’s Commercial Paper Notes or other debt, the identities of (and other material information regarding) the Borrower, any other obligor in respect of, an Advance made by such Conduit Lender, collateral for such an Advance and any of the terms and provisions of the Transaction Documents that it may deem necessary or advisable; no provision herein pertaining specifically to any Conduit Lender or any of its Support Providers or an Advance made by such Conduit Lender, including this Section 12.14, may be amended or waived without the written consent of such Conduit Lender;
          (b) no pledge and/or collateral assignment by any Conduit Lender to any of its Support Providers under a Support Facility of an interest in the rights of such Conduit Lender in any Advance made by such Conduit Lender shall constitute an assignment and/or assumption of such Conduit Lender’s obligations under this Agreement, such obligations in all cases remaining with such Conduit Lender; and any such pledge and/or collateral assignment of the rights of such Conduit Lender shall be permitted hereunder without further action or consent, and any such pledgee may perfect a collateral assignment of such interest notwithstanding anything to the contrary in this Agreement; and
          (c) each Conduit Lender may act hereunder by and through its Program Manager or its collateral administrator.
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Annex I
Definitions
          As used in this Agreement and its exhibits, schedules and annexes, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          Account Amounts: On any date of determination, the amounts then on deposit in the Collection Account and the Interest Reserve Account.
          Account Control Agreement: An agreement or agreements with the applicable Securities Intermediary with respect to one or more Transaction Accounts in favor of the Facility Agent, for the benefit of the Secured Parties, substantially in form of Exhibit G hereto (or in such other form as shall be reasonably acceptable to the Facility Agent).
          Accrual Period: The period from and including the Closing Date to but excluding the initial Payment Date and each successive period from and including a Payment Date to but excluding the following Payment Date.
          Additional Amount: Defined in Section 2.13.
          Adjusted Commitment: On any date of determination, with respect to a Committed Lender for a Conduit Lender, such Committed Lender’s Commitment minus the aggregate outstanding principal amount of its Support Advances to such Conduit Lender.
          Adjusted Outstanding Loan Balance: With respect to any Defaulted Loan at any time, the least of (i) the applicable Moody’s Recovery Rate multiplied by the Outstanding Loan Balance thereof at such time, (ii) its Fair Market Value and (iii) with respect to any Defaulted Loan that has been a Defaulted Loan for more than two years, zero.
          Administrative Expenses: Any amounts due and payable, including in respect of any indemnity, from and by or accrued for the account of the Borrower with respect to any Payment Date to:
          (i) any Agent, including the Agents Fees;
          (ii) the Independent Director, independent accountants, agents and counsel of the Borrower for fees and expenses (including tax reports); or
          (iii) the Rating Agency for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Rated Facility (including fees and expenses due or accrued in connection with any credit estimates or ratings of any Loans).
          Advance: Defined in Section 2.1(a).

          Adverse Claim: A lien, security interest, pledge, charge, encumbrance or other right or claim of any Person.
          Advisory Agreement: The Investment Advisory Agreement dated as of July 22, 2004, between PCC and PCM, as extended as of June 6, 2008 and as the same may be further extended from time to time in accordance with its terms.
          Affected Party: Each Agent, each Lender and, with respect to any Conduit Lender, each of its Funding Sources and Support Providers, and any Affiliate of any of the foregoing.
          Affiliate: With respect to a Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.
          Agent: Defined in Section 10.1(c).
          Agent Rating Requirement: A requirement that is satisfied by any Agent, if such Agent or a Person which is unconditionally guaranteeing the obligations of such Agent under this Agreement (in a manner satisfactory to the Rating Agency) has a long-term unsecured debt rating of “Baa3” or better by Moody’s.
          Agents Fees: Collectively, the Documentation Agent Fee, the Calculation Agent Fee and the Paying Agent Fee.
          Agents/Backup Servicer Fee Letter: The letter agreement or agreements in effect from time to time among the Borrower, the Facility Agent and one or more of the Backup Servicer, the Calculation Agent, the Documentation Agent and the Paying Agent in respect of certain amounts payable to each of the Backup Servicer, the Calculation Agent, the Documentation Agent and the Paying Agent, as applicable, for its own account, as it or they may be amended or modified from time to time with the consent of the Borrower and the Facility Agent.
          Aggregate Outstanding Loan Balance: On any date of determination, the sum of the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral on such date.
          Aggregate Purchased Loan Balance: On any date of determination, (i) the Purchased Loan Balances of all Borrowing Base Eligible Loans included as part of the Collateral on such date, minus (ii) the sum, without duplication, of (A) the Large Loan Excess Amount, plus (B) the Loan Seniority Excess Amount.
          Agreement: This Third Amended and Restated Loan and Servicing Agreement.

          Alternate Base Rate: On any date, a fluctuating rate of interest per annum determined by the Calculation Agent (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) to equal to the higher of (i) the Prime Rate (as provided by Rabobank to the Calculation Agent) or (ii) the Federal Funds Rate plus 0.50%.
          Amortization Period: The period beginning on the Termination Date and ending on the Final Date.
          Annual Expense Cap: $400,000.
          Annual Period: Each successive period consisting of twelve consecutive Payment Dates commencing with the first Payment Date following the Second Restatement Effective Date.
          Applicable Law: As of any date of determination and for any Person, the then applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including usury laws, the Federal Truth in Lending Act, and Regulation Z, Regulation W and Regulation B of the Federal Reserve Board), and the then applicable judgments, decrees, injunctions, writs, orders, or line action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
          Approved Valuation Agent: Lincoln International or another independent valuation agent who is not an Affiliate of any party hereto and appointed by the initial Servicer with the consent of the Facility Agent, which consent shall not be unreasonably withheld. The Servicer shall give prompt notice of the appointment of any other or additional Approved Valuation Agent to Moody’s.
          Asset Coverage Ratio: As of any date of determination and determined on a consolidated basis in accordance with GAAP: the ratio of (i) the fair market value of the total assets of the Originator and its consolidated subsidiaries (for such purpose, the “fair market value” of any Loan being the Fair Market Value thereof as most recently determined pursuant to this Agreement), less all liabilities (other than Indebtedness, including Indebtedness hereunder) of the Originator and its consolidated subsidiaries, to (ii) the aggregate amount of Indebtedness (including, for the avoidance of doubt, Indebtedness hereunder) of the Originator and its consolidated subsidiaries.
          Assignment and Acceptance: Defined in Section 11.1(c).
          Assignment of Mortgage: As to each Loan secured by an interest in real property, one or more assignments, notices of transfer or equivalent instruments, each in recordable form and sufficient under the laws of the relevant jurisdiction to reflect the transfer of the related mortgage, deed of trust, security deed or similar security instrument and all other documents related to such Loan to the Borrower and to grant a perfected lien thereon by the Borrower in favor of the Facility Agent on behalf of the Secured Parties, each such Assignment of Mortgage to be substantially in the form of Exhibit F hereto.

          Availability: On any date of determination, the lesser of (i) the maximum amount, if any, by which the Outstanding Borrowings could be increased without causing any of the Borrowing Base Test, the Overcollateralization Ratio Test or the Required Equity Test not to be satisfied on such day, and (ii) the amount by which the Facility Amount exceeds the Outstanding Borrowings on such day; provided, however, during the Amortization Period, the Availability shall be zero.
          Available Collections: Defined in Section 2.8.
          Backup Servicer: U.S. Bank National Association, in its capacity as Backup Servicer under the Backup Servicing Agreement.
          Backup Servicer Expenses: The out-of-pocket expenses to be paid to the Backup Servicer under the Backup Servicing Agreement.
          Backup Servicer Fee: The fee to be paid to the Backup Servicer as set forth in the Agents/Backup Servicer Fee Letter.
          Backup Servicing Agreement: The Amended and Restated Backup Servicing Agreement, dated as of the First Restatement Effective Date among the Borrower, the Servicer, the Subservicer, the Facility Agent, the Documentation Agent and the Backup Servicer.
          Bankruptcy Code: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101, et seq.), as amended from time to time.
          Benefit Plan: Any employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA in respect of which the Borrower or any ERISA Affiliate of the Borrower is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
          Bond: A security that is in the form of, or represented by, a bond, debenture, note (other than notes delivered pursuant to loans) or other debt instrument, in each case, issued pursuant to an indenture, paying agency agreement or similar agreement with a trustee or fiscal agent.
          Borrower: Defined in the preamble hereto.
          Borrower Notice: A written notice, in the form of Exhibit A-1, A-2 or A-3, as applicable.
          Borrower Permitted Liens: The following Liens:
          (i) Liens created pursuant to the Transaction Documents in favor of the Facility Agent, as agent for the Secured Parties.
          (ii) Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate cash reserves with respect thereto are maintained by the Borrower;

          (iii) Liens securing judgments for the payment of money not constituting an Event of Default or Optional Redemption Event hereunder;
          (iv) in the case of a Second Lien Loan, the Lien of the senior loan or loans to which such Second Lien Loan is subordinated; and
          (v) materialmen’s, warehousemen’s and other liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith.
          Borrowing Base: On any date of determination, an amount equal to (i) 50% of the Aggregate Purchased Loan Balance plus (ii) the Account Amounts.
          Borrowing Base Eligible Loan: On any date of determination, each Loan which satisfies each of the following requirements on such date:
          (i) the Loan is an Eligible Loan;
          (ii) the Loan shall have been valued in accordance with the Management Manual based on the valuation by the Approved Valuation Agent;
          (iii) the Loan is not a Defaulted Loan and, if such Loan shall at any time have been a Defaulted Loan and is not a Broadly Syndicated Loan, all defaults with respect thereto shall have been and remained cured without further default for a period of not less than 6 consecutive months;
          (iv) the Loan is rated 1, 2 or 3 in accordance with the Risk Rating Model; and
          (v) such Loan has a Moody’s Rating Factor which does not exceed the applicable Maximum Moody’s Rating Factor; provided that that if and so long as such Loan is a Rating Pending Loan, such Loan shall satisfy this clause (v) for a period not exceeding 120 days following the first date on which such Loan was included in the Collateral if the Servicer makes a good faith determination that the Moody’s Rating Factor for such Loan will not exceed the Maximum Moody’s Rating Factor and shall have given notice of such determination to the Documentation Agent and the Facility Agent.
          Borrowing Base Test: A test that is satisfied as of any Measurement Date if the Borrowing Base is at least equal to the Outstanding Borrowings.
          Breakage Costs: Defined in Section 2.11.
          Broadly Syndicated Loan: A Loan (i) which is part of an issuance of at least $150,000,000 in aggregate principal amount for all pari passu obligations of which such Loan was a part or series and (ii) title to which is beneficially owned by four or more unaffiliated lenders (inclusive of the Borrower) or other holders of record.

          Business Day: Any day of the year other than a Saturday or a Sunday on which (i) banks are not required or authorized to be closed in New York City or the location of the principal office of the Collateral Custodian (initially St. Paul, Minnesota) or the location of the office of the Securities Custodian (initially Boston, Massachusetts), and (ii) if the term “Business Day” is used in connection with the LIBO Rate or in connection with the making or repayment of Advances which bear Interest determined by reference to the LIBO Rate, means the foregoing only if such day is also a day of year on which dealings in United States dollar deposits are carried on in the London interbank market.
          Calculation Agent: Defined in the preamble hereto.
          Calculation Agent Fee: As defined in the Agents/Backup Servicer Fee Letter.
          Cap Amount: With respect to a Payment Date, the following amount:

CR x AR x NPCB x	AD
360
          where

CR	=	the Cap Rate;

AR	=	0.50

NPCB	=	the daily average of Net Portfolio Collateral Balance during the Accrual Period ended on such Payment Date; and

AD	=	the actual number of days in such Accrual Period.
          Cap Rate: With respect to any Accrual Period ending on or after the Second Restatement Effective Date (a) if the LIBO Rate for such Accrual Period is 1.00% or higher, a rate per annum equal to the sum of (i) 4.00% plus (ii) such LIBO Rate, or (b) if the LIBO Rate for such Accrual Period is lower than 1.00%, a rate per annum equal to 5.00%.
          Change-in-Control: With respect to any entity, the date on which (i) any Person or “group” acquires any “beneficial ownership” (as such terms are defined under Rule 13d-3 of, and Regulation 13D under, the Securities Exchange Act of 1934, as amended, but excluding any Benefit Plan of such entity or its subsidiaries, and any Person acting in its capacity as a trustee, agent or other fiduciary or administrator of any such Benefit Plan), either directly or indirectly, of membership interests or other equity interests or any interest convertible into any such interest in such entity having more than fifty percent (50%) of the voting power for the election of managers of such entity, if any, under ordinary circumstances, or (ii) an entity sells, transfers, conveys, assigns or otherwise disposes of all or substantially all of the assets of such entity.
          Charged-Off Loan: Any Loan (i) that is 90 days past due with respect to any interest or principal payment, (ii) for which an Insolvency Event has occurred with respect to the related Obligor or (iii) that is or should be written off as uncollectible by the Servicer in accordance with the Management Manual.
          Charged-Off Ratio: With respect to any Collection Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Collection Period, (i) the numerator of which is equal to the aggregate Outstanding Loan Balance of all Transferred Loans and repurchased Loans that became Charged-Off Loans during such Collection Period and (ii) the denominator of which is equal to (A) the sum of (x) the Aggregate Outstanding Loan Balance as of the first day of such Collection Period and (y) the Aggregate Outstanding Loan Balance as of the last day of such Collection Period, divided by (B) two.
          Clearstream: Clearstream Banking Luxembourg, S.A., a corporation organized under the laws of the Grand Duchy of Luxembourg.
          Closing Date: June 6, 2007.
          Collateral: All right, title and interest, whether now owned or hereafter acquired or arising, and wherever located, of the Borrower in, to and under any and all of the following:
          (i) the Transferred Loans, and all monies due or to become due in payment of such Loans on and after the related Purchase Date;
          (ii) any Related Property securing the Transferred Loans including all proceeds from any sale or other disposition of such Related Property;
          (iii) the Loan Documents relating to the Transferred Loans;
          (iv) all Supplemental Interests related to any Transferred Loans;
          (v) each Transaction Account, all funds held in such account, and all certificates and instruments, if any, from time to time representing or evidencing any Transaction Account or such funds;
          (vi) all Collections and all other payments made or to be made in the future with respect to the Transferred Loans, including such payments under any guarantee or similar credit enhancement with respect to such Loans, including any payments received by the Borrower or on behalf of the Borrower by the Servicer or the Originator in respect of the Transferred Loans and whether in the form of cash, checks, wire transfers, electronic transfers or any other form of payment;
          (vii) the Purchase Agreement; and
          (viii) all income and Proceeds of the foregoing.
          Collateral Custodian: U.S. Bank National Association, in its capacity as Collateral Custodian under the Custody Agreement, together with its successors and assigns.

          Collateral Quality Tests: Tests (each, a “Collateral Quality Test”) performed with respect to the Eligible Loans included in the Collateral on any date of determination, that are satisfied so long as:
          (i) the Weighted Average Moody’s Recovery Rate is greater than or equal to 32% as of such date;
          (ii) the Weighted Average Moody’s Rating Factor is less than or equal to 4250 as of such date;
          (iii) Weighted Average Coupon is greater than or equal to 9.00% as of such date;
          (iv) the Weighted Average Spread is equal to or greater than 4.50% as of such date;
          (v) the Weighted Average Life is equal to or less than 60 months;
          (vi) the Moody’s Asset Correlation Factor is less than or equal to 25 as of such date based on a number of Eligible Loans equal to 20; and
          (vii) the Diversity Score is equal to or greater than 7.5 as of such date.
          Collateral Value: On any date of determination, (i) with respect to an Eligible Loan other than a Defaulted Loan, the Outstanding Loan Balance of such Loan on such date, provided that if such Eligible Loan was purchased by the Originator or by the Borrower for a purchase price of less than 85% of the Outstanding Loan Balance thereof, the Collateral Value of such Eligible Loan (if determined pursuant to this clause (i)) shall be such purchase price, reduced by the product of (a) the aggregate Principal Collections applied to reduction of the Outstanding Loan Balance of such Loan after the date of purchase multiplied by (b)(1) the purchase price divided by (2) the Outstanding Loan Balance of such Loan on the date of purchase, and (ii) with respect to an Eligible Loan which is a Defaulted Loan, the Adjusted Outstanding Loan Balance of such Defaulted Loan on such date, and (iii) with respect to a Loan which is not an Eligible Loan or which has not been valued by the Approved Valuation Agent, zero.
          Collection Account: Defined in Section 7.4(e).
          Collection Period: Each calendar month; provided that for purposes of Interest Collections only, the “Collection Period” shall mean each period from and including any Reporting Date to, but excluding, the next following Reporting Date.
          Collections: (i) All cash collections or other cash proceeds of a Transferred Loan received by or on behalf of the Borrower by the Servicer or the Originator from or on behalf of any Obligor in payment of any amounts owed in respect of such Transferred Loan, including Interest Collections, Principal Collections, Insurance Proceeds, and all Recoveries, (ii) all amounts received by the Borrower in connection with the repurchase of an Ineligible Loan pursuant to Section 7.1 of the Purchase Agreement, (iii) all amounts received by the Borrower in connection with the purchase of a Transferred Loan pursuant to Section 7.7, (iv) any amounts to be transferred from the Interest Reserve Account to the Collection Account as provided in Section 7.4(g), and (v) interest earnings in the Collection Account or the Interest Reserve Account.
          Commercial Paper Notes: On any day, any short-term promissory notes issued by any Conduit Lender with respect to financing any Advance hereunder that are allocated, in whole or in part, by such Conduit Lender to fund or maintain the Outstanding Borrowings.
          Commitment: During the Revolving Period (i) for each Committed Lender, the commitment of such Committed Lender to fund any Advance to the Borrower in an amount not to exceed the amount set forth opposite such Lender’s name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof, and (ii) with respect to any Person who becomes a Committed Lender pursuant to an Assignment and Acceptance or Joinder Agreement, as applicable, the commitment of such Person to fund any Advance to the Borrower in an amount not to exceed the amount set forth in such Assignment and Acceptance or Joinder Agreement, as applicable, as such amount may be modified in accordance with the terms hereof and thereof. During the Amortization Period, for each Committed Lender, aggregate outstanding Advances then funded by such Committed Lender.
          Committed Lender: Each financial institution which is, or may become, party to this Agreement, as a Committed Lender as designated on the signature pages hereto or to the Assignment and Acceptance or Joinder Agreement, as applicable, by which it becomes a party to this Agreement.
          Conduit Lender: Each Lender (if any) designated as a Conduit Lender in the Assignment and Acceptance or Joinder Agreement, as applicable, by which it becomes a party to this Agreement.
          Contractual Obligation: With respect to any Person, means any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.
          Covenant-Lite Loan: A Loan that (i) does not contain any financial covenants or (ii) requires the Obligor to comply with an Incurrence Covenant, but no Maintenance Covenant. “Incurrence Covenant” means a covenant by the borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower including, but not limited to, a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture. “Maintenance Covenant” means a covenant by the borrower to comply with one or more financial covenants during each reporting period, whether or not it has taken any specified action.
          Current Pay Loan: (i) a Transferred Loan that would otherwise be a Defaulted Loan as a result of the provisions of clause (a)(iv) of the definition of such term as to which (A) all scheduled interest and principal payments due (other than those due as a result of any bankruptcy, insolvency, receivership or other analogous proceeding) on such Transferred Loan were paid in cash and the Servicer reasonably expects that the remaining scheduled interest and principal payments due will be paid in cash, (B) the Moody’s Rating of such Transferred Loan is at least “Caa2,” and is not on a watch list for possible downgrade, (C) the Fair Market Value of such Transferred Loan (determined by the Approved Valuation Agent) is at least 85% of par, and (D) if the Obligor on such Transferred Loan is the subject of a bankruptcy, insolvency, receivership or other analogous proceeding, the bankruptcy court or other authorized official has authorized the payment of interest due and payable on such Loan and all such payments are current, or (ii) a Defaulted Loan that would not constitute a Defaulted Loan except for the provisions of clause (a)(v) of the definition of such term and that satisfies the requirements of clause (i)(A), (i)(C) and, if applicable, (i)(D) above; provided that to the extent that more than 10% of the Aggregate Outstanding Loan Balance would otherwise constitute Current Pay Loans, one or more Transferred Loans that would otherwise be Current Pay Loans having an Aggregate Principal Balance equal to such excess shall be deemed not to constitute Current Pay Loans (and shall therefore constitute Defaulted Loans).
          Custodian Certification: Defined in the Custody Agreement.
          Custodian Exceptions Report: Defined in the Custody Agreement.
          Custodian Expenses: The out-of-pocket expenses to be paid to the Collateral Custodian and Securities Custodian under the Custody Agreement.
          Custodian Fee: The fee to be paid to the Collateral Custodian and the Securities Custodian as set forth in the Agents/Backup Servicer Fee Letter.
          Custody Account: The account of such name established pursuant to the Custody Agreement.
          Custody Agreement: The Second Amended and Restated Custody Agreement, dated as of the First Restatement Effective Date, among the Borrower, the Servicer, the Originator, the Facility Agent, the Documentation Agent, the Collateral Custodian and the Securities Custodian.
          Cut-Off Date: With respect to a Transferred Loan, defined in the Purchase Agreement.
          Debt/EBITDA Ratio: With respect to any Subordinated Loan in the Collateral and as of the relevant date of determination, the ratio, calculated for the Obligor thereunder together with its subsidiaries on a consolidated basis, of (i) the Indebtedness that is pari passu with or senior to such Loan and determined as of the last day of the most recent fiscal quarter for which consolidated financial statements are available for such Obligor and after giving effect to any other Indebtedness that is senior to or pari passu with such Loan and outstanding as of the date of determination, but not otherwise reflected in the consolidated financial statements to (ii) EBITDA for the twelve month period ended on the last day of such fiscal quarter. For purposes of any determination of the Debt/EBITA Ratio, the amount of outstanding Indebtedness of an Obligor in respect of a revolving credit facility or delayed funding term loan facility shall be deemed to be the commitment amount under such facility.

          Defaulted Loan: On any date of determination, any Transferred Loan:
          (a) as to which (i) a default as to the payment of principal and/or interest (including the cash-pay portion of interest on a PIK Loan) and/or commitment or other fees has occurred and is continuing with respect to such Loan (without regard to waiver of such payment default) for a period of longer than the Applicable Grace Period (as defined below); provided that a PIK Loan shall not be deemed to be defaulted hereunder if payment is deferred for the lesser of (x) two payment periods or (y) one-year, (ii) a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor which is senior or pari passu in right of payment to such Loan (provided that both such other debt obligation and the Loan are full recourse obligations of such Obligor), (iii) in respect of which the Servicer or the Originator shall have taken any of the following actions: restricting the Obligor’s right to make subordinated payments (other than payments in respect of owner’s debts and seller financings), acceleration of the Transferred Loan, foreclosure on collateral for the Loan, increasing its representation on the Obligor’s Board of Directors or similar governing body, or increasing the frequency of its inspection rights to permit inspection on demand, (iv) except in the case of a Transferred Loan which is a Current Pay Loan, the Obligor of which is the subject of a bankruptcy, insolvency, receivership or other analogous proceeding and such proceeding has not been stayed or dismissed, (v) such Loan either (A) has a Moody’s Default Probability Rating of “Ca” or below or (B) is not a Rating Pending Loan and is unrated, or (vi) with respect to which a Material Modification has occurred;
          (b) such Loan is a Participation in a loan or other debt security (i) that would, if such loan or other debt security were a Loan, constitute an “Defaulted Loan” under paragraph (a) above, (ii) in respect of which any payments made by the Obligor under such loan or other debt security are not received by the Borrower from the Selling Institution for more than 10 Business Days or (iii) if the entry of a decree or order by a court having competent jurisdiction adjudges the related counterparty or Selling Institution as bankrupt or insolvent;
          (c) that in the judgment of the Servicer (exercised in accordance with the Management Manual) is defaulted; or
          (d) is a Charged-Off Loan.
For purposes of clause (a)(i) above, the “Applicable Grace Period” shall mean, (x) except in the case of a Broadly Syndicated Loan, 30 days, or (y) in the case of a Broadly Syndicated Loan, five days if the Servicer shall have determined in good faith that the applicable payment default was the result of administrative error, force majeure or other reasons unrelated to the creditworthiness of the Obligor, and otherwise zero days.
          Defaulting Lender: (a) Any Committed Lender that (i) has failed to perform any of its funding obligations hereunder within one Business Day of the date required to be funded by it hereunder (other than failures to fund solely as a result of (A) a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date, but only for such time as such Lender is continuing to engage in good faith discussions regarding the determination or resolution of such dispute, (B) a failure to disburse due to an administrative error or omission by such Lender, and such failure continues for five Business Days after such Lender receives written notice or has actual knowledge of such administrative error or omission or (C) a failure to disburse due to force majeure, computer malfunctions, interruption of communication facilities, labor difficulties or other causes, in each case to the extent beyond such Committed Lender’s reasonable control, and such failure continues for longer than one Business Day after such cause ceases to remain in effect), (ii) has notified the Borrower, the Documentation Agent or the Facility Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations under this Agreement, or (iii) has failed, by the date requested by the Facility Agent in writing following the Facility Agent’s determination that it has a reasonable basis to believe that such Lender will not comply with its funding obligations under this Agreement, to confirm in writing to the Facility Agent that it will comply with its funding obligations under this Agreement, (b) any Lender that has become or is Insolvent or is the subject of an Insolvency Event or (c) any assignee of a Defaulting Lender under Applicable Law as contemplated in the last sentence of Section 2.17(e).
          Defaulting Lender Group: Any Lender Group which includes a Defaulting Lender.
          Defaulting Lender Excess: With respect to any Defaulting Lender at any time, the excess, if any, at such time of (i) an amount equal to such Defaulting Lender’s Funding Percentage multiplied by the Outstanding Borrowings (calculated as if any other Defaulting Lenders had funded all of their respective Advances) over (ii) such Defaulted Lender’s Outstanding Borrowings.
          Defaulting Lender Termination: Defined in Section 2.17(f).
          Defaulting Lender Termination Date: Defined in Section 2.17(f).
          Default Ratio: With respect to any Collection Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Collection Period, (i) the numerator of which is equal to the aggregate Outstanding Loan Balance of all Transferred Loans and repurchased Loans (excluding Charged-Off Loans) that became Defaulted Loans during such Collection Period and (ii) the denominator of which is equal to (A) the sum of (x) the Aggregate Outstanding Loan Balance as of the first day of such Collection Period and (y) the Aggregate Outstanding Loan Balance as of the last day of such Collection Period, divided by (B) two.
          Derivatives: Any (i) exchange-traded or over-the-counter forward, future, option, swap, cap, collar, floor, foreign exchange contract, any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any trust certificate, credit-linked note, credit derivative transaction, synthetic letter of credit or other transaction, contract, instrument, undertaking or security purchased from, or entered into with a counterparty the returns on which are linked to the credit performance of a related reference obligation and/or reference obligor, or (iii) any transaction, contract, instrument, undertaking or security referencing any of the foregoing.
          Determination Date: The last day of each Collection Period.
          DIP Obligation: Any interest in a Loan that is a loan or financing facility which is an obligation of a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code.
          Diversity Score: With respect to each Moody’s Industry Classification, the number established by the Borrower, or by the Servicer on its behalf, and recalculated by the Documentation Agent pursuant to Section 7.21 of this Agreement by reference to the Diversity Score Table set forth in Annex III hereto for the related Aggregate Industry Equivalent Unit Score set forth therein in accordance with the provisions of such Annex.
          Documentation Agent: Defined in the preamble hereto.
          Documentation Agent Fee: As defined in the Agents/Backup Servicer Fee Letter.
          EBITDA: For any period, (a) net income for such period plus the interest on Indebtedness, provisions for taxes based on income, and any extraordinary losses for such period, minus any extraordinary gains for such period, but without adjustment for any noncash income or noncash charges that are classified as such under GAAP plus (b) the amount of all depreciation and amortization expense deducted in determining net income for such period, which will include adjustments deemed reasonable by the Servicer in accordance with the Management Manual.
          Eligible Assignee: A Qualified Lender who is approved by the Facility Agent as a Purchasing Lender pursuant to Section 11.1 (such approval not to be unreasonably withheld).
          Eligible Loan: On any date of determination, each Loan which satisfies each of the following requirements:
          (i) the Loan (other than Noteless Loan or a Participation) is evidenced by a promissory note that, together with all related Loan Documents, have been duly authorized and are in full force and effect and constitute the legal, valid and binding obligation of the Obligor of such Loan to pay the stated amount of the Loan and interest thereon, and the related Loan Documents are enforceable against such Obligor in accordance with their respective terms;
          (ii) the Loan, if it is a Noteless Loan, is evidenced by a credit agreement or other documents containing an express unconditional promise to pay in a form reasonably satisfactory to the Facility Agent that together with all related Loan Documents, have been duly authorized and are in full force and effect and constitute the legal, valid and binding obligation of the Obligor of such Loan to pay the stated amount of the Loan and interest thereon, and the related Loan Documents are enforceable against such Obligor in accordance with their respective terms;

          (iii) the Loan, if it is a Participation, is evidenced by a participation agreement that has been duly authorized and is in full force and effect and constitutes the legal, valid and binding obligation of the Selling Institution, and the underlying Loan Documents (including, except in the case of a Noteless Loan or a Global Note Loan, the related promissory note) satisfy the requirements of clause (i) or (ii) above, as applicable;
          (iv) the Loan was originated in accordance with the terms of the Management Manual and arose in the ordinary course of the Originator’s business from the lending of money to the Obligor thereof;
          (v) the Obligor of such Loan has executed all appropriate documentation required by the Originator;
          (vi) the Loan, together with the Loan Documents related thereto, is a “general intangible”, an “instrument”, an “account”, or “tangible chattel paper” within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;
          (vii) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Loan have been duly obtained, effected or given and are in full force and effect;
          (viii) the Loan and all related Collateral is owned by the Borrower free and clear of any Liens except for Borrower Permitted Liens as provided herein; the Facility Agent, as agent for the Secured Parties, has a valid and perfected first priority security interest in the Loan and all related Collateral, free and clear of any Liens except for Borrower Permitted Liens; all filings (including such UCC filings) as are necessary in any jurisdiction to perfect such security interest of the Facility Agent as agent for the Secured Parties in the Loan and all related Collateral have been made; and no effective financing statement or other instrument similar in effect covering the Loan or any related Collateral is on file in any recording office except such as may be filed in favor of the Facility Agent relating to this Agreement or reflecting the transfer of the Loan or such Collateral from the Originator to the Borrower;
          (ix) (A) the Loan, together with the related Loan Documents, is fully assignable (subject only to (I) the applicable Obligor’s right to consent to the assignment of such Loan to a competitor or the Obligor’s right to consent generally, so long as such consents may not, by the terms of the applicable agreements and other documents, be unreasonably withheld or delayed, and such Obligor shall not have such a right to consent if an event of default or similar event (however denominated) shall have occurred with respect to such Loan, and (II) such other limitations on assignability which shall have been consented to by the Facility Agent in its discretion) and, if such Loan is secured by an interest in real property, an Assignment of Mortgage executed in blank has been delivered to the Collateral Custodian; provided that (x) Related Property securing such Loan may be subject to rights of consent of third parties to the assignment thereof so long as, in the judgment of the Facility Agent, such Related Property and such rights are not material to the credit quality of such Loan and the Borrower is using reasonable commercial efforts to obtain such consents and (y) in the case of a Qualified Agented Loan, the assignment of such Loan may be subject to rights of consent of the agent with respect to such Qualified Agented Loan and the related Obligor, so long as such consents may not, by the terms of the applicable Loan Documents, be unreasonably withheld or delayed and the related Obligor shall not have such a right of consent if an event of default or similar event (however denominated) shall have occurred with respect to such Loan, and (B) except in the case of a Bond, the Originator shall have delivered to the Borrower and the Documentation Agent a Closing Attorney Opinion (as defined in the Custody Agreement);
          (x) the Loan was documented and closed in accordance with the Management Manual, including the relevant opinions and assignments, and, except in the case of Noteless Loans, there is only one current original Underlying Note;
          (xi) each delivery required with respect to the Loan, to the extent required to have been made pursuant to Section 2 of the Custody Agreement on or prior to the applicable date of determination of the eligibility of such Loan, has been timely made in accordance with such Section;
          (xii) the Loan, together with the Loan Documents related thereto, does not contravene in any material respect any Applicable Laws (including laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in material violation of any such Applicable Laws;
          (xiii) the Loan is denominated and payable only in United States dollars in the United States;
          (xiv) the Obligor’s jurisdiction of organization and principal office and any Related Property are located in the United States or Canada (excluding Quebec);
          (xv) the Loan is secured by a perfected Lien under the UCC or other applicable law in Related Property, and all such Related Property is free of any Liens except for Obligor Permitted Liens;
          (xvi) the Loan does not allow for rights of rescission, set off, counterclaim or defense (other than in favor of the lender or lenders thereunder or their agents), and no material dispute has been asserted with respect to the Loan;
          (xvii) the Related Property with respect to such Loan is insured in accordance with the Management Manual;
          (xviii) on the date such Loan was first included in the Collateral, the Loan had a remaining term to maturity of (i) prior to the First Restatement Effective Date, no more than 120 months or (ii) on or after the First Restatement Effective Date, no more than 84 months;

          (xix) such Loan bears interest which is due and payable no less frequently than semi-annually;
          (xx) if such Loan is a PIK Loan, the cash-pay portion of interest on such Loan is payable at a current rate at least equal to seven and one half percent (7.50%) per annum (for the avoidance of doubt, a PIK Loan which permits the full deferral of interest for any period is not an Eligible Loan);
          (xxi) if such Loan is a Fixed Rate Loan, the per annum rate at which current cash-pay interest thereon is calculated and payable is at least equal to 7.50%, and if such Loan is not a Fixed Rate Loan, the per annum spread over the applicable LIBO Rate (or the comparable index rate) (with respect to Loans that do not bear interest based upon the LIBO Rate or a comparable index rate or for which there is a floor for the interest rate, the spread shall be deemed to be the all-in rate minus the LIBO Rate) at which current cash-pay interest thereon is calculated and payable is at least equal to 3.50%, provided that if such Loan was purchased by the Originator or by the Borrower for a purchase price of less than 85% of the Outstanding Loan Balance thereof, then the interest rate on such Loan for purposes of this clause shall be calculated as (a) the current stated interest rate under such Loan multiplied by (b) the outstanding principal balance of such Loan multiplied by (c) a ratio calculated as (1) the original principal balance of such Loan as of the date of acquisition by the Originator or the Borrower, as the case may be, divided by (2) the original purchase price paid by the Originator or the Borrower;
          (xxii) the Obligor has not funded any required payments (directly or indirectly) in respect of such Loan with another Loan or other extension of credit from the Originator or any of its Affiliates (or any Person from which such Loan was purchased directly or indirectly by the Originator or any Affiliate of any such Person); provided that a Loan shall not be excluded as an Eligible Loan under this clause solely by reason of the funding of capitalized or similar initial interest payments, on such Loan for a period not exceeding one year from the initial disbursement of such Loan, from the proceeds of such Loan in accordance with the original terms of such Loan;
          (xxiii) the Loan is not a loan or extension of credit made by the Originator or any of its Affiliates for the purpose of making any principal, interest or other payment on any other Loan necessary in order to keep such other Loan from becoming delinquent;
          (xxiv) the Loan’s commodity price risk (if any) has been appropriately hedged by the Obligor in accordance with the Management Manual;
          (xxv) the related Loan Documents do not require any future advances to be made to the related Obligor on or after the date such Loan is acquired by the Borrower;
          (xxvi) no payments in respect of the Loan (including principal or interest) are subject to deduction or withholding for or on account of any Taxes;

          (xxvii) on the date such Loan was first included in the Collateral, the Loan was not a Defaulted Loan or Current Pay Loan and, if such Loan is a PIK Loan, no installments of interest on such Loan were then deferred or capitalized (whether or not in accordance with the terms thereof);
          (xxviii) the Loan is not in the form of an installment sale agreement, lease or other arrangement under which the lender or any agent thereof acquires title to or an ownership interest in any Related Property;
          (xxix) the Obligor of the Loan is not the Originator or an Affiliate of the Originator, unless such Loan is listed on Schedule III hereto or is consented to by (A) the Facility Agent (which consent shall not be unreasonably withheld) and (B) if the addition of such Loan to the Collateral causes the aggregate Collateral Value of Loans from Affiliates of the Originator to exceed 25% of the aggregate Collateral Value of all Transferred Loans, each Syndication Agent;
          (xxx) the Obligor of the Loan is not a Governmental Authority;
          (xxxi) the terms of such Loan require that payments of the principal thereof and of cash interest thereon be made by the Obligor by wire transfer of funds to an account designated from time to time by the lender or its agent or assignee;
          (xxxii) such Loan is not a DIP Obligation or a Structured Finance Obligation;
          (xxxiii) such Loan is not a Derivative, unless entered into or acquired in accordance with Section 5.1(h);
          (xxxiv) such Loan is indebtedness of the Obligor and not an equity interest therein,
          (xxxv) if such Loan is a First Lien Loan or Second Lien Loan, such Loan is not a Covenant-Lite Loan;
          (xxxvi) on the latest of the Second Restatement Effective Date, the date such Loan was first included in the Collateral and, if such Loan was then a Rating Pending Loan, on the date it ceased to be a Rating Pending Loan, such Loan has a Moody’s Rating Factor which does not exceed the applicable Maximum Moody’s Rating Factor;
          (xxxvii) if the Loan is a Participation, on the date such Loan was first included in the Collateral the Selling Institution has either a long-term unsecured debt rating of “A1” or better by Moody’s or a short-term unsecured debt rating or certificate of deposit rating of “P-1” or better by Moody’s;
          (xxxviii) such Loan was not a Subordinated Loan (a) on the date of its acquisition by the Borrower, if such date was on or after the Second Restatement Effective Date or (b) on any subsequent date occurring on or after the Second

Restatement Effective Date on which (x) in the case of a revolving credit facility or delayed funding term loan facility constituting Indebtedness of the related Obligor that is senior to or pari passu with such Loan, the initial commitments under such facility become effective or the commitment amount thereunder is increased, or (y) in the case of any other Indebtedness of the related Obligor, such Obligor incurs Indebtedness that is senior to or pari passu with such Loan;
          (xxxix) the inclusion of such Loan as an Eligible Loan does not result in the Collateral Values of all Eligible Loans whose interest payments are due and payable less frequently than monthly to exceed 70% of the Collateral Values of all Eligible Loans;
          (xl) the inclusion of such Loan as an Eligible Loan does not result in the Collateral Values of all Eligible Loans that are secured by, or the payment of which is derived from, obligations of consumers, to exceed 7.5% of the Collateral Values of all Eligible Loans; and
          (xli) the Borrower’s purchase price of such Loan under the Purchase Agreement or, if such Loan was purchased by the Originator or an Affiliate of the Originator from a third party, the Originator’s or such Affiliate’s purchase price thereof was at least equal to 50% of the outstanding principal balance thereof at the time of purchase.
          Equity Issuance: Any issuance by a Person of any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security (other than a debt security) convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination. For the avoidance of doubt, Equity Issuances shall include the issuance of any equity interest (as described above) upon the conversion or exchange of any debt security that is convertible or exchangeable, or is being converted or exchanged, for any such equity interest.
          ERISA: The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
          ERISA Affiliate: (i) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

          Euroclear: Euroclear Bank S.A./N.V., as operator of the Euroclear system and any successor or successors thereto.
          Eurodollar Disruption Event: With respect to any Advance as to which Interest accrues or is to accrue at a rate based upon the LIBO Rate, any of the following: (i) a determination by a Lender or its Support Provider that it would be contrary to law or to the directive of any central bank or other Governmental Authority to obtain United States dollars in the London interbank market to make, fund or maintain any Advance or any related Support Advance; (ii) a determination by the Majority Lenders that adequate and reasonable means do not exist for purposes of determining the LIBO Rate; (iii) a determination by the Majority Lenders that the rate at which deposits of United States dollars are being offered to such Lenders or their Support Providers in the London interbank market does not accurately reflect the cost to such Lender or Support Provider of making, funding or maintaining any Advance or any related Support Advance; or (iv) a determination by the Majority Lenders that United States dollar deposits are not being offered in the London interbank market to make, fund or maintain any Advance or any related Support Advance.
          Eurodollar Reserve Percentage: On any day, the then applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board (or any successor) for determining reserve requirements applicable to “Eurocurrency Liabilities” pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board (or any successor) that prescribes reserve requirements applicable to “Eurocurrency Liabilities” as presently defined in Regulation D.
          Event of Default: Defined in Section 8.2.
          Excess Concentration Amount: On any date of determination, the sum of, without duplication (after giving effect to the provisions of Section 7.20 with respect to Excluded Loans, if any), in the order determined by the Borrower:
          (i) the aggregate amount by which the Collateral Values of Eligible Loans, the Obligors of which have their principal offices in any one state of the United States exceeds 25% of the Collateral Values of all Eligible Loans;
          (ii) the aggregate amount by which the Collateral Values of Eligible Loans, the Obligors of which have their principal offices or jurisdiction of organization in Canada exceeds 10% of the Collateral Values of all Eligible Loans;
          (iii) the aggregate amount by which the Collateral Values of Eligible Loans, the Obligors of which are in the same Industry (an “Industry Concentration”), exceeds, 20% of the Collateral Values of all Eligible Loans in the case of the largest Industry Concentration, (B) 35% of the Collateral Values of all Eligible Loans in the case the two largest Industry Concentrations in the aggregate, (C) 45% of the Collateral Values of all Eligible Loans in the case the three largest Industry Concentrations in the aggregate, and (D) 10% of the Collateral Values of all Eligible Loans in the case of any other Industry Concentration;

          (iv) the aggregate amount by which the respective Collateral Values of Eligible Loans exceed the applicable Large Loan Concentration Limits;
          (v) the aggregate amount by which the Collateral Values of all Eligible Loans whose interest payments are due and payable less frequently than quarterly exceeds 5% of the Collateral Values of all Eligible Loans;
          (vi) the aggregate amount by which the Collateral Values of all Eligible Loans which are PIK Loans exceeds 5% of the Collateral Values of all Eligible Loans;
          (vii) the aggregate amount by which the Collateral Values of all Eligible Loans that have remaining terms to maturity greater than 60 months exceeds 35% of the Collateral Values of all Eligible Loans;
          (viii) the aggregate amount by which the Collateral Values of all Eligible Loans that are Fixed Rate Loans exceeds 45% of the Collateral Values of all Eligible Loans;
          (ix) the aggregate amount by which the Collateral Values of all Eligible Loans with a Moody’s Rating Factor of 4,770 or higher exceeds 25% of the Collateral Values of all Eligible Loans;
          (x) the aggregate amount by which the Collateral Values of all Eligible Loans which do not have a Moody’s Default Probability Rating exceeds (A) prior to the Third Amendment Restatement Date, 10%, (B) on and after the Third Restatement Effective Date and prior to February 28, 2011, 17.5% and (C) thereafter, 12.5% (or in each case such larger percentage to which the Facility Agent may consent from time to time in its discretion) of the Collateral Values of all Eligible Loans;
          (xi) the aggregate amount by which the Collateral Values of all Eligible Loans which are Participations exceeds 15% of the Collateral Values of all Eligible Loans;
          (xii) the aggregate amount by which the Collateral Values of all Eligible Loans which are Participations entered into by the Borrower with Selling Institutions (or their Affiliates) having the same credit rating exceeds the applicable percentage of the Collateral Values of all Eligible Loans set forth below for such credit rating (in the event of a split rating, the lower rating shall apply) (provided that if the rating of any Selling Institution has been placed on watch by Moody’s for possible upgrade or downgrade, such rating shall be deemed to have been upgraded or downgraded, as the case may be, by one rating subcategory):

	Individual Participation	Aggregate Participation
Credit Rating of Selling	Selling Institution	Selling Institution
Institution (Moody’s)	Percentage	Percentage
“Aaa”	10%	15%
“Aa1”	10%	15%
“Aa2”	10%	15%
“Aa3”	10%	15%
“A1”	5%	10%
“A2”	5%	5%
          (xiii) the aggregate amount by which the Collateral Values of all Eligible Loans that are not First Lien Loans exceeds 50% of the Collateral Values of all Eligible Loans;
          (xiv) the aggregate amount by which the Collateral Values of all Eligible Loans that are not First Lien Loans or Second Lien Loans exceeds 15% of the Collateral Values of all Eligible Loans;
          (xv) the aggregate amount by which the Collateral Values of all Eligible Loans that were not structured by the Originator exceeds 50% of the Collateral Values of all Eligible Loans; and
          (xvi) the aggregate amount by which the Collateral Values of all Eligible Loans that are Bonds exceeds 20% of the Collateral Values of all Eligible Loans.
          Excluded Loan: Defined in Section 7.20.
          Existing Loan and Servicing Agreement: Defined in the preamble to this Agreement.
          Expected Final Payment Date: The first anniversary of the last day of the Revolving Period (or, if such day is not a Business Day, the next succeeding Business Day).
          Facility Agent: Defined in the preamble hereto.
          Facility Amount: Initially, $285,000,000 as such amount may be increased or decreased from time to time at the request of the Borrower pursuant to Section 2.15; provided that on any day on or after the Termination Date, the Facility Amount shall be equal to the amount of Outstanding Borrowings on such day.
          Facility Fee: As defined in the Lenders Fee Letter.
          Facility Increase: Defined in Section 2.15(a).
          Fair Market Value: With respect to each Loan, the least of (i) (A) the outstanding principal amount of such Loan times (B) the price most recently determined by the Borrower on such Loan in accordance with the Management Manual based on a valuation from the Approved Valuation Agent, (ii) the remaining principal amount of such Loan and (iii) if such Loan (other than a Current Pay Loan) has been reduced in value below the remaining principal amount thereof (other than as a result of the allocation of a portion of the remaining principal amount to warrants), the value of such Loan as required by, and in accordance with, the 1940 Act and any orders of the United States Securities and Exchange Commission issued to the Originator, to be determined by the Board of Directors of the Originator and reviewed by its auditors. If such Loan is a Current Pay Loan and the Fair Market Value thereof shall not have been determined in accordance with clause (i) above, such Loan shall be deemed to have a Fair Market Value equal to zero.
          Federal Funds Rate: For any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (New York City time) for such day on such transactions received by the Collateral Agent from three federal funds brokers of recognized standing selected by it.
          Federal Reserve Board: The Board of Governors of the Federal Reserve System.
          Fee Letters: Collectively, the Lenders Fee Letter, the Agents/Backup Servicer Fee Letter and the Structuring Agent Fee Letter.
          Final Date: The date following the Termination Date on which all Outstanding Borrowings have been reduced to zero, the Lenders have received all accrued Interest, fees, and all other amounts owing to them under this Agreement and each of the Backup Servicer, the Collateral Custodian and the Agents have each received all amounts due to them in connection with the Transaction Documents.
          First Lien Loan: (i) With respect to a Loan having a Moody’s Credit Estimate, a Loan which Moody’s has classified as a first lien loan for purposes of such Moody’s Credit Estimate, and (ii) with respect to any other Loan, a Loan which is a Senior Secured Loan.
          First Restatement Effective Date: June 25, 2009.
          Fixed Rate Loan: A Loan which bears interest at a fixed rate of interest (it being understood that any Loan which bears interest at a floating rate of interest subject to a floor rate shall not constitute a Fixed Rate Loan).
          Funding Date: Any day on which an Advance is made in accordance with and subject to the terms and conditions of this Agreement.
          Funding Percentage: With respect to a Committed Lender, its Commitment as a percentage of the Facility Amount, and with respect to a Conduit Lender, its Maximum Advance Amount as a percentage of the Facility Amount.
          Funding Request: A Borrower Notice requesting an Advance substantially in the form of Exhibit A-1 hereto.

          Funding Source: With respect to a Conduit Lender, any financing conduit or intermediate special purpose entities from which, directly or indirectly, such Conduit Lender receives funds to finance such Conduit Lender’s making or maintaining its Advances hereunder.
          GAAP: Generally accepted accounting principles as in effect from time to time in the United States.
          Gas Solutions Interest: As defined in the Purchase Agreement.
          Global Note Loan: A Bond or Loan as to which the Underlying Note is held by the nominee for any of The Depository Trust Company, Clearstream or Euroclear or any other internationally recognized depositary or clearing system.
          Governmental Authority: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person
          Guarantor: PCC and its permitted successors and assigns under the Guaranty Agreement.
          Guaranty Agreement: The Guaranty Agreement, dated as of the Second Restatement Effective Date, from the Guarantor in favor of the Facility Agent for the benefit of the Secured Parties.
          Increased Costs: Any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.12.
          Indebtedness: With respect to a Person at any date, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under capital leases, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Adverse Claims on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (v) all net indebtedness, obligations or liabilities of that Person in respect of Derivatives, and (vi) obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, clauses (i) through (v) above.
          Indemnified Amounts: Defined in Section 9.1(a).
          Indemnified Parties: Defined in Section 9.1(a).
          Independent Director: With respect to a subject Person, a natural person who qualifies as an “independent director” within the meaning of the Borrower’s limited liability company agreement and, for the five-year period prior to his or her appointment as Independent

Director has not been, and during the continuation of his or her service as Independent Director is not: (i) a direct, indirect or beneficial stockholder, employee, director, member, manager, partner, officer, affiliate or associate of the Originator, the Servicer, the Subservicer or any of their respective Affiliates (other than his or her service as an Independent Director of such subject Person); (ii) any Obligor with respect to a Loan held by the Originator or the Borrower or any Affiliate of any Obligor (other than his or her service as an Independent Director of such subject Person); or (iii) any member of the immediate family of a person described in (i) or (ii).
          Industry: The industry of an Obligor as determined by reference to the Moody’s Industry Classifications.
          Ineligible Loan: Defined in the Purchase Agreement.
          Insolvency Event: With respect to a specified Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
          Insolvency Laws: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
          Insolvent: As to any Person at any time, having a state of affairs such that any of the following conditions are met: (i) the fair value of the property owned by such Person is not greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is not able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person intends to, or believes that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (v) such Person is engaged in business or a transaction, or is about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

          Insolvency Proceeding: Any case, action or proceeding before any court or Governmental Authority relating to an Insolvency Event.
          Insurance Policy: With respect to any Loan included in the Collateral, an insurance policy covering physical damage to or loss to any assets or Related Property of the Obligor securing such Loan.
          Insurance Proceeds: Any amounts payable or any payments made, to the Borrower or to the Servicer on its behalf under any Insurance Policy.
          Interest: For each Accrual Period and each Advance outstanding during such Accrual Period, the product of the following, as determined by the Calculation Agent (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees):

IR x P x	AD
DC

where

IR	=	the Interest Rate applicable to such Advance;

P	=	the average of the outstanding principal amounts of such Advance on each day of such Accrual Period;

AD	=	the actual number of days in such Accrual Period, or if such Advance was first made during such Accrual Period, the actual number of days beginning on the day such Advance was first made through the end of such Accrual Period; and

DC	=	360 (unless another day count convention is required in respect of any Interest Rate as set forth in Section 2.10(a));
provided, however, that no provision of this Agreement shall require or permit the collection of Interest in excess of the maximum permitted by Applicable Law. Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.
          Interest Collections: Any and all (i) amounts received in respect of any interest, fees or other similar charges on a Transferred Loan (other than a Defaulted Loan) from or on behalf of any Obligors that are deposited into the Collection Account, (ii) all payments or proceeds of any Defaulted Loan to the extent that such payments and proceeds in the aggregate exceed the principal balance of such Defaulted Loan, (iii) all payments and proceeds from Supplemental Interests, and (iv) interest and other net earnings from amounts on deposit in the Collection Account. For the avoidance of doubt, no amounts that relate to Defaulted Loans, other than as provided in clause (ii) above, shall constitute “Interest Collections”.

          Interest Coverage Ratio: With respect to any Collection Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Collection Period, (a) the numerator of which is equal to the excess of (i) the aggregate Interest Collections for such Collection Period over (ii) the sum of (A) the aggregate amounts payable pursuant to clauses (i) and (iv) of Section 2.8 on the related Payment Date plus (B) 1/12th of the Annual Expense Cap, and (b) the denominator of which is equal to the aggregate amount payable pursuant to clause (vi) of Section 2.8 on the related Payment Date.
          Interest Coverage Test: A test that is satisfied as of any Determination Date if the Interest Coverage Ratio shall be equal to or greater than 150%.
          Interest Rate: For any Accrual Period ending on or after the Second Restatement Effective Date, with respect to any Advance, the greater of (i) 1.0% per annum and (ii) a rate per annum equal to the LIBO Rate for such Accrual Period or, if a Eurodollar Disruption Event occurs for such Accrual Period the Alternate Base Rate; provided, that the Interest Rate for the first two (2) Business Days following any Advance made by such Lender shall be the Alternate Base Rate if such Advance was designated in the related Funding Request to be applied to fund one or more Pre-Positioned Loans.
          Interest Reserve Account: Defined in Section 7.4(g)(i).
          Interest Reserve Account Requirement: For any date of determination (i) in an Accrual Period with respect to which the LIBO Rate is lower than 1.0%, an amount equal to 0.70% of the Outstanding Borrowings on such date, and (ii) in an Accrual Period with respect to which the LIBO Rate is 1.0% or higher, an amount equal to 0.53% of the Outstanding Borrowings on such date.
          Internal Revenue Code: The Internal Revenue Code of 1986, as amended.
          Investment: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of assets pursuant to the Purchase Agreement and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.
          Joinder Agreement: Defined in Section 2.15(a)(ii).
          Key Person Event: (a) John F. Barry III shall cease for any reason to be employed at or by the Subservicer in a substantially similar capacity as on the Second Restatement Effective Date, (b) (i) M. Grier Eliasek shall cease for any reason to be employed at or by the Subservicer in a substantially similar capacity as on the Second Restatement Effective Date and (ii) a replacement reasonably acceptable to the Facility Agent shall not have been appointed within 60 days following such cessation, or (c) (i) Brian H. Oswald shall cease for any reason to act as chief financial officer and chief compliance officer of PCC, and (ii) a replacement chief financial officer and/or chief compliance officer (as applicable) reasonably acceptable to the Facility Agent shall not have been appointed within 60 days following such cessation.

          Large Loan Concentration Limit: (i) For Eligible Loans of one Obligor designated by the Borrower, $35,000,000; (ii) for Eligible Loans of ten additional Obligors designated by the Borrower, $30,000,000 each and (iii) for Eligible Loans of each other Obligor, $20,000,000 each.
          Large Loan Excess Amount: On any date of determination, the aggregate amount by which the designated Outstanding Loan Balances of Borrowing Base Eligible Loans exceed the applicable Large Loan Limits.
          Large Loan Limit: (i) For the Borrowing Base Eligible Loans of one Obligor designated by the Borrower, $35,000,000; (ii) for Borrowing Base Eligible Loans of ten additional Obligors designated by the Borrower, $30,000,000; and (iii) for the Borrowing Base Eligible Loans of each other Obligor, $20,000,000.
          Legal Final Maturity Date: The later of (i) June 11, 2022 or (ii) the tenth anniversary of the Scheduled Commitment Termination Date (or, in each case if such day is not a Business Day, the next preceding Business Day).
          Lender: Each Conduit Lender and each Committed Lender.
          Lender Group: Each group of Lenders consisting of (i) a Conduit Lender which is a not a Committed Lender and one or more the Committed Lenders with respect to such Conduit Lender, or (ii) one or more Committed Lenders (which may include a Conduit Lender which is a Committed Lender). The initial Lender Groups shall be (i) the ******** Lender Group, which shall consist of ********, as Committed Lender, (ii) the ******** Lender Group, which shall consist of ********, as Committed Lender, (iii) ******** Lender Group, which shall consist of ********, as Committed Lender (iv) ******** Lender Group, which shall consist of ********, as Committed Lender, (v) ******** Lender Group, which shall consist of ********, as Committed Lender, (vi) ******** Lender Group, which shall consist of ********, as Committed Lender, (vii) ******** Lender Group, which shall consist of ********, as Committed Lender and (viii) ******** Lender Group, which shall consist of ********, as Committed Lender. The Managing Agent for the ******** Lender Group shall be ********, the Managing Agent for the ******** Lender Group shall be ********, the Managing Agent for the ******** Lender Group shall be ********, the Managing Agent for the ******** Lender Group shall be ********, the Managing Agent for the ******** Lender Group shall be ********, the Managing Agent for the ******** Bank Lender Group shall be ********, the Managing Agent for the ******** Lender Group shall be ******** and the Managing Agent for the ******** Lender Group shall be ********. Other Lender Groups may be designated from time to time pursuant to an Assignment and Acceptance or Joinder Agreement, as applicable.
          Lenders Fee Letter: Any letter agreement among the Borrower, the Facility Agent and the Managing Agents in respect of, among other things, the Facility Fee and certain other amounts payable to for the account of one or more Lenders, as it may be amended or modified and in effect from time to time with the consent of the Facility Agent and each Managing Agent (acting with the consent of each affected Lender).

          LIBO Rate: With respect an Accrual Period, an interest rate per annum determined by the Calculation Agent (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) to be equal to:
          (i) the posted rate for one month deposits in United States dollars appearing on Reuters Page LIBOR01 at 11:00 a.m. (London time) on the Business Day that is the second Business Day immediately preceding the first day of such Accrual Period (the “LIBOR Determination Date”); or
          (ii) if, on any LIBOR Determination Date, no such rate appears on Reuters Page LIBOR01, the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for one month deposits in United States dollars by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, the LIBO Rate for such Accrual Period shall be deemed to be the arithmetic mean of such quotations. If on any LIBOR Determination Date fewer than two Reference Banks provide such quotations, the LIBO Rate for such Accrual Period shall be deemed to be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Calculation Agent (after consultation with the Facility Agent) are quoting on the relevant LIBOR Determination Date for one month deposits in United States dollars to the principal London offices of leading banks in the London interbank market.
          Lien: With respect to any item of property, (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such item, or (ii) the interest of a vendor or lessor under any conditional sale agreement, financing loan or other title retention agreement relating to such item.
          Liquidation Expenses: With respect to any Defaulted Loan, the aggregate amount of out-of-pocket expenses reasonably incurred by the Borrower or on behalf of the Borrower by the Servicer (including amounts paid to any subservicer) in connection with the repossession, refurbishing and disposition of any related assets securing such Loan including the attempted collection of any amount owing pursuant to such Loan.
          Liquidity Percentage: For a Committed Lender in respect of a Conduit Lender in a Lender Group, such Committed Lender’s Adjusted Commitment with respect to such Conduit Lender as a percentage of the aggregate Adjusted Commitments of all Committed Lenders in such Lender Group.
          Liquidity Provider: With respect to a Conduit Lender, any one or more Persons from which such Conduit Lender is entitled to borrow from, to which a Conduit Lender is entitled to sell an interest in assets, or with which such Conduit Lender has entered into a total return swap or other derivative transaction, providing liquidity support to such Conduit Lender with reference to such Conduit Lender’s Advances.

          Loan: Any senior or subordinate loan arising from the extension of credit to an Obligor by the Originator (or a Participation therein) or any Bond sold by the Originator to the Borrower pursuant to the Purchase Agreement.
          Loan Documents: (a) With respect to any Loan (other than those described in (b) below), the following documents or instruments:
          (i) the Primary Loan Documents relating to such Loan;
          (ii) copies of all other material operative documents related to such Loan, in each case together with any amendments or modifications thereto;
          (iii) if any Loan is secured by real property, an Assignment of Mortgage and of any other material recorded security documents in recordable form, executed by the Borrower or the prior holder of record, in blank or to the Facility Agent (and evidencing an unbroken chain of assignments from the prior holder of record to the Facility Agent), with any assignment to the Facility Agent to be in the following form: “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Facility Agent for the Secured Parties” unless such mortgage is held by a collateral agent for the benefit of the Secured Parties; and
          (iv) either, in each case as indicated on the Loan List, (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor as debtor and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing but evidence of filing thereof has not yet been received; and
          (b) with respect to any Loan which a party other than the Originator acts as lead agent and collateral agent or a Broadly Syndicated Loan, the following documents or instruments:
     (i) the Primary Loan Documents relating to such Loan;
          (ii) copies of all other material operative documents related to such Loan, in each case together with any amendments or modifications thereto; and
          (iii) either, in each case as indicated on the Loan List, (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor as debtor and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing but evidence of filing thereof has not yet been received.
          Loan File: With respect to any Loan, the Loan Documents related thereto.

          Loan List: The Loan List provided by the Borrower to the Documentation Agent and the Collateral Custodian, as set forth in Schedule I hereto (which shall include the specific documents that should be included in each Loan File), as the same may be changed from time to time in accordance with the provisions hereof and by notice to the Collateral Custodian.
          Loan Register: Defined in Section 7.9(j).
          Loan Seniority Excess Amount: On any date of determination, the aggregate amount by which the Outstanding Loan Balances of all Borrowing Base Eligible Loans that are not First Lien Loans exceeds 50% of the aggregate Outstanding Loan Balances of all Borrowing Base Eligible Loans.
          Majority Lenders: At a particular time, Lenders with Commitments aggregating more than 50% of the Facility Amount.
          Management Manual: (i) With respect to the Originator, the Borrower and the initial Servicer, those credit, collection, customer relation and service policies existing as of the Second Restatement Effective Date relating to the Loans and related Loan Documents, consisting of the Subservicer’s investment management manual, as updated May 18, 2007, and the Subservicer’s post-closing portfolio management manual, as updated May 18, 2007, each as on file with the Facility Agent and the Documentation Agent and as each of the same may be amended, supplemented or otherwise modified from time to time in accordance with Sections 5.1(q) and 7.9(f); and (ii) with respect to any Successor Servicer, the collection procedures and policies of such person (as approved by the Facility Agent) at the time such Person becomes Successor Servicer.
          Managing Agent: Defined in the preamble hereto.
          Material Adverse Change: With respect to any Person, any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of such Person and its subsidiaries, taken as a whole.
          Material Adverse Effect: With respect to any event or circumstance, means a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance or properties of the Servicer or the Borrower, in each case together with its subsidiaries and taken as a whole, (ii) the validity, enforceability or collectibility of this Agreement or any other Transaction Document or any Support Facility or the validity, enforceability or collectibility of the Loans, (iii) the rights and remedies of the Facility Agent or any Secured Party under this Agreement or any Transaction Document or any Support Facility, (iv) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any other Transaction Document, or (v) the status, existence, perfection, priority, or enforceability of the Facility Agent’s or Secured Parties’ security interest in the Collateral.
          Material Modification: With respect to a Loan, any amendment or waiver of, or modification or supplement to, an Underlying Note or other Loan Document with respect to such Loan executed or effected on or after the date on which such Loan became a Transferred Loan that, (i) reduces or forgives any or all of the principal amount due under such Loan, (ii) waives one or more interest payments, or reduces the interest rate applicable to such Loan, (iii) delays or extends the required or scheduled amortization in any way that increases the weighted average life of such Loan by more than 25% from its weighted average life on the related Cut-Off Date, or (iv) provides additional funds to the Obligor of such Loan or any of its Affiliates for the purpose of making any principal, interest or other payment on such Loan or any other Loan necessary in order to keep any such Loan from becoming delinquent.
          Maximum Advance Amount: For any Conduit Lender which is not a Committed Lender, the aggregate Commitments of the Committed Lenders in its Lender Group.
          Maximum Facility Amount: $400,000,000, as such amount may be increased from time to time by agreement among the Borrower, the Facility Agent and the Required Lenders, provided the Rating Agency shall have confirmed in writing to the Borrower and the Facility Agent that (i) such increase will not result in the reduction of its rating of the existing portion of the Rated Facility to below the Required Facility Rating or in a withdrawal of its rating of the existing portion of the Rated Facility, and (ii) its rating of the increased portion of the Rated Facility is at least equal to the Required Facility Rating.
          Maximum Lawful Rate: Defined in Section 2.6(c).
          Maximum Moody’s Rating Factor: With respect to each Loan included in the Collateral (i) as of the Second Restatement Effective Date, a Moody’s Rating Factor equal to 8,070 and (ii) as of any subsequent date of inclusion in the Collateral, a Moody’s Rating Factor equal to 6,500.
          Measurement Date: Each of the following: (i) the date of any Funding Request, (ii) each Funding Date, (iii) each date on which the Borrower acquires or disposes of any Eligible Loan or on which the Lien of this Agreement on any Eligible Loan is released, (iv) each date on which any Loan ceases to be an Eligible Loan or any Eligible Loan becomes a Defaulted Loan, (v) each date on which the Servicer becomes aware of a reduction or withdrawal of the Moody’s Rating of an Eligible Loan, and (vi) as of the date of any Monthly Report.
          Minimum Tangible Net Worth: With respect to the Servicer as at the end of any fiscal quarter during each fiscal year, the sum of (i) $480,000,000 plus (ii) 75% of the Net Proceeds of all Equity Issuances by the Servicer or any subsidiary of the Servicer (other than Equity Issuances to the Servicer or a subsidiary of the Servicer) after March 31, 2010.
          Monthly Available Principal: With respect to any Collection Period, the sum of (i) the aggregate Principal Collections for such Collection Period, plus without duplication, (ii) any Insurance Proceeds, Recoveries, amounts received by the Borrower in connection with the repurchase of an Ineligible Loan pursuant to Section 7.1 of the Purchase Agreement and all amounts received by the Facility Agent in connection with the release of a Transferred Loan pursuant to Section 7.7, to the extent, in the case of this clause (ii), that such Collections are in reduction of or otherwise in respect of the outstanding principal balance of any Loan.
          Monthly Report: Defined in Section 7.11(a).
          Moody’s: Moody’s Investors Service, Inc.

          Moody’s Asset Correlation Factor: A single number determined by the Borrower, or by the Servicer on its behalf, and recalculated by the Documentation Agent pursuant to Section 7.21 of this Agreement in accordance with the Moody’s asset correlation methodology set forth in Annex IV.
          Moody’s Assigned Rating: With respect to any Loan as of any date of determination, (i) the monitored publicly available rating assigned to such Loan by Moody’s, or (ii) the rating corresponding, under the definition of Moody’s Rating Factor, to the Moody’s Credit Estimate assigned to such Loan by Moody’s, in either case that addresses the full amount of the principal and interest payable on such Loan .
          Moody’s Credit Estimate: With respect to a Loan, the credit assessment designated, in the form of a Moody’s Rating Factor, for such Loan by Moody’s upon application by the Borrower in accordance with the Agreement.
          Moody’s Default Probability Rating: With respect to any Loan, as of any Measurement Date, the rating determined in accordance with the following:
     (a) With respect to First Lien Loans and Second Lien Loans, as follows, in the following order of priority:
     (i) if the Obligor has a corporate family rating from Moody’s, such corporate family rating;
     (ii) if clause (i) does not apply and such Loan has a Moody’s Credit Estimate, the rating corresponding to such Moody’s Credit Estimate under the definition of Moody’s Rating Factor; and
     (iii) in any other case, the Moody’s Rating of such Loan; and
     (b) With respect to all other Loans, as follows, in the following order of priority:
     (i) if the Obligor has a senior unsecured obligation with a Moody’s Assigned Rating, such rating;
     (ii) if clause (i) does not apply and such Loan has a Moody’s Credit Estimate, the rating corresponding to such Moody’s Credit Estimate under the definition of Moody’s Rating Factor; and
     (iii) in any other case, the Moody’s Derived Rating of the Loan.
Notwithstanding the foregoing, (A) if the Moody’s rating or ratings used to determine the Moody’s rating above are on watch for downgrade or upgrade by Moody’s, the Moody’s Default Probability Rating will be determined adjusting such Moody’s rating or ratings down two subcategories (if on watch for downgrade), down one subcategory (if on negative outlook) or up one subcategory (if on watch for upgrade), (B) for so long as a Loan is in the process of being reviewed by Moody’s, (x)(I) if an unqualified auditors’ letter has been provided in connection with such review and the Obligor of such Loan has an interest coverage ratio greater than or equal to one (1) with respect to such Loan, the Moody’s Default Probability Rating of such Loan will be deemed “Caal”, and (II) in all other cases, the Moody’s Default Probability Rating will be deemed “Caa3”, and (C) if such Loan is a Rating Pending Loan, such Loan shall for a period of up to ninety (90) days have a Moody’s Default Probability Rating assigned by the Borrower equal to (I) if the Rating Pending Compliance Test is satisfied for the current and each prior Annual Period, the lower letter rating of (x) “B3” (which corresponds to a Moody’s Rating Factor of 3,490) or (y) the rating that the Servicer has applied in good faith using the Moody’s RiskCalc Calculation (which corresponds to a Moody’s Rating Factor determined under in the definition of Moody’s Rating Factor), and (II) otherwise “Caa1” (which corresponds to a Moody’s Rating Factor of 4,770).
          Moody’s Derived Rating: With respect to a Loan not having a Moody’s Assigned Rating, as of any Measurement Date, the rating determined in accordance with the following, in the following order of priority:
     (a) the “Issuer Rating” applicable to the Obligor assigned by Moody’s;
     (b) if no such “Issuer Rating” is available from Moody’s, but there is a subordinated obligation issued by such obligor that has an Moody’s Assigned Rating, then (1) if the Moody’s Assigned Rating of such subordinated obligation is at least “B3” (and, if rated “B3,” not on watch for downgrade), the Moody’s Derived Rating will be the rating which is one rating subcategory higher than such Moody’s Assigned Rating, or (2) if the Moody’s Assigned Rating of such subordinated obligation is less than “B3” (or rated “B3” and on watch for downgrade), the Moody’s Derived Rating will be such Moody’s Assigned Rating;
     (c) if there is no subordinated obligation issued by such obligor that has an Moody’s Assigned Rating, but there is a senior secured obligation issued by such obligor that has an Moody’s Assigned Rating, then (1) if the Moody’s Assigned Rating of such senior secured obligation is at least “Caa3” (and, if rated “Caa3,” not on watch for downgrade), the Moody’s Derived Rating will be the rating which is one subcategory below such Moody’s Assigned Rating, or (2) if the Moody’s Assigned Rating of such senior secured obligation is less than “Caa3” (or rated “Caa3” and on watch for downgrade), then the Moody’s Derived Rating will be “C”;
     (d) if there are no subordinated or senior secured obligations issued by such obligor that have an Moody’s Assigned Rating, but such obligor has a corporate family rating from Moody’s, the Moody’s Derived Rating will be one rating subcategory below such corporate family rating;
     (e) if such obligor does not have any subordinated or senior secured obligation issued and outstanding, which obligation has a monitored public rating from S&P, without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised, and (i) neither such obligor nor any of its affiliates is subject to reorganization or bankruptcy proceedings, (ii) no debt securities or obligations of such obligor are in default, (iii) neither such obligor nor any of its affiliates has defaulted on any debt during the past two years, (iv) such obligor has been in existence for the past five years, (v) such obligor is current on any cumulative dividends, (vi) the fixed-charge ratio for such obligor exceeds 125% for each of the past two fiscal years and for the most recent quarter, (vii) such obligor had a net profit before tax in the past fiscal year and the most recent quarter, and (viii) the annual financial statements of such obligor are unqualified and certified by a firm of independent accountants of international reputation, and quarterly statements are unaudited but signed by a corporate officer, the Moody’s Derived Rating will be “Caal”; and
     (f) otherwise, such Loan shall be deemed not to have a Moody’s Derived Rating;
provided that, with respect to any Participation, to the extent that any seller counterparty is an entity that has (or whose parent corporation has) a long term debt rating of less than “A2” from Moody’s or does not have any rating from Moody’s, the Moody’s Derived Rating will be the lower of (i) “Caa2” and (ii) the rating of the underlying loan obligation as determined pursuant to the provisions of this definition.
          Moody’s Industry Classifications: The industry classifications set forth in Annex II, as such industry classifications shall be updated at the option of the Servicer with the consent of the Facility Agent if Moody’s publishes revised industry classifications.
          Moody’s Rating: With respect to any Loan of any Measurement Date, the rating determined in accordance with the following, in the following order of priority:
          (a) With respect to First Lien Loans:
     (i) if there is an Moody’s Assigned Rating with respect to such Loan, such Moody’s Assigned Rating; or
     (ii) if clause (i) does not apply and the Obligor has a corporate family rating from Moody’s, such corporate family rating; or
     (iii) if neither clause (i) or (ii) apply, the rating that is one rating subcategory above the Moody’s Derived Rating;
          (b) With respect to all other Loans:
     (i) If there is an Moody’s Assigned Rating with respect to such Loan, such Moody’s Assigned Rating; or
     (ii) if there is no such Moody’s Assigned Rating, the Moody’s Derived Rating; and
          (c) If neither clause (a) or (b) applies, such Loan shall be deemed not to have a Moody’s Rating.

Notwithstanding the foregoing, if the Moody’s rating or ratings used to determine the Moody’s rating above are on watch for downgrade by Moody’s, the Moody’s Rating will be determined by adjusting such Moody’s rating or ratings down two subcategories (if on watch for downgrade) or down one subcategory (if on negative outlook).
          Moody’s Rating Factor: For each Loan, the number set forth in the table below opposite the Moody’s Default Probability Rating of such Loan or, in the event Moody’s establishes additional ratings, such other numbers as may be assigned by Moody’s and provided by the Borrower or Moody’s to the Facility Agent:

Moody’s		Moody’s
Default Probability	Moody’s	Default Probability	Moody’s
Rating	Rating Factor	Rating	Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000
          Moody’s Recovery Rate: As of any Measurement Date, (i) with respect to any Loan other than a Broadly Syndicated Loan, (A) the recovery rate specifically assigned to such Loan by Moody’s, or (B) if no recovery rate shall have been so assigned, (x) a rate determined in accordance with clause (ii)(b) below if such Loan is a Rating Pending Loan with respect to Moody’s, and otherwise (y) 0%, and (ii) with respect to a Broadly Syndicated Loan, the recovery rate determined in accordance with the following, in the following order of priority:
     (a) If such Loan has been specifically assigned a recovery rate by Moody’s, such recovery rate;
     (b) For so long as such Loan is a Rating Pending Loan with respect to Moody’s, (i) if such Loan is a First Lien Loan, the Moody’s Recovery Rate shall be deemed to be 45%, (ii) if such Loan is a Second Lien Loan, the Moody’s Recovery Rate shall be deemed to be 20%, and (iii) in each other case, the Moody’s Recovery Rate shall be deemed to be 15%;
     (c) If the Loan is a First Lien Loan or a Second Lien Loan, and no recovery rate is determined pursuant to clause (a) or (b) above, the rate determined pursuant to the table below based on the number of rating subcategories difference between the Moody’s Rating and the Moody’s Default Probability Rating for such Loan (for purposes of clarification, if the Moody’s Rating is higher than the Moody’s Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

Number of Moody’s Ratings
Subcategories Difference Between the
Moody’s Rating for the Loan and the
Moody’s Default Probability Rating	The Moody’s Recovery Rate for First
for such Loan	Lien Loans and Second Lien Loans
+2 or more	60%
+1	50%
0	45%
-1	40%
-2	30%
-3 or less	20%
     (d) For all other Loans that are loans not referred to in clause (b) or (c) above, with respect to which no recovery rate is determined pursuant to clause (a) above, the rate determined pursuant to the table below based on the number of rating subcategories difference between the Moody’s Rating and the Moody’s Default Probability Rating for such Loan or Bond (for purposes of clarification, if the Moody’s Rating is higher than the Moody’s Default Probability Rating, the rating subcategories difference will be positive and if its lower, negative):

Number of Moody’s Ratings
Subcategories Difference Between the
Moody’s Rating for the Loan or Bond
and the Moody’s Default Probability	The Moody’s Recovery Rate for Other
Rating for such Loan	Loans or Bonds
+2 or more	45%
+1	42.5%
0	40%
-1	30%
-2	15%
-3 or less	10%
          Moody’s RiskCalc Calculation: The published risk calculation methodology using the current version of Moody’s RiskCalc; provided, that if there is any change to such methodology or version, such revised methodology or version shall be used for any Moody’s RiskCalc Calculation used herein (and such change shall not require an amendment to this Agreement).
          Multiemployer Plan: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

          1940 Act: The Investment Company Act of 1940, as amended.
          Net Portfolio Collateral Balance: On any date of determination, an amount equal to (i) the Collateral Value of all Eligible Loans (other than Excluded Loans), minus (ii) the Excess Concentration Amount; provided that, with respect to the determination of Collateral Value, the Outstanding Loan Balance of any PIK Loan shall not include any principal amount of such PIK Loan representing previously deferred or capitalized interest.
          Net Proceeds: means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the fair market value of all other property received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance. In the case of shares issued in a stock dividend or similar transaction, the Net Proceeds thereof shall equal the current market value of the such shares at the time of such issuance net of any expenses incurred in respect of such issuance.
          Non-Cooperative Jurisdiction: Any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.
          Noteless Loan: A Loan with respect to which the underlying Loan Documents (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan and (ii) do not permit any holder of the indebtedness created under such Loan to affirmatively request a promissory note from the related Obligor.
          Notes: Defined in Section 2.5(a).
          Obligations: All loans, advances, debts, liabilities and obligations for monetary amounts owing by the Borrower to any Lender, Agent or other Secured Party or any of their assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of any of this Agreement, any other Transaction Document delivered in connection with the transactions contemplated by this Agreement, as amended or supplemented from time to time, whether or not evidenced by any separate note, agreement or other instrument. This term includes all principal, interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), Breakage Costs, fees, including any and all arrangement fees, loan fees, facility fees, and any and all other fees, expenses, costs or other sums (including attorney costs) chargeable to the Borrower under any of the Transaction Documents.
          Obligor: With respect to any Loan, the Person or Persons obligated to make payments pursuant to such Loan, including any guarantor thereof; provided that, solely for purposes of calculating the Excess Concentration Amount and Large Loan Concentration Limit,

all Loans included in the Collateral with respect to an Obligor and any of its Affiliates shall be treated as Loans of such Obligor.
          Obligor Permitted Liens: With respect to an Obligor and its Loan, the following Liens:
          (i) Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
          (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
          (iii) pledges and deposits in the ordinary course of business in connection with workers compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
          (iv) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
          (v) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business of the applicable Person;
          (vi) Liens securing judgments for the payment of money not constituting an event of default under the terms of the applicable Loan;
          (vii) in the case of a Second Lien Loan, the Lien of the senior loan or loans to which such Second Lien Loan is subordinated; and
          (viii) in the case of a subordinated Loan, the Lien or Liens of the senior loan or loans to which such subordinated Loan is subordinated.
          Officer’s Certificate: A certificate signed by any officer of the Borrower or the Servicer, as the case may be.
          Opinion of Counsel: A written opinion of counsel, who may be counsel for the Borrower or the Servicer, as the case may be, and who shall be reasonably acceptable to the Facility Agent.

          Optional Redemption Event: Defined in Section 8.1(b).
          Originator: PCC.
          Outstanding Borrowings: On any date of determination, the aggregate principal amount of Advances outstanding on such day, after giving effect to all repayments of Advances and makings of new Advances on such day.
          Outstanding Loan Balance: With respect to any Loan as of any date of determination, the outstanding principal balance thereof; provided that the Outstanding Loan Balance of any Loan that has not been valued by the Approved Valuation Agent shall be deemed to be zero for purposes of this definition. For the avoidance of doubt, the Outstanding Loan Balance of a PIK Loan shall not include any principal amount of such PIK Loan representing previously deferred or capitalized interest.
          Overcollateralization Ratio: As of any Measurement Date, the ratio (expressed as a percentage) calculated by dividing (i) the Net Portfolio Collateral Balance on such Measurement Date by (ii)(A) the Outstanding Borrowings minus (B) the Account Amounts.
          Overcollateralization Ratio Test: A test that is satisfied as of any Measurement Date, if the Overcollateralization Ratio is at least equal to 200%. For example, if, on any Measurement Date, the Outstanding Borrowings equal $135,000,000, there are no Account Amounts and the Net Portfolio Collateral Balance is equal to or greater than $270,000,000, then the Overcollateralization Ratio Test would be satisfied on such Measurement Date.
          Participant: Defined in Section 11.1(g).
          Participation: An interest in a Loan that is acquired indirectly by way of a participation from a Selling Institution.
          Paying Agent: Defined in the preamble hereto.
          Paying Agent Fee: As defined in the Agents/Backup Servicer Fee Letter.
          Payment Date: (i) The fifteenth (15th) day of each calendar month prior to the occurrence of the Legal Final Maturity Date (or, if such day is not a Business Day, the next succeeding Business Day) and (ii) the Legal Final Maturity Date.
          PCC: Prospect Capital Corporation, a Maryland corporation.
          PCM: Prospect Capital Management LLC, a Delaware limited liability company.
          Permitted Investments: Any one or more of the following types of investments:
          (i) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;

          (ii) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;
          (iii) bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated “A-1+” by S&P and “P-1” by Moody’s;
          (iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with any bank of the type described in clause (iii) above;
          (v) commercial paper (other than asset backed commercial paper) rated at least “A-1+” by S&P and “P-1” by Moody’s;
          (vi) investments in money market funds (which may be managed by the Collateral Custodian or its Affiliates) rated “AAAm” or “AAAm-G” by S&P and in the highest applicable investment category by Moody’s; and
          (vii) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least “A-1+” by S&P and “P-1” by Moody’s;
provided that (A) if such security is rated by S&P, such rating does not include the subscript “f”, “p”, “pi”, “q”, “r” or “t”, (B) such security must mature not later the Business Day before the next Payment Date, (C) such security may not be an interest only security, a mortgage-backed security, a structured finance security or a net interest margin security, (D) such security shall not have been purchased for an amount exceeding the par value thereof, (E) such security is not subject to substantial non-credit related risks, and (F) payments on such security are not subject to any withholding taxes or similar deductions or reductions. Permitted Investments may be purchased by or through the Facility Agent or the Collateral Custodian or their respective Affiliates.
          Person: An individual, partnership, corporation (including a statutory trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
          PIK Loan: A Loan to an Obligor, which provides that any portion of the interest accrued for a specified period of time or until the maturity thereof is, or at the option of the obligor may be, added to the principal balance or otherwise deferred and accrued rather than being paid in cash, provided that any such Loan shall not constitute a PIK Loan if it (i) is a Fixed Rate Loan and requires payment of interest in cash on a current monthly or quarterly basis at a rate of not less than 7.5% per annum or (ii) is not a Fixed Rate Loan and requires payment of interest in cash on a current monthly or quarterly basis at a rate of not less than 3.5% per annum in excess of the applicable rate index. The principal balance of any PIK Loan will not include any principal amount of such PIK Loan representing previously deferred or capitalized interest.
          Pre-Positioned Loan: Any Borrowing Base Eligible Loan which will be funded at the closing of such Loan and which is designated by the Borrower (or the Servicer on the Borrower’s behalf) in writing to the Documentation Agent and the Collateral Custodian as a “Pre-Positioned Loan”. Subject to the foregoing, any Pre-Positioned Loan as to which each of the applicable conditions, obligations, certifications and delivery requirements (as applicable) shall have been satisfied (as confirmed in writing by the Servicer to the Facility Agent and the Collateral Custodian) shall no longer constitute a Pre-Positioned Loan for any purpose under this Agreement.
          Primary Loan Documents: (a) With respect to any Loan (other than those described in (b), (c) or (d) below), the following documents or instruments:
          (i) except in the case of a Noteless Loan, Global Note Loan or a Participation, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in the following form: “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Facility Agent for the Secured Parties”;
          (ii) in the case of a Noteless Loan, a copy of the Loan Register with respect to such Noteless Loan;
          (iii) in the case of a Participation, a copy of the related participation agreement; and
          (iv) originals or copies of each of the following (each in fully executed form), to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees;
          (b) with respect to any Loan which a party other than the Originator acts as lead agent and collateral agent, the following documents or instruments:
          (i) except in the case of a Noteless Loan, Global Note Loan or a Participation, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in the following form: “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Facility Agent for the Secured Parties”;
          (ii) in the case of a Noteless Loan, a copy of the Loan Register with respect to such Noteless Loan;
          (iii) in the case of a Participation, a copy of the related participation agreement; and
          (iv) copies or electronic versions of each of the following (each in fully executed form), to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees;
          (c) with respect to a Broadly Syndicated Loan, the following documents or instruments:
          (i) except in the case of a Noteless Loan, Global Note Loan or a Participation, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in the following form: “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Facility Agent for the Secured Parties”;
          (ii) in the case of a Participation, a copy of the related participation agreement; and
          (iii) copies or electronic versions of each of the following (each in fully executed form), to the extent applicable to the related Loan and to the extent the Originator or the Borrower possesses the same or has reasonable access thereto, any related loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees; or
          (d) with respect to a Bond, the following documents or instruments:
          (i) except in the case of a Global Note Loan, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in the following form: “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Facility Agent for the Secured Parties”;

          (ii) in the case of a Participation, a copy of the related participation agreement;
          (iii) a copy of the final offering memorandum, prospectus or similar marketing document for such Bond; and
          (iv) copies or electronic versions of each of the following (each in fully executed form), to the extent applicable to the related Loan and to the extent the Originator or the Borrower possesses the same or has reasonable access thereto, any related indenture, loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees.
          Prime Rate: The rate announced by Rabobank from time to time as its base rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Rabobank in connection with extensions of credit to debtors.
          Principal Collections: Any and all Collections not constituting Interest Collections.
          Priority of Payments: The priority of payments set forth in Section 2.8.
          Proceeds: With respect to any Collateral, whatever is receivable or received when such Collateral is sold, collected, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any insurance relating to such Collateral.
          Purchase Agreement: The Second Amended and Restated Purchase and Sale Agreement dated as of the Second Restatement Effective Date, between the Originator and the Borrower.
          Purchase Date: Defined in the Purchase Agreement.
          Purchased Loan Balance: As of any date of determination and any Transferred Loan, the least of (i) the Outstanding Loan Balance of such Loan as of such date, (ii) the Fair Market Value of such Loan, and (iii) the excess, if any, of (A) the lesser of the Borrower’s purchase price for such Loan under the Purchase Agreement or the purchase price for such Loan paid by the Originator over the product of (B) the aggregate Principal Collections applied to reduction of the Outstanding Loan Balance of such Loan after the date of purchase multiplied by (x) the purchase price divided by (y) the Outstanding Loan Balance of such Loan on the date of purchase; provided that the Purchased Loan Balance of a Defaulted Loan shall be deemed to be zero.
          Purchasing Lenders: Defined in Section 11.1(c).

          Qualified Agented Loan: means a Loan which (I) (a) was originated as a part of a syndicated loan transaction in accordance with the terms of the Management Manual, (b) the applicable Loan Documents provide for a lead agent and, if such Loan is secured, a collateral agent that in each case (i) is not an Affiliate of the Originator, the Borrower or the related Obligor, (ii) is either (A) a bank or other financial institution, the long-term unsecured senior debt of which is rated at least “A3” by Moody’s, (B) a bank or other financial institution having a holding company that, as of the date of determination, had been listed among the first 20 institutions by rank on the list of syndication agents and arrangers (U.S. Agent Only Volume) in the Gold Sheets published by Reuters Loan Pricing Corporation (or any successor to such list approved by the Facility Agent) in any month within the past 12 months of such date of determination or (C) has been consented to as agent with respect to such Loan by the Facility Agent (such consent not to be unreasonably withheld), and (iii) in each such capacity is agent for all lenders in such syndicated loan transaction and receives payment directly from the Obligor thereof on behalf of such lenders, (c) the right to control the actions of and replace the lead agent and, if applicable, the collateral agent in such syndicated loan transaction is to be exercised by at least a majority in interest of all lenders in such syndicated loan transaction, (d) such Loan consists of 50% or less of the aggregate principal amount of loans issued in such syndicated loan transaction of equal priority with such Loan, and (e) there are in the aggregate, six or more lenders (for which purposes Affiliates shall be treated as a single lender and a lender and special purpose entities sponsored or administered by such lender shall be treated as a single lender) providing loans in all tranches (inclusive of the tranche which includes such Loan) of such syndicated loan transaction, or (II) in the sole discretion of the Facility Agent and at the request of the Borrower, shall be designated as a Qualified Agented Loan.
          Qualified Institution: A depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) that has either a long-term unsecured debt rating of “A1” or better by Moody’s or a short-term unsecured debt rating or certificate of deposit rating of “P-1” or better by Moody’s, (ii) that has a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or, if such entity does not have a short-term unsecured debt rating or certificate of deposit rating from S&P, has a long-term unsecured debt rating of “A+” or better by S&P and (iii) whose deposits are insured by the Federal Deposit Insurance Corporation.
          Qualified Lender: A Person that is a “qualified purchaser” as defined in Section 2(a)(51) of the 1940 Act, and the rules promulgated thereunder and that is not: (a) a broker dealer which owns and invests on a discretionary basis less than U.S.$25 million in securities of unaffiliated issuers; (b) a participant-directed employee plan, such as a 401(k) plan, or a trust fund holding the assets of such plan; (c) an entity formed, reformed or recapitalized for the purpose of investing in the Notes and/or other securities of the Borrower; (d) an investment company excepted from the 1940 Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof (or a foreign investment company under Section 7(d) thereof relying on Section 3(c)(1) or 3(c)(7) with respect to its beneficial owners that are U.S. persons), which was formed on or before April 30, 1996, unless it has received the consent of its beneficial owners who acquired their interests on or before April 30, 1996, with respect to its treatment as a “qualified purchaser” in the manner required by Section 2(a)(51)(C) of the 1940 Act and the rules promulgated thereunder; (e) a (i) partnership; (ii) common trust fund; or (iii) special trust, pension fund or profit sharing or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants or other equity owners, as the case may be, may designate the particular investments to be made, or the allocation thereof; or (f) an entity that has invested more than 40% of its assets in the Notes (or beneficial interests therein) and/or other securities of the Borrower after giving effect to the purchase of the Notes (or beneficial interests therein).
          Quarterly Report: Defined in Section 7.11(b).
          Rabobank: Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, in its individual capacity.
          Rated Facility: The obligations of the Borrower to repay Advances and to pay Interest and Facility Fees (other than Subordinate Interest and Fees) in accordance with this Agreement.
          Rating Agency: Moody’s.
          Rating Condition: With respect to any action taken or to be taken hereunder, a condition that is satisfied when the Rating Agency has confirmed in writing to the Borrower and the Facility Agent that such action will not result in the reduction of its rating of the Rated Facility or in a withdrawal of its rating of the Rated Facility.
          Rating Pending Loan: In the case of Moody’s, a Loan as to which the Servicer shall have applied for a Moody’s Credit Estimate and shall have provided to Moody’s all the information that is required to provide such a Moody’s Credit Estimate, provided that such Loan shall cease to be a Rating Pending Loan with respect to Moody’s on the date on which Moody’s shall have provided, or declined to provide, such Moody’s Credit Estimate.
          Rating Pending Loan Compliance Test: With respect to any Annual Period, from and after the Third Restatement Effective Date, a test that is satisfied so long as no more than two Rating Pending Loans either (i) received a Moody’s Rating Factor higher than the Moody’s Rating Factor assigned to such Rating Pending Loan under clause (C)(I) of the definition of Moody’s Default Probability Rating or (ii) failed to receive a Moody’s Credit Estimate within 90 days following the date the Borrower acquired such Loan.
          Records: With respect to any Transferred Loans, all documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to any item of Collateral and the related Obligors, other than the Loan Documents.
          Recoveries: With respect to any Defaulted Loan, proceeds of the sale of any Related Property, proceeds of any related Insurance Policy, and any other recoveries with respect to such Loan and Related Property, and amounts representing late fees and penalties, net of Liquidation Expenses and amounts, if any, received that are required to be refunded to the Obligor on such Loan.
          Reference Banks: Three banks in the London interbank market selected by the Calculation Agent.

          Register: Defined in Section 11.1(e).
          Regulatory Change: Defined in Section 2.12(a).
          Related Property: With respect to a Loan, any property or other assets of the Obligor thereunder pledged as collateral to the Originator to secure the repayment of such Loan.
          Release Price: Defined in Section 7.7(d).
          Reporting Date: The date that is two (2) Business Days prior to each Payment Date.
          Repurchase Price: For any Transferred Loan purchased by the Servicer pursuant to Section 7.7, an amount equal to the fair market value of such Transferred Loan, which fair market value shall be on terms equivalent to those that could be obtained at arm’s length with a Person not an Affiliate of the Borrower.
          Repurchased Collateral: Defined in Section 7.7(a).
          Required Equity Amount: At any time, an amount equal to the greater of (i) the aggregate Outstanding Loan Balances of the eight largest Borrowing Base Eligible Loans (based on Outstanding Loan Balances) included as part of Collateral, or (ii) $150,000,000.
          Required Equity Test: A test that is satisfied as of any Measurement Date if the Unimpaired Equity Investment is at least equal to the Required Equity Amount.
          Required Facility Rating: As of the Second Restatement Effective Date and as of any date of determination thereafter, a rating of not less than “A2” by Moody’s.
          Required Lenders: At a particular time, (i) if at such time there are fewer than four Lenders, all Lenders (but, in any event, not more than all Lenders excluding any Defaulting Lenders) or (ii) if at such time there are four or more Lenders, three or more Lenders (excluding Defaulting Lenders) with Commitments aggregating at least 66.7% of the Facility Amount (reduced by the amount of all Commitments of Defaulting Lenders). For purposes of determining the number of Lenders under this paragraph, Lenders which are Affiliates of each other or which are members of the same Lender Group shall be deemed to be a single Lender.
          Required Reports: Collectively, the Monthly Report, the Quarterly Report the Servicer’s Certificate and the annual and quarterly financial statements required to be delivered pursuant to Sections 7.11(d), (e) or (f).
          Responsible Officer: As to the Borrower or PCC (in any capacity hereunder), John Barry, M. Grier Eliasek and Brian H. Oswald and, as to any other Person, any officer of such Person with direct responsibility for the administration of this Agreement, and also, in each case, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. The Borrower and the Servicer may designate other Responsible Officers from time to time by notice to the Facility Agent.

          Revolving Period: The period commencing on the Closing Date and ending on the day immediately preceding the Termination Date. The Revolving Period may not re-commence after the occurrence of the Termination Date (by reason of a waiver of any related Termination Event or otherwise), except with consent of the Borrower, the Facility Agent, the Servicer and each Lender and satisfaction of the Rating Condition.
          Risk Rating Model: The Subservicer’s risk rating classification (as set forth in the Management Manual).
          Rolling Three-Month Charged-Off Ratio: For any day, the rolling three period average Charged-Off Ratio for the three immediately preceding Collection Periods.
          Rolling Three-Month Default Ratio: For any day, the rolling three period average Default Ratio for the three immediately preceding Collection Periods.
          S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
          Scheduled Commitment Termination Date: June 11, 2012 or if such day is not a Business Day, the next preceding Business Day), or such later date as mutually agreed among the Borrower, the Facility Agent, the Servicer and each Lender and subject to satisfaction of the Rating Condition.
          Scheduled Payment: On any Determination Date, with respect to any Loan, each monthly payment (whether principal, interest or principal and interest) scheduled to be made by the Obligor thereof after such Determination Date under the terms of such Loan.
          Second Lien Loan: With respect to a Loan having a Moody’s Credit Estimate, a Loan which Moody’s has classified as a second lien loan for purposes of such Moody’s Credit Estimate.
          Second Restatement Effective Date: June 11, 2010.
          Secured Party: Each Lender and each other Affected Party.
          Securities Custodian: U.S. Bank National Association, in its capacity as Securities Custodian under the Custody Agreement.
          Securities Intermediary: The “securities intermediary,” as defined in the applicable UCC, with respect to any Transaction Account and financial assets therein.
          Selling Institution: An institution from which the Borrower acquires a Participation.
          Senior Secured Loan: A Loan that (i) is not (and is not permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such Loan, other than any senior obligation that is held entirely or controlled by the Borrower, (ii) is secured by a valid first priority perfected security interest or lien in, to or on the assets of the Obligor under such Loan (such assets to include the cash flow of the Obligor) which security interest or lien is not subordinate to the security interest or lien securing any other obligation for borrowed money, other than any senior obligation that is held entirely or controlled by the Borrower and (iii) the Servicer determines in its sole discretion to have collateral (including the valuation of the Obligor based upon cash flows) securing the Loan on or about the time of origination; provided, that, notwithstanding the foregoing, any right of payment pursuant to any of (x) any obligation which is less than the greater of $1,000,000 or 10% of the outstanding principal amount of such Loan, (y) a revolving credit facility for working capital that is senior to such Loan and is collateralized by a valid first priority perfected security interest in the accounts receivable or other specific asset classes of the Obligor or (z) a hedging agreement between the Obligor and a hedging counterparty provided to enhance the collateral securing the Loan and the long-term cash flow of the Obligor shall be permitted hereunder and shall not otherwise disqualify such Loan as a Senior Secured Loan. A Loan that (A) is subordinate to one or more senior obligations held or controlled by an Affiliate of the Borrower and (B) would satisfy the requirements of clauses (i) and (ii) above if such senior obligations were instead held and controlled by the Borrower, shall be deemed to satisfy the requirements of clauses (i) and (ii) above if the Borrower and the relevant Affiliate shall have entered into an intercreditor agreement, in form and substance reasonably satisfactory to all Lenders providing that the effective priority in right of payment of the Obligor’s obligations to the Borrower and the effective priority of the Borrower’s security interest or lien, as applicable, securing such Loan are at least pari passu with the security interest or lien securing such other senior obligation.
          Senior Servicing Fee: For each Payment Date, an amount equal to the sum of the products, for each day during the related Collection Period, of (i) the Outstanding Loan Balance of each Loan as of the preceding Determination Date, (ii) the applicable Servicing Fee Rate, and (iii) a fraction, the numerator of which is one and the denominator of which is 365 (or, with respect to a Collection Period, or the portion thereof, which occurs in a leap year, 366 days).
          Servicer: PCC and its permitted successors and assigns as servicer hereunder.
          Servicer Advance: An advance of Scheduled Payments made by the Servicer pursuant to Section 7.5. For purposes of Section 2.8, a Servicer Advance in respect of a Scheduled Payment of principal shall be applied as a Principal Collection, and a Servicer Advance in respect of a Scheduled Payment of interest or other amounts shall be applied as an Interest Collection.
          Servicer Termination Event: Defined in Section 7.18.
          Servicer’s Certificate: Defined in Section 7.11(c).
          Servicing Duties: Those duties of the Servicer which are enumerated in Section 7.2.
          Servicing Fee: For each Payment Date, the Senior Servicing Fee and the Subordinate Servicing Fee (if any) for such Payment Date.
          Servicing Fee Rate: A rate equal to 1.00% per annum in the case of the Senior Servicing Fee and 1.00% per annum in the case of the Subordinate Servicing Fee; provided that in the case of any Successor Servicer which is not an Affiliate of the Originator, the Servicing Fee Rate shall be a rate equal to 1.00% per annum in the case of the Senior Servicing Fee and 0% in the case of the Subordinate Servicing Fee.
          Servicing Records: All documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property rights) prepared and maintained by the Servicer with respect to the Transferred Loans and the related Obligors.
          Structured Finance Obligation: Any asset-backed security, collateralized debt obligation, mortgage-backed security, commercial mortgage-backed security or similar instrument, in each case, issued in order to securitize a pool of financial assets (subject primarily to corporate credit risk) that constitute the primary or sole collateral and source of payment for such securities or investments, but shall exclude (for the avoidance of doubt) any collateral that is secured by leases.
          Structuring Agent Fee Letter: The letter agreement between the Originator and Rabobank in respect of, among other things, a structuring agent fee payable to Rabobank in respect of the transactions provided by the Purchase Agreement and this Agreement.
          Subordinated Loan: Any Loan (i) that is, by its terms (or is expressly permitted by its terms to become), subordinate in right of payment or lien priority to any other Indebtedness of such Obligor, other than any indebtedness, obligations or liabilities constituting Indebtedness solely by reason of clause (v) of the definition of Indebtedness, (ii) for which the Obligor thereunder has a Debt/EBITDA Ratio of more than 5.0:1.0, and (iii) that has a Moody’s Recovery Rate equal to or less than 15%.
          Subordinate Interest and Fees: With respect to a Payment Date, the excess, if any of (i) the aggregate amount of Interest and Facility Fees which are accrued and unpaid through such Payment Date, over (ii) the Cap Amount for such Payment Date. Subordinate Interest and Fees shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.
          Subordinate Servicing Fee: For each Payment Date, an amount equal to the sum of the products, for each day during the related Collection Period, of (i) the Outstanding Loan Balance of each Loan as of the preceding Determination Date, (ii) the applicable Servicing Fee Rate, and (iii) a fraction, the numerator of which is one and the denominator of which is 365 (or, with respect to a Collection Period, or the portion thereof, which occurs in a leap year, 366 days).
          Subservicer: PCM, as adviser under the Advisory Agreement.
          Successor Servicer: Defined in Section 7.19(a).
          Successor Servicer Expenses: The out-of-pocket expenses of any Successor Servicer that may be reimbursed pursuant to this Agreement or the Backup Servicing Agreement.
          Supplemental Interests: With respect to any Transferred Loan, any equity interests, warrants, options, purchase rights, overriding royalties or similar rights issued to or acquired by the Originator or the Borrower in connection with and secured by the same Related Property, payable under a specified priority of payments and otherwise integrated with the terms of the Transferred Loan; provided that, the Gas Solutions Interest, to be transferred as required pursuant to Section 2.3 of the Purchase Agreement, shall be deemed to be a Supplemental Interest. For the avoidance of doubt, no amount shall be included in the Net Portfolio Collateral Balance or the Borrowing Base in respect of Supplemental Interests.
          Support Advances: With respect to a Conduit Lender, any loans, drawings or other extensions of credit to or for the account of such Conduit Lender or its Funding Source, or any purchases from such Conduit Lender or its Funding Source, under any Support Facility to finance such Conduit Lender’s making or maintaining its Advances hereunder.
          Support Facility: Any liquidity or credit support facility or instrument (including any loan agreement, asset purchase agreement, participation agreement, swap agreement, letter of credit or surety bond) to which a Conduit Lender or its Funding Source is a party or under which it has rights and under which such Conduit Lender or Funding Source may receive financing for such Conduit Lender’s making or maintaining its Advances hereunder.
          Support Provider: With respect to a Conduit Lender, any Liquidity Provider and any other Person extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender or its Funding Source or issuing a letter of credit, surety bond, swap agreement or other instrument to support any obligations arising under or in connection with the commercial paper, variable funding or medium term note program of such Conduit Lender or its Funding Source or any collateral agent under a security agreement to which such Conduit Lender is a party.
          Syndication Agent: Defined in the preamble hereto.
          Tangible Net Worth: With respect to any Person, the total of stockholder’s equity of such Person (determined in accordance with GAAP) after (i) subtracting therefrom the aggregate amount of such Person’s intangible assets, including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks and (ii) subtracting such Person’s unrealized appreciation on investments, or adding back such Person’s unrealized depreciation on investments, as the case may be.
          Tax Reserve Account: Defined in Section 7.4(f)(i).
          Taxes: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Government Authority.
          Termination Date: The earliest to occur of (i) the date declared by the Facility Agent in respect of the occurrence of a Termination Event and automatically in respect of any Termination Event occurring as a result of either an Optional Redemption Event or an Event of Default, (ii) a date selected by the Borrower upon at least 30 days’ prior written notice to the Facility Agent, or (iii) the Scheduled Commitment Termination Date.
          Termination Event: Defined in Section 8.1(a).

          Termination Notice: Defined in Section 7.18.
          Third Restatement Effective Date. The date on which each of the conditions set forth in Section 3.1 shall have been satisfied or waived in accordance with the provisions of this Agreement.
          Transaction Account: Each of the Collection Account, the Interest Reserve Account, each Tax Reserve Account (if any) and the Custody Account.
          Transaction Documents: This Agreement, the Purchase Agreement, the Custody Agreement, the Backup Servicing Agreement, each Account Control Agreement, the Guaranty Agreement and any additional document, letter, fee letter, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.
          Transferred Loans: Each Loan that is acquired by the Borrower under the Purchase Agreement. Any Transferred Loan that is (i) repurchased or reacquired by the Originator pursuant to the terms of Section 7.1 of the Purchase Agreement, (ii) purchased by the Servicer pursuant to the terms of Section 7.7 or (iii) otherwise released from the lien of this Agreement pursuant to Section 6.3 or 7.7 shall not be treated as a Transferred Loan for purposes of this Agreement, except as otherwise provided in the definitions of “Charged-Off Ratio” and “Default Ratio” contained herein.
          Transition Costs: The reasonable costs and expenses incurred by the Backup Servicer in transitioning to Servicer; provided, however, that the Facility Agent’s consent shall be required if such Transition Costs exceed $50,000 in the aggregate.
          UCC: The Uniform Commercial Code as from time to time in effect in the specified jurisdiction or, if no jurisdiction is specified, the State of New York.
          Underlying Note: With respect to a Loan (other than a Noteless Loan or a Participation), the promissory note of an Obligor evidencing such Loan.
          Unimpaired Equity Investment: As of any date of determination, the excess of (i) the sum of (A) the Account Amounts and (B) the aggregate Outstanding Loan Balances of all Borrowing Base Eligible Loans, over (ii) the aggregate Outstanding Borrowings.
          United States: The United States of America.
          Unmatured Termination Event: An event that, with the giving of notice or lapse of time, or both, would become a Termination Event.
          Unreimbursed Servicer Advances: At any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time in accordance with the Priority of Payments and that the Servicer has determined in its sole discretion will not be recoverable from Collections with respect to the related Transferred Loan.

          Unused Commitment: On any date of determination with respect to a Committed Lender, the excess, if any, of its Commitment over the aggregate outstanding Advances funded by such Committed Lender (after giving effect to any changes in such Commitment, any making or repayment of Advances and any purchases of Advances by such Committed Lender from its related Conduit Lender pursuant to Section 2.1(i) on such date).
          USBank: U.S. Bank National Association, in its individual capacity.
          USA PATRIOT Act: Means the Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
          Weighted Average Coupon: As of any Measurement Date shall equal a fraction (expressed as a percentage and rounded up to the next 0.001%) equal to the sum of the weighted average coupons on the Collateral Values of all Eligible Loans, other than any Excluded Loan or any Loan, or portion thereof which is then included in the computation of Excess Concentration Amount, which are Fixed Rate Loans determined by (i) multiplying the Collateral Value of each such Fixed Rate Loan by the current cash-pay per annum rate at which it pays interest, (ii) summing the amounts determined pursuant to clause (i) for all such Eligible Loans, and (iii) dividing such sum by the aggregate Collateral Values of all such Eligible Loans, provided that if the rate on any such Eligible Loan is variable, the lowest rate applicable to such Eligible Loan shall be used in making such calculation.
          Weighted Average Life: At any date of determination, the number obtained by (i) summing the products obtained by multiplying the number of months from and including the month in which such date of determination falls to but excluding the month when each periodic scheduled principal payment is to be received under each Eligible Loan by the amount of each such payment, and (ii) dividing the sum total by the total amount of all principal payments to be received under all Eligible Loans. Principal payments under any Eligible Loan used for the purposes of this calculation shall be reduced proportionately to the amount of any reduction in the Collateral Value of such Eligible Loan as a result of the inclusion of any portion thereof in the computation of Excess Concentration Amount or such Loan being an Excluded Loan.
          Weighted Average Moody’s Rating Factor: On any Measurement Date, the number obtained by dividing (i) the summation of the series of products obtained for the Collateral Value of each Eligible Loan, other than any Excluded Loan or any Loan, or portion thereof, which is then included in the computation of the Excess Concentration Amount, by multiplying the Collateral Value of each such Loan on such Measurement Date by its respective Moody’s Rating Factor on such Measurement Date by (ii) the aggregate Collateral Values of all Eligible Loans on such Measurement Date and rounding the result up to the nearest whole number.
          Weighted Average Moody’s Recovery Rate; At any Measurement Date, a ratio (expressed as a percentage and rounded up to the nearest tenth of a percent) obtained by summing the products obtained by multiplying the Collateral Value of each Eligible Loan, other than any Excluded Loan or any Loan, or the portion thereof, which is then included in the computation of the Excess Concentration Amount, by its applicable Moody’s Recovery Rate, dividing such sum by the aggregate Collateral Values of all such Loans, multiplying the result by

100 and rounding up to the first decimal place. For purposes of determining the Weighted Average Moody’s Recovery Rate, the Collateral Value of a Defaulted Loan shall be deemed to be zero.
          Weighted Average Spread: As of any Measurement Date shall equal a fraction (expressed as a percentage and rounded up to the next 0.001%) equal to the sum of the weighted average spread on the Collateral Value of all Eligible Loans, other than any Excluded Loan or any Loan, or portion thereof, which is then included in the computation of the Excess Concentration Amount, that are not Fixed Rate Loans, determined by (i) multiplying the Collateral Value of each such Loan by the cash-pay per annum spread over the applicable LIBOR (with respect to Loans that do not bear interest based upon LIBOR, the spread shall be deemed to be the all-in rate minus the LIBO Rate in effect on such Measurement Date) and (ii) summing the amounts determined pursuant to clause (i) for all such Eligible Loans, and (iii) dividing such sum by the aggregate Collateral Values of all such Eligible Loans, provided that if the spread on any Eligible Loan is variable, the lowest spread applicable to such Eligible Loan shall be used in making such calculation.